Exhibit 2.1

Execution Version

Contribution AGREEMENT

This contribution AGREEMENT (this "Agreement") is dated as of April 16, 2013 (the "Effective Date"), by and among Net Element International, Inc., a Delaware corporation ("NETE"), Unified Payments, LLC, a Delaware limited liability company ("Contributor"), TOT Group, Inc., a Delaware corporation ("Holdco"), Oleg Firer and Georgia Notes 18 LLC, a Florida limited liability company (Oleg Firer and Georgia Notes 18 LLC are individually referred to herein as the "Member" and collectively as the "Members"). Each of NETE, Contributor, Holdco and the Members is referred to herein individually as a "Party" and, collectively, as the "Parties." Certain capitalized terms used in this Agreement are defined on Appendix 1.

PREAMBLE

WHEREAS, the Parties caused the formation of Holdco.

WHEREAS, the Parties will cause the formation of (i) TOT Payments, LLC, a Florida limited liability company and a wholly-owned subsidiary of Holdco ("TOT Unified Sub") and (ii) six wholly owned subsidiaries of TOT Unified Sub, each, a Florida limited liability company (collectively, "TOT Operating Subs"), by filing, in each case, of the Certificate of Formation with the Secretary of State of the State of Florida.

WHEREAS, NETE, has made a loan in an aggregate principal amount of $750,000 to Contributor (the "Bridge Loan") on the terms and conditions set forth in that certain loan agreement by and between Contributor, as borrower, and NETE, as lender (the "Loan Agreement"), and certain other related agreements and documents, including, without limitation, that certain Pledge Agreement and Non-Recourse Guaranty.

WHEREAS, NETE is the owner of 100% interest in Net Element Russia, LLC, a wholly-owned subsidiary of NETE ("NETE Russia"), and NETE Russia currently owns the participation interests representing ninety-nine percent (99%) of the charter capital of TOT Money LLC, a limited liability company organized and existing under the laws of Russian Federation ("TOT Money Russia").

WHEREAS, the parties contemplate that, at the Closing, Contributor will (i) contribute and transfer all of its Assets (other than the membership interests in the Contributor's subsidiaries) to TOT Unified Sub and (ii) cause each of Contributor's subsidiaries to, contribute and transfer all of their respective Assets to the applicable TOT Operating Subs in exchange for (a) the issuance by Holdco to Unified of that number of shares of common stock, par value $.0001 per share, of Holdco ("Holdco Stock") constituting ten percent (10%) of the entire issued and outstanding shares of Holdco Stock and (b) the assumption by Holdco of the Contributor Assumed Liabilities.

WHEREAS, the parties contemplate that concurrently with the Closing, NETE will execute and deliver that certain Agreement of Purchase and Contribution of Participation Interest (the "Participation Interest Agreement") pursuant to which (i) NETE will acquire from NETE Russia the participation interests representing seventy percent (70%) of the charter capital of TOT Money Russia, (ii) upon such acquisition, NETE will contribute to Holdco such participation interests, and (iii) after such contribution, Holdco will contribute to its subsidiary TOT Group Russia LLC, a limited liability company currently being formed under the laws of Russian Federation ("TOT Group Russia") such participation interests, resulting in Holdco indirectly (through TOT Group Russia) owning such 70% interest, along with all of the assets and liabilities of TOT Money Russia (including, without limitation, all intercompany loans and other liabilities), in exchange for the issuance by Holdco to NETE of that number of shares of Holdco Stock constituting ninety percent (90%) of the entire issued and outstanding shares of Holdco Stock.

WHEREAS, as a result of the contributions by Contributor and NETE, (i) TOT Unified Sub will become the sole owner (directly and indirectly through TOT Operating Subs) of all the Assets of Contributor (other than the membership interests in the Contributor's subsidiaries), (ii) Holdco will become the sole indirect (through TOT Group Russia) owner of the participation interests representing seventy percent (70%) of the charter capital of TOT Money Russia, (iii) Holdco will be the sole member of TOT Unified Sub, TOT Unified Sub will be the sole member of the TOT Operating Subs and (v) the Contributor will become the initial holder of 10% of Holdco Stock (such contribution by the Contributor, such issuance of the Holdco Stock to Contributor and all other transactions contemplated in this Agreement and other Transaction Documents are referred to herein collectively as the "Transactions").

WHEREAS, it is contemplated that at any time after the Closing, Contributor (as the initial holder of 10% of Holdco Stock) may distribute to Contributor's members and executives such Holdco Stock received by Contributor.

WHEREAS, it is contemplated that, concurrently with the execution and delivery by the Parties of this Agreement, a former member of Contributor, Georgian Notes 18 LLC and its sole member will execute and deliver to NETE and Holdco that certain Supplemental Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. RECITALS.

1.1 Recitals. The foregoing recitals are true and correct and are incorporated herein by reference thereto.

2. COVENANTS AND UNDERTAKINGS.

2.1 Contributions; Assumption and Issuance.

2.1.1 Contemporaneously with the Closing, Contributor shall (i) contribute, transfer, and assign all of its Assets (other than the membership interests in the Contributor's subsidiaries) to TOT Unified Sub and (ii) cause each of Contributor's subsidiaries to, contribute, transfer, and assign all of their respective Assets to the applicable TOT Operating Subs, free and clear of all Liabilities (other than the Contributor Assumed Liabilities) and Liens (other than Permitted Liens), and its subsidiaries and, in exchange therefore, (a) Holdco shall accept and assume the Contributor Assumed Liabilities and (b) Holdco shall issue to Contributor the Holdco Stock constituting, in the aggregate, ten percent (10%) of the entire issued and outstanding Holdco Stock. No Contributor's or its subsidiaries' respective related parties' or Affiliates' liabilities (including any indebtedness) will be assumed by TOT Unified Sub, any of its subsidiaries or affiliates or Holdco. Notwithstanding the immediately preceding sentence, (i) Georgia Notes 18 LLC's preferred membership interest in Contributor plus PIK interest accrued thereon will be (i) converted on January 1, 2014 to eight percent (8%) interest only loan (interest compounding annually with a balloon due on January 1, 2017) and (ii) upon such conversion, such loan will be assumed by TOT Unified Sub. The Contributor's contribution, transfer and assignment as set forth in this Section 2.1.1 shall be subject to NETE's agreement pursuant to the Participation Interest Agreement, to acquire from NETE Russia the participation interests representing seventy percent (70%) of the charter capital of TOT Money Russia and, upon such acquisition, contribute to Holdco such the participation interests, after which Holdco will contribute such participation interests to TOT Group Russia, resulting in Holdco (indirectly through TOT Group Russia) owning such 70% interest, along with all of the assets and liabilities of TOT Money Russia (including, without limitation, that certain indebtedness (in the principal amount of $12.9 million as of December 31, 2012) of TOT Money Russia to NETE Russia), in exchange for the issuance by Holdco to NETE of that number of shares of Holdco Stock constituting ninety percent (90%) of the entire issued and outstanding shares of Holdco Stock. The Parties agree that any requirements and formalities required by the Russian law with respect to the transfers and assignments of the participation interests representing seventy percent (70%) of the charter capital of TOT Money Russia shall be completed at Closing or as soon as practicable after Closing.

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2.1.2 Immediately after the Closing, subject to GAAP, the Bridge Loan shall be deemed converted into NETE's equity in Holdco and shall be treated as NETE's contribution to Holdco's capital.

2.1.3 Immediately after the Closing, Contributor (as the initial holder of 10% of Holdco Stock) may distribute to Contributor's members and executives such Holdco Stock received by Contributor in the following proportions: Oleg Firer - 4%; other Contributor's members and executives - in such proportions the Contributor Representative shall determine in his sole discretion.

2.1.4 Other than the Contributor Assumed Liabilities, neither TOT Unified Sub nor Holdco or any of their respective subsidiaries shall assume any liabilities or obligations of Contributor or any of its subsidiaries of Affiliates whatsoever, whether past, present or future, accruing prior, on or after the Effective Date, contingent or not, known or unknown, matured or not (collectively, the "Contributor Retained Liabilities"). The Contributor Retained Liabilities shall be all liabilities and obligations of Contributor and its subsidiaries and their respective Affiliates that are not Contributor Assumed Liabilities. By way of example and not of limitation, the Contributor Retained Liabilities shall include any and all liabilities and obligations directly or indirectly related to Contributor's or any of its subsidiaries' of Affiliates' employees, and any employment related or employee benefits related obligations, liabilities and/or claims (including any and all payroll, bonuses, golden parachutes or any other compensation liabilities whatsoever, COBRA or any other termination of employment claims or obligations), any and all Taxes (including any and all payroll liabilities, payroll and other employee-related taxes), any and all liabilities with respect to any written or oral contracts, agreements, arrangements (including, without limitation, any promotional arrangements whatsoever), any litigation liabilities, any liability for any claims, including any claims related to, with respect to or arising out of any and all IP, etc.

2.2 Tax Effect. None of the Parties have made nor do any of them make herein any representation or warranty as to the tax consequences of the Transactions to any party hereto. It is understood and agreed that each Party has looked to its own advisors for advice and counsel as to such tax effects.

2.3 Computation. For purposes of Section 5.11, not later than ten (10) days prior to the Closing, the Contributor Representative shall deliver to NETE's Chief Financial Officer a detailed computation of the Annualized Gross Processing Revenue either (a) from January 1, 2013 through February 28, 2013 if the Closing occurs before April 22, 2013 or (b) from January 1, 2013 through March 31, 2013 if the Closing occurs on or after April 22, 2013, and shall include therewith all materials supporting such computation (the "Computation"). For up to ten (10) days from the date of receipt of the Computation, Holdco (acting through NETE's Chief Financial Officer) shall have the right to review such computation at Holdco’s expense. Contributor shall provide Holdco and NETE's Chief Financial Officer any and all information reasonably requested and shall provide them reasonable access during normal business hours to relevant personnel, properties, books and records of Contributor for the purpose of such review. If NETE's Chief Financial Officer, upon or before its completion of the review of such Computation, notifies the Contributor Representative in writing that Holdco agrees with and accept the Computation, then such Computation and the amount of Annualized Gross Processing Revenue set forth in such Computation shall be deemed accepted by Holdco.

2.4 Consents, Waivers and Approvals. Contributor covenants to Holdco and NETE to use its commercially reasonable efforts to obtain the waivers, consents and approvals of all persons whose waivers, consents or approvals, (i) are required in order to consummate the Transactions, or (ii) is required by any agreement, lease, instrument, arrangement, judgment, decree, order or license to which Contributor is a party or subject on the Closing Date, and (a) which would prohibit, or require the waiver, consent or approval of any Person to the Transactions or (b) under which, without such waiver, consent or approval, any of the Transactions would constitute an occurrence of default under the provisions thereof, result in the acceleration of any obligation thereunder, or give rise to a right of any party thereto to terminate its obligations thereunder.

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2.5 Conduct of the Business During Interim Period.

2.5.1 Except with the prior written consent of NETE's Chief Financial Officer to the Contributor Representative with respect to Contributor's covenants under this section, Contributor covenant to Holdco that it will (and will cause its subsidiaries to), during the Interim Period:

(a) conduct and operate each of their respective businesses in the ordinary course and use their commercially reasonable efforts to preserve their respective businesses intact, to keep available the services of their officers and employees, and to preserve the goodwill of clients, customers, suppliers and others having business relations with their business;

(b) maintain their Assets in the same condition as such Assets are in as of the Effective Date, reasonable wear and tear excepted and not liquidate such Assets to cash, accounts receivable or any other current assets other than in the ordinary course of business consistent with prior practice;

(c) keep in force at no less than their present limits all existing insurance policies insuring their Assets or their respective businesses;

(d) (i) except in the ordinary course of business, not enter into any Contract, commitment, arrangement or transaction with respect to their respective businesses which involves any obligation which cannot be performed or terminated within thirty (30) days or which involves future payments or receipts, performance of services, or delivery of goods to or by their respective businesses of an amount or value in the aggregate in excess of Twenty-Five Thousand Dollars ($25,000.00), or (ii) suffer, permit or incur any of the transactions or events described in Section 3.9 to the extent such events or transactions are within the control of the applicable Parties;

(e) not make or permit any change in their Organizational Documents, or in their respective authorized, issued or outstanding securities;

(f) not increase the compensation payable or to become payable to any of their officers, employees or agents and not make any bonus payment or arrangement to any of such persons, in each case, other than in the ordinary course of business consistent with past practice;

(g) not make any loans or advances to any person or entity;

(h) not grant any stock option or right to purchase any security of such company, or issue any security convertible into such securities, purchase, redeem, retire or otherwise acquire any of such securities, or agree to do any of the foregoing, nor declare, set aside or pay any dividend or other distribution in respect of such securities;

(i) not make any contribution to or distribution from any employee benefit plan, pension plan, stock bonus plan, 401(k) plan or profit sharing plan;

(j) not suffer, permit or incur any indebtedness for borrowed money in excess of $50,000 in the aggregate, or permit or suffer the imposition of any lien, charge, or claim upon any of their Assets, except for Liens currently in place or Liens that arise in the ordinary course of business;

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(k) not enter into or implement any new Benefit Plans and not amend in any material respect the terms of any Benefit Plans which are in existence other than as required by any applicable law;

(l) not enter into any oral or written Contract or any transaction with any Affiliate, other than in the ordinary course of business;

(m) not make any capital expenditure in excess in the aggregate of Twenty-Five Thousand Dollars ($25,000.00);

(n) not take any action, or by inaction permit any action to be taken or event to occur, which would have to be disclosed on Exhibit 3.9;

(o) shall not directly or indirectly assign, transfer or otherwise dispose of its Ownership Interests in any subsidiary or any other interest or right in such subsidiaries, including, without limitation, granting any Person any subscriptions, options or warrants for any Ownership Interests of such subsidiaries, any right to Control such subsidiaries, or any right or interest in or to any asset or any business of such subsidiaries; and

(p) promptly advise each other in writing of any matters arising or discovered after the Effective Date which, if existing or known at the Effective Date, would be required to be set forth or described in this Agreement or the Schedules or Exhibits hereto or which could reasonably be expected to have a Material Adverse Effect on such Party; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Contributor herein or the Schedules hereto for the purposes of Article 3 hereof, unless (x) the Schedules have been updated to include the effect of actions that are contemplated by or permitted under this Agreement or (ii) Contributor shall have expressly consented to such modification in writing.

2.5.2 Except with the prior written consent of NETE's Chief Financial Officer to the Contributor Representative with respect to Contributor's covenants under this section, Contributor covenants to Holdco that it will not make, during the Interim Period, any change in their banking arrangements or grant any powers of attorney with respect to their Assets and/or their business. During the Interim Period, Contributor shall not maintain the amount of its Inventories at the level of Inventories consistent with the last twelve (12) month prior to the Effective Date and in the quantities sufficient to meet current and anticipated demand.

2.6 Due Diligence. During the Interim Period, Contributor will use its commercially reasonable efforts to allow NETE (acting through it Chief Financial Officer), its counsel and his other representatives full access to all the books, records, files, documents, assets, properties, contracts and agreements of Contributor and its subsidiaries which may be reasonably requested and which relate to the Transaction, and shall furnish NETE (acting through it Chief Financial Officer) and its representatives during such period with all information concerning the affairs of Contributor which may be reasonably requested and which relate to the Transaction. As part of the examination process, NETE (acting through its Chief Financial Officer) and/or its representatives shall be allowed at any time prior to the Closing Date to interview any one or more of Contributor's officers or directors. In addition, NETE (acting through its Chief Financial Officer) and/or its representatives shall be allowed, subject to prior written consent of Oleg Firer and the right of Oleg Firer to participate, to interview all other employees and independent contractors of Contributor and its subsidiaries.

2.7 Covenants Not to Compete. Contributor agrees, and shall cause its subsidiaries, members and principals (Oleg Firer, Anthony Holder and Vladimir Sadovsky), to enter at the Closing into a Covenant Not to Compete, substantially in the form attached as Exhibit 2.7.

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2.8 Satisfaction of Conditions. Contributor shall use its good faith efforts, and take all such actions within their control as may be reasonably necessary or appropriate, to cause the satisfaction of the conditions set forth in Article 5 with respect to Contributor and the consummation of the Transactions.

2.9 Intentionally Omitted.

2.10 Intentionally Omitted.

2.11 IP. For avoidance of doubt, all IP (including, without limitation, all patens) of Contributor and its Affiliates shall to be contributed at Closing to Holdco.

2.12 Transfer Taxes. Contributor shall be responsible for (and shall indemnify and hold harmless Holdco and its managers, officers, employees, Affiliates, agents, successors and assigns against) any sales, use, stamp, documentary stamp, filing, recording, transfer or similar fees or taxes or governmental charges (including any interest and penalty thereon) payable in connection with the contribution of the Assets of Contributor to TOT Operating Subs ("Contributor Transfer Taxes"). To the extent that any Contributor Transfer Taxes are required to be paid by Holdco or TOT Unified Sub or TOT Operating Subs (or such Contributor Transfer Taxes are assessed against Holdco or TOT Unified Sub or TOT Operating Subs), Contributor shall promptly reimburse Holdco or TOT Unified Sub or TOT Operating Subs, as applicable, for such Contributor Transfer Taxes. Holdco and Contributor shall cooperate and consult with each other prior to filing any Tax Returns in respect of Contributor Transfer Taxes; provided, however, Holdco shall have the right to initially pay any Contributor Transfer Taxes (for which Contributor shall promptly reimburse Holdco). Holdco and Contributor shall cooperate and otherwise take commercially reasonable efforts to obtain any available refunds for Contributor Transfer Taxes.

2.13 Working Capital. The Parties acknowledge that, after the Closing, Holdco will need approximately $3,000,000 of working capital (less the amount of the Bridge Loan) for Holdco to execute on the business plan, such business plan to be approved by Holdco's board of directors. The source of such funds will be the working capital of TOT Money Russia.

3. REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR. As of the Effective Date or as of the Closing Date (as applicable), each of Contributor and each of the Members represents and warrants to Holdco and NETE as follows:

3.1 Organization and Standing; Subsidiaries. Contributor is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Contributor has the following subsidiaries: New Edge Payments, LLC (formerly known as MPS Acquisition, LLC), Process Pink Payments, LLC (formerly known as Process Pink Payments Acquisition, LLC), Hospitality Payment Solutions, LLC (formerly known as Hospitality Payment Systems Acquisition, LLC), First Business Solutions, LLC (formerly known as FBS Acquisition, LLC) and BPS Acquisition, LLC. Contributor owns, legally and beneficially and free and clear of all Liabilities and Liens, all of the issued and outstanding Ownership Interests in such subsidiaries. None of such subsidiaries has entered into or granted, or agreed to grant, any contracts, commitments, pre-emptive rights, rights of first refusal or other rights or agreements under which any such subsidiary is or may become obligated to issue any Ownership Interests to any Person.

3.2 Authority and Status. Contributor has all necessary and appropriate power and authority to enter into this Agreement, to consummate the Transactions and has all necessary and appropriate power and authority to own its Assets and properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction where such qualification is required. This Agreement and each of the other Transaction Documents which is to be executed by Contributor has been or will be, duly executed and delivered by Contributor and this Agreement and each of such other agreements and instruments constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of Contributor, enforceable against it in accordance with their respective terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other Laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at Law.

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3.3 Capitalization; Organizational Documents.

3.3.1 Oleg Firer and Georgia Notes 18 LLC collectively own, legally and beneficially and free and clear of all Liabilities and Liens (other than a Lien in favor of NETE with respect to the Bridge Loan), all of the issued and outstanding membership interests of Contributor in the following proportions: Oleg Firer - 75.5% of common membership interests of Contributor and Georgia Notes 18 LLC - 24.5% of common membership interests of Contributor and 100% of preferred membership interests of Contributor, such membership interest being duly and validly issued and non-assessable. Other than common and preferred membership interests in Contributor listed in the immediately preceding sentence, there is no other Ownership Interest (including, without limitation any economic interests) in Contributor issued or outstanding. Immediately prior to the Closing, none of the members of Contributor has directly or indirectly assigned, transferred or otherwise disposed of its Ownership Interest in Contributor or any other interest or right in Contributor, including, without limitation, granting any Person any subscriptions, options or warrants for any interest of Contributor, any right to Control Contributor, or any right or interest in or to any asset or any business of Contributor. Contributor has not entered into or granted, or agreed to grant, any contracts, commitments, pre-emptive rights, rights of first refusal or other rights or agreements under which Contributor is or may become obligated to issue any interests in Contributor.

3.3.2 The Contributor has delivered to Holdco and NETE all true, correct and complete copies of Contributor's Organizational Documents listed in Exhibit 3.3.2. Each such Organizational Document has not been amended, modified or repealed and remains in full force and effect.

3.4 Absence of Equity Investment. Except for the subsidiaries of Contributor, Contributor does not, directly or indirectly, own of record or beneficially any shares or other equity interests in any Person.

3.5 Liabilities and Obligations of Contributor.

3.5.1 Attached hereto as Exhibit 3.5.1 are true, correct and complete copies of Contributor's audited balance sheets as of December 31, 2011 and unaudited balance sheets as of December 31, 2012 and the related statements of income and cash flows for the calendar years then ended (the "Contributor Annual Financial Reports"). Also attached hereto to Exhibit 3.5.1 are a true, correct and complete copy of Contributor's unaudited balance sheet as of February 28, 2013 (the "Contributor Balance Sheet Date") and the related statement of income and cash flows for the period then ended (the "Contributor Interim Financial Statements"). The books and records of Contributor fairly reflect the transactions to which Contributor is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance with GAAP and all applicable legal requirements. The Contributor Annual Financial Reports and Contributor Interim Financial Statements have been prepared from and are in complete accordance with the books and records of Contributor, are true and complete statements of the financial position of Contributor as of their respective dates, have been prepared in accordance with GAAP consistently applied, fairly present the financial position and results of operations of Contributor as of the respective dates thereof, and disclose all liabilities of Contributor, whether absolute, contingent, accrued or otherwise, existing as of the respective dates thereof, which are required to be shown under GAAP.

3.5.2 Contributor does not have any liability or obligation related to its Assets or business (whether accrued, absolute, contingent or otherwise) except for (i) the liabilities and obligations which are disclosed and reserved against in the Contributor Interim Financial Statements, (ii) the liabilities and obligations incurred since the Contributor Balance Sheet Date in the ordinary course of business, or (iii) the liabilities and obligations which are disclosed in any Exhibit to this Article 3.

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3.5.3 Except as disclosed in the Contributor Interim Financial Statements or Exhibit 3.5.3, Contributor is not in default with respect to any liabilities or obligations which are related to its Assets or business, and all such liabilities or obligations shown and reflected in the Contributor Interim Financial Statements or Exhibit 3.5.3, and such liabilities incurred or accrued subsequent to the date of the Contributor Interim Financial Statements have been, or are being, paid or discharged as they become due, and all such liabilities and obligations were incurred in the ordinary course of business consistent with past practice.

3.6 Taxes. Except as disclosed in on Exhibit 3.6, each of Contributor and its subsidiaries has timely filed all Tax Returns required to be filed by it and all such Tax Returns are true, correct, and complete in all material respects. Except as disclosed on Exhibit 3.6, all Taxes (whether or not shown on any Tax Return) owed by each of Contributor and its subsidiaries have been timely paid in full. Except as disclosed in on Exhibit 3.6, there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Contributor or any of its subsidiaries. Except as disclosed in on Exhibit 3.6, no claim has ever been made by a governmental authority in a jurisdiction where the Contributor or any of its subsidiaries has never paid Taxes or filed Tax Returns asserting that the Contributor or such subsidiary is or may be subject to Taxes assessed by such jurisdiction. Except as disclosed on Exhibit 3.6, there are no liens with respect to Taxes upon any Assets of Contributor other than liens for current Taxes not yet due and payable. Except as disclosed in on Exhibit 3.6, all Taxes which the Contributor or any of its subsidiaries are required by law to withhold or to collect for payment have been duly withheld and collected and have been timely paid to the appropriate governmental authority. Except as disclosed on Exhibit 3.6, Contributor has no liability for any Taxes that might impose transferee liability on Holdco, TOT Unified Sub or TOT Operating Subs, except for those Taxes for which a reserve has been accrued on Contributor’s Balance Sheet. No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code.

3.7 Ownership of Assets; Real Property.

3.7.1 Exhibit 3.7.1 attached hereto contains a list of all Assets owned by Contributor and all of its subsidiaries (if any), and depreciation schedules of the assets shown thereon. Contributor has good and marketable title to all of its Assets subject to no Liabilities (other than Contributor Assumed Liabilities) and Liens whatsoever. Contributor either owns or leases all assets and properties which are necessary to conduct its business. Exhibit 3.7.1 includes a list of all leases of all equipment of which Contributor or any of its subsidiaries is a lessee, including respective expiration dates and monthly rentals. All equipment owned or leased by Contributor and any of its subsidiaries is usable and operable in its business and is in good operating condition and reasonable state of repair, subject only to ordinary wear and tear.

3.7.2 Each of the leases and agreements described in Exhibit 3.7.1 is in full force and effect and constitutes a legal, valid and binding obligation of Contributor and the other respective parties thereto and is enforceable in accordance with its terms, and there is not under any of such leases or agreements existing any default of Contributor or of any other respective parties thereto (or event or condition which, with notice or lapse of time, or both, would constitute a default).

3.7.3 Contributor is not a party to any contract or obligation whereby there has been granted to anyone an absolute or contingent right to purchase, obtain or acquire any rights in any of the Assets, properties or operations of Contributor or any of its subsidiaries, other than sale of Contributor's Inventories in the ordinary course of business.

3.7.4 None of Contributor or any of its subsidiaries owns any real property. Exhibit 3.7.4 includes a list of all leases of real estate of which Contributor is a lessee, including respective expiration dates and monthly rentals. The parcels of property described in Exhibit 3.7.4 as the leased real property (collectively, the "Contributor Real Property") are the only real estate leased by Contributor. Each of the leases described in Exhibit 3.7.4 is in full force and effect and constitutes a legal, valid and binding obligation of Contributor and the other parties thereto and is enforceable in accordance with its terms, and there is not under any of such leases existing any default of Contributor or of any other party thereto (or event or condition which, with notice or lapse of time, or both, would constitute a default). None of the property shown on Exhibit 3.7.4 is leased or subleased by Contributor to any other person or entity. Contributor leases all real estate which is necessary to conduct its business. No taxes, assessments, water charges or sewer charges relating to the Contributor Real Property or the Contributor Improvements are delinquent and there are no special taxes, assessments or charges pending or, to the knowledge of Contributor, threatened against the Contributor Real Property or the Contributor Improvements. All water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by law or by the normal use and operation of the Contributor Real Property and the Contributor Improvements currently service the Contributor Real Property and the Contributor Improvements in such capacities as are required by law or by the normal use and operation of the Contributor Real Property and the Contributor Improvements. The Contributor Real Property and the Contributor Improvements are usable and operable in the business of Contributor and the Contributor Improvements are in good operating condition and reasonable state of repair, subject only to ordinary wear and tear. The Contributor Real Property is being operated and maintained in full compliance with all building code, zoning and other applicable local, state and federal ordinances, regulations and requirements which affect the use and operation thereof, with all contracts related thereto and with all applicable Permits. Contributor has not received any notice of violation of law or municipal ordinance, order or requirement having jurisdiction over or affecting the Contributor Real Property.

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3.7.5 Contributor has obtained and maintained in full force and effect to the date hereof and will continue through Closing Date all Permits required for the normal use and operation of the Contributor Real Property and the Contributor Improvements as currently operated. A complete and correct list of all such Permits is set forth on Exhibit 3.7.5. Contributor has complied in all respects with all such Permits and has no reason to believe and has not received any notice that any such Permits will not be renewed upon expiration or of any conditions which will be imposed in order to receive any such renewal. Except as described on Exhibit 3.7.5, all of such Permits will remain in full force and effect after the consummation of the Transactions.

3.7.6 Contributor has full right and power to sell, convey, assign, transfer and deliver to TOT Operating Subs good and valid title to all of the Assets of Contributor, free and clear of any and all Liabilities (other than the Contributor Assumed Liabilities) and Liens. The Assets of Contributor are not subject to any preemptive right, right of first refusal or other right or restriction. The contribution and assignment of the Assets of Contributor as contemplated by this Agreement will give TOT Operating Subs possession of, and the right to use, all tangible and intangible property and assets required for conducting the business of Contributor as conducted as of the Effective Date and as contemplated to be conducted as of the Closing Date. Upon Closing, TOT Unified Sub will be entitled to the continued possession and use of all of Contributor's Assets. Except for the Contributor's Assets, there are no other assets, properties or rights, including IP rights, that are required by TOT Unified Sub to conduct the business in a manner consistent with the manner the business of Contributor is conducted as of the Effective Date and as contemplated to be conducted as of the Closing Date.

3.8 Agreement Does Not Violate Other Instruments; Permits and Approvals. Other than as set forth on Exhibit 3.8, the execution and delivery of this Agreement and the other Transaction Documents to which Contributor is a party and which have been or will be executed and delivered by Contributor and the consummation by Contributor of the Transactions do not or will not (as applicable) (i) violate, or conflict with, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or require any consent pursuant to, any provision of the respective Organizational Documents of Contributor, (ii) violate, or conflict with, result in any breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or require (other than those which have been or prior to the Closing Date will be obtained) any consent pursuant to, or result in the creation of any Lien on any asset of Contributor under, any Contract of Contributor, or (iii) violate any Law applicable to Contributor. No permit or approval of, or other designation, notice, declaration or filing with or other consent with respect to, any Governmental Entity, financial institution, or any other Person is required to be obtained by Contributor in connection with the execution or delivery by Contributor of this Agreement or the other Transaction Documents to which Contributor is a party and which have been or will be executed and delivered in connection herewith, or the performance of Contributor's obligations hereunder and thereunder.

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3.9 Absence of Changes. Since the Contributor Balance Sheet Date, neither Contributor nor any of its subsidiaries has, except as disclosed on Exhibit 3.9 attached hereto:

3.9.1 Transferred, assigned, conveyed or liquidated any of its Assets or business or entered into any transaction or incurred any liability or obligation which affects its Assets or business, other than in the ordinary course of its business consistent with past practice.

3.9.2 Suffered any change in its business, operations, financial condition or prospects which may have a Material Adverse Effect, or has become aware of any event which may result in any such material adverse change.

3.9.3 Suffered, permitted or incurred the imposition of any lien (other than the Lien in favor of NETE in connection with the Bridge Loan), charge, encumbrance (which as used herein includes, without limitation, any mortgage, deed of trust, conveyance to secure debt or security interest) or claim upon the Contributor, any of its Assets or business, except such liens that will be released prior to the Closing or any current year lien with respect to personal or real property taxes not yet due and payable.

3.9.4 Committed, suffered, permitted or incurred any default in any material liability or obligation involving its Assets or business.

3.9.5 Made or agreed to any change in the terms of any contract or instrument to which it is a party which may have a material adverse effect on its Assets or business.

3.9.6 Paid, agreed to pay or incurred any obligation for any payment for, any contribution or other amount to, or with respect to, any of its Benefit Plans, or paid any bonus to, or granted any increase in the compensation of, its officers, agents or employees, or made any increase in the pension, retirement or other benefits of its directors, officers, agents, field representatives or other employees.

3.9.7 Incurred any other liability or obligation or entered into any transaction with respect to its Assets or business other than in the ordinary course of business consistent with past practice and in no event in excess of Twenty-Five Thousand Dollars ($25,000.00) in any single case or in the aggregate.

3.9.8 Delayed or postponed the payment of any liabilities, whether current or long term, or failed to pay in the ordinary course of business any liability on a timely basis.

3.9.9 Waived, canceled, sold or otherwise disposed of, for less than the face amount thereof, any claim or right which it has against others.

3.9.10 Promised, declared or made distributions, dividends or other payments to any of its members, or issued any additional interests or rights, options or calls with respect to the Ownership Interest in Contributor, or redeemed, purchased or otherwise acquired any Ownership Interest in Contributor, or made any change whatsoever in Contributor's capital structure.

3.9.11 Other than the Bridge Loan, incurred any indebtedness or any obligation for any payment of any indebtedness, except current liabilities incurred in the ordinary course of business consistent with past practice that may be prepaid without premium or penalty and in no event in excess of Twenty-Five Thousand Dollars ($25,000.00) in any single case or in the aggregate.

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3.9.12 Received a notice or otherwise was made aware of any non-performance under, or cancellation or termination of, any agreement or order from any client or customer representing more than one percent (1%) of the monthly volume of its business.

3.10 Litigation. Except as otherwise set forth in Exhibit 3.10 hereto, there is no suit, action, proceeding, claim or investigation pending or, to the knowledge of Contributor, threatened against or affecting the Assets or the business of Contributor, and, to the knowledge of Contributor, there exists no basis or grounds for any such suit, action, proceedings, claim or investigation. None of the items described in Exhibit 3.10, singly or in the aggregate, if pursued and/or resulting in a judgment would have, to Contributor's knowledge, a Material Adverse Effect on Contributor, or the right of Contributor to consummate the Transactions.

3.11 Licenses and Permits; Compliance With Law.

3.11.1 Contributor holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the use and/or conduct of its Assets and business, as currently operated or used. All such licenses, certificates, permits, franchises and rights are listed on Exhibit 3.11.1. Contributor has not conducted its business or used its Assets in any jurisdictions without all licenses, certificates, permits, franchises and rights required for the conduct of its business and the use of its Assets in such jurisdiction. Further, Contributor is not presently charged with, nor is under governmental investigation or inquiry with respect to, any actual or alleged violation of any statute, ordinance, rule or regulation, nor is presently the subject of any pending or, to the knowledge of Contributor, threatened adverse proceeding by any regulatory authority having jurisdiction over its Assets or business.

3.11.2 Except as set forth on Exhibit 3.11.2 hereto:

(a) Contributor is presently conducting its business so as to comply in all material respects with all Laws applicable to Contributor.

(b) Neither Contributor, nor any of its officers, directors, managers, employees, agents or Affiliates, is a Prohibited Person and, to the knowledge of Contributor, none of the brokers, investors or agents (including foreign agents and foreign counterparties) of Contributor or any of its Affiliates is a Prohibited Person.

(c) Contributor, its officers, directors, managers and employees are in full compliance with the USA Patriot Act, the IEEPA, the TEA and other anti-terrorism laws, in each case to the extent that any of the foregoing laws are applicable to Contributor or any of their respective officers, directors and employees.

(d) Neither Contributor, nor any of its officers, directors, managers, employees or Affiliates has conducted any business or entered into any transaction with any "Foreign Shell Bank" (as defined in the USA Patriot Act) or any "Senior Foreign Political Figure" (as defined in the U.S. Treasury Release entitled "Guidance on Enhanced Scrutiny for Transactions that May Involve Proceeds of Foreign Official Corruption"). Neither Contributor nor any of its officers, directors, managers, employees or Affiliates has made, offered or agreed to offer anything of value to any foreign or other governmental official, political party or candidate for government office nor have they otherwise taken any action which would cause Contributor to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

(e) There have been no audits of Contributor's compliance with any applicable law or regulation by any person.

3.12 Contracts, Etc.

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3.12.1 The Contributor has delivered to Holdco and NETE an accurate and complete list of all Contracts with independent sales organizations. Other than the Contracts with independent sales organizations, Exhibit 3.12 hereto consists of a true and complete list of all Contracts and other instruments, of any kind or nature, whether oral or written, of Contributor.

3.12.2 All of the Contracts, policies of insurance or instruments described in any of the Exhibits attached hereto are valid and binding upon Contributor and the other parties thereto and are in full force and effect and enforceable in accordance with their terms, and none of Contributor nor, to the knowledge of Contributor, any other party to any such contract, commitment or arrangement has breached any provision of, or is in default under, the terms thereof, and there are no existing facts or circumstances which would prevent the work in process of Contributor or its contracts and agreements from maturing in due course into fully collectible Contributor AR.

3.13 Labor Matters. Exhibit 3.13 sets forth a list of all employees and independent contractors of Contributor, their current salaries or rates and Contributor's salary increase guidelines. Except as set forth on Exhibit 3.13, within the last three (3) years Contributor has not been the subject of any union activity or labor dispute, nor has there been any strike of any kind called or, to the knowledge of Contributor, threatened to be called against it; and, except as set forth on Exhibit 3.13, Contributor has not violated any federal, state, or other governmental statutes, regulations, or ordinances relating to employment and labor matters, including, without limitation, the requirements relating to the documentation of the nationality of employees. The staffing and employment levels of Contributor are now, and will be at Closing, sufficient to run its business as presently being conducted. There has not been, and there will not be, any material adverse change in relations with employees and independent contractors of Contributor as a result of the Transactions.

3.14 Benefit Plans. Exhibit 3.14 contains a list of all Benefit Plans of Contributor. None of the Assets or business of Contributor is subject to any lien under Section 412(n) of the Code or Section 4068 of ERISA. Contributor does not have any actual unsatisfied liabilities with respect to its Benefit Plans. With respect to each such plan, full payment has been made of all amounts that Contributor is required, under the terms of each such plan, to have paid as contributions to that plan. The Assets and business of Contributor or Holdco will not be subject to any liability for contributions under the Benefit Plans of Contributor after the Closing.

3.15 Environmental Matters. No Contributor Real Property has been used by Contributor for the handling, treatment, storage or disposal into the environment of any Hazardous Substance (as hereinafter defined). No release, discharge, spillage or disposal of any Hazardous Substance and no soil, water or air contamination by any Hazardous Substance has occurred or is occurring in, from or on the Contributor Real Property. Contributor has complied with all environmental reporting requirements under any applicable federal, state or local environmental laws and permits, and there are no existing violations by Contributor of any such environmental laws or permits. There are no claims, actions, suits, proceedings or investigations related to the presence, release, production, handling, discharge, spillage, transportation or disposal of any Hazardous Substance or contamination of soil, water or air by any Hazardous Substance pending or, to the best knowledge of Contributor, threatened with respect to the Contributor Real Property or otherwise against Contributor in any court or before any state, federal or other governmental agency or private arbitration tribunal and there is no basis for any such claim, action, suit, proceeding or investigation. For the purposes of this Agreement, "Hazardous Substance" shall mean any hazardous or toxic substance or waste as those terms are defined by any applicable federal, state or local law, ordinance, regulation, policy, judgment, decision, order or decree regulation.

3.16 Insurance. Set forth in Exhibit 3.16 is a complete list of all insurance policies which Contributor has maintained within the preceding three (3) years. Except as set forth in Exhibit 3.16, such policies are in full force and effect and no event has occurred which would give any insurance carrier a right to terminate any such policy. Such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which the Assets and business of Contributor are exposed. Since January 1, 2012, there has not been any change in Contributor's relationship with its insurers or in the premiums payable pursuant to such policies. Except as set forth in Exhibit 3.16, none of the insurance policies currently in effect or in effect at the time of the Closing contains any prohibition on, or requirement for consent to, with respect to the Transactions.

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3.17 Related Party Relationships. Except as set forth in Exhibit 3.17, no shareholder, member, manager, officer or director of Contributor possesses, directly or indirectly, any beneficial interest in, or is a director, officer or employee of, any corporation, partnership, firm, association or business organization which is a client, supplier, customer, lessor, lessee, lender, creditor, borrower, debtor or contracting party with or of Contributor with respect to the business of Contributor (except as a stockholder holding less than a one percent (1%) interest in a corporation whose shares are traded on a national or regional securities exchange or in the over the counter market).

3.18 Intellectual Property.

3.18.1 As used herein,

(a) "Exploit" shall mean develop, design, test, modify, make, use, sell, have made, used and sold, import, reproduce, market, distribute, commercialize, support, maintain, correct and/or create derivative works of. "Exploitation" shall mean the development, design, testing, modification, making, usage, sale, having made, used and sold, importation, reproduction, marketing, distribution, commercialization, support, maintenance, correction and/or creation of derivative works of.

(b) "IP" shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, divisionals, reissues and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, corporate names and doing business designations together with all translations, adaptations, derivations, variations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, protectable rights in data and databases, moral rights of authors, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software and firmware including computer software code, applications, utilities, development tools, diagnostics, and databases, whether in source code, interpreted code, or object code, and data and related documentation, (f) all Internet domain names and universal resource locators; (g) all mask works and any other rights in semiconductor topologies; (h) all copies and tangible embodiments thereof (in whatever form or medium) of any of the foregoing; and (i) all good will associated with, and all derivatives, improvements and refinements of, any of the foregoing; and (j) all other proprietary rights relating to any of the foregoing, including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions.

(c) "IP Registrations" shall mean registrations and applications for IP.

(d) "Internal Systems" shall mean, with respect to any Person, the software and documentation and the computer, communications and network systems, laboratory equipment, reagents, materials and test, calibration and measurement apparatus used by such Person in its business or operations or to develop, manufacture, fabricate, assemble, provide, distribute, support, maintain or test any such Person's Customer Product.

(e) "Open Source Materials" shall mean all software, documentation or other material that is distributed as "free software," "open source software," or under a similar licensing or distribution model, including, but not limited to, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), or any other license described by the Open Source Initiative as set forth on www.opensource.org.

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(f) "Contributor IP" shall mean the Contributor Owned IP and the Contributor Licensed IP.

(g) "Contributor Licensed IP" shall mean all IP that is licensed to Contributor by any third party.

(h) "Contributor Owned IP" shall mean all IP owned or purported to be owned by Contributor, in whole or in part.

(i) "Contributor Registrations" shall mean IP Registrations that are registered or filed in the name of Contributor, alone or jointly with others.

(j) "Contributor Source Code" shall mean the source code in Contributor's possession or control for any software included in any Customer Products of Contributor, Internal Systems of Contributor or Contributor Owned IP.

3.18.2 Contributor owns or has the right to use pursuant to license, sublicense, agreement, or permission, all Contributor IP. Exhibit 3.18 identifies each item of Contributor IP, and each Contributor Registration, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, names of all current applicant(s) and registered owner(s), as applicable. Exhibit 3.18 identifies each agreement, contract, assignment or other instrument pursuant to which Contributor has obtained any joint or sole ownership interest in or to each item of Contributor Owned IP. All Contributor Registrations are valid and enforceable and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of Contributor.

3.18.3 The IP identified on Exhibit 3.18 is sufficient for the conduct of the business of Contributor as presently conducted and as contemplated on the Effective Date to be conducted in the future. The Contributor IP constitutes all IP necessary to (a) Exploit the Customer Products of Contributor, (b) use the Internal Systems as they are currently used and contemplated on the Effective Date to be used in the future, and (c) otherwise conduct the business of Contributor in the manner currently conducted and contemplated on the Effective Date to be conducted in the future.

3.18.4 No third party inventions, methods, services, materials, processes or software are included in or required to Exploit the Customer Products of Contributor or Internal Systems currently used by Contributor, except as identified on Exhibit 3.18. None of the Customer Products of Contributor or Internal Systems currently used by Contributor includes shareware, freeware or other software or other material that was obtained by Contributor from third parties other than pursuant to the license agreements identified on Exhibit 3.18.

3.18.5 Each item of Contributor IP will be owned or available for use by TOT Unified Sub immediately following the Closing on substantially identical terms and conditions as it was owned or available for use by Contributor immediately prior to the Closing. Except as set forth in Exhibit 3.18, Contributor is the sole and exclusive owner of all Contributor IP, free and clear of any Liens and all joint owners of the Contributor Owned IP are listed in Exhibit 3.18.

3.18.6 Neither Contributor nor any of its Affiliates has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any IP rights of any person, and neither Contributor nor any of its Affiliates has received in writing any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Contributor or any of its Affiliates must license or refrain from using any IP rights of any person). Contributor is not aware of any interference with, infringement upon, misappropriation, or any other conflict with, any of the Contributor IP by any person. Contributor has no legal opinions, studies, market surveys or analyses relating to any alleged or potential infringement, violation or misappropriation.

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3.18.7 Contributor has taken reasonable measures to protect the confidentiality of each item of trade secrets and confidential information comprising a part of Contributor Owned IP. Contributor has complied with all applicable contractual and legal requirements pertaining to information privacy and security. Contributor has not received any written notice of any complaint relating to, and Contributor does not have any reason to believe that there has been, any improper use or disclosure of, or a breach in the security of, any such information and no such complaint is, to the knowledge of Contributor, threatened against Contributor. There has been no (a) unauthorized disclosure by Contributor or its employees or independent contractors or any third party accessing the Internal Systems of Contributor or of any third party proprietary or confidential information in the possession, custody or control of Contributor, or (b) breach of Contributor's security procedures wherein unauthorized disclosure of confidential information has occurred. Contributor has not licensed any of its trademarks.

3.18.8 Exhibit 3.18 identifies each item of Contributor Licensed IP. Exhibit 3.18 lists each such license, sublicense, agreement, or permission, whether written or oral, pursuant to which Contributor uses the Contributor Licensed IP. Contributor has made available to NETE and Holdco correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to the Effective Date). With respect to each such item of Contributor Licensed IP: (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect; (ii) neither Contributor nor any of its Affiliates is, and, to the knowledge of Contributor, no other party to the license, sublicense, agreement or permission is, in breach or default in any respect, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; (iii) neither of Contributor nor any of its Affiliates has, and to the knowledge of Contributor, no other party to the license, sublicense, agreement, or permission has, repudiated any provision thereof; (iv) the underlying item of IP of Contributor is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (vi) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, is threatened in writing which challenges the legality, validity, or enforceability of the underlying item of IP of Contributor; and (vii) neither of Contributor nor any of its Affiliates has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

3.18.9 Exhibit 3.18 identifies each license, covenant or other agreement pursuant to which Contributor has assigned, transferred, licensed, distributed or otherwise granted any right or access to any person, or covenanted not to assert any right, with respect to any past, existing or future Contributor IP (other than non-exclusive licenses to end-user customers entered into in the ordinary course of business). Except as described in Exhibit 3.18, Contributor has not agreed to indemnify any person against any infringement, violation or misappropriation of any third party IP rights arising from the Exploitation of Contributor's Customer Products. Except as set forth in Exhibit 3.18, Contributor is not a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future IP to any person.

3.18.10 Contributor has not licensed, distributed or disclosed, and Contributor does not have any knowledge of any distribution or disclosure by others (including its employees and contractors) of the Contributor Source Code to any person, except pursuant to agreements identified in Exhibit 3.18, and Contributor has taken reasonable measures to prevent unauthorized disclosure of such Contributor Source Code. No event has occurred, and no circumstance or condition exists, that will, or would reasonably be expected to, nor will the consummation of the Transactions, result in the disclosure or release of such Contributor Source Code by Contributor, its agent(s), or any other person or third party.

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3.18.11 Except with respect to Open Source Materials that may be embedded in or otherwise from part of software licensed to Contributor by third parties, of which Contributor does not have knowledge, Exhibit 3.18 lists all Open Source Materials that Contributor has utilized in the development of its Customer Products or Internal Systems and describes the manner in which such Open Source Materials have been utilized, including whether and how the Open Source Materials have been utilized, modified and/or distributed by Contributor. Except as specifically identified in Exhibit 3.18, and except with respect to Open Source Materials that may be embedded in or other form part of software licensed to Contributor by third parties, of which Contributor does not have knowledge, Contributor has not: (a) incorporated Open Source Materials into, or combined Open Source Materials with, Contributor's Customer Products, (b) distributed Open Source Materials in conjunction with any other software developed or distributed by Contributor, (c) used Open Source Materials that create, or purport to create, liabilities for Contributor with respect to its Customer Products or grant, or purport to grant, to any third party, any rights or immunities under IP rights including, but not limited to, using any Open Source Materials that require, as a condition of Exploitation of such Open Source Materials, that other software incorporated into, derived from or distributed with such Open Source Materials be (a) disclosed or distributed in source code from, (b) licensed for the purpose of making derivative works, or (c) redistributable at no charge or minimal charge.

3.18.12 Each employee and independent contractor of Contributor who has been involved in the development of the Contributor Owned IP has executed a written agreement expressly assigning to Contributor all right, title and interest in any inventions and works of authorship, whether or not patentable, invented, created, developed, conceived and/or reduced to practice during the term of such employee's employment or such independent contractor's work for Contributor, and all IP rights therein, or with respect to moral rights has waived all moral rights therein to the extent permissible, and such assignments are valid and binding.

3.18.13 The Customer Products and the Internal Systems currently used by Contributor are free from defects in design, workmanship and materials that substantially impair the operation of such Customer Products or the Internal Systems and substantially conform to the written documentation and specifications therefor that are made available to third parties. Such Customer Products and the Internal Systems do not contain any disabling devices, virus, worm, back door, Trojan horse or other disruptive or malicious code included by Contributor or, to the knowledge of Contributor, included by third parties, for the purpose of impairing their intended performance or otherwise permitting unauthorized access to, hampering, deleting or damaging any computer system, software, network or data. Contributor has not received any written warranty claims, contractual terminations or requests for settlement or refund due to the failure of such Customer Products to meet their specifications or otherwise to satisfy end user needs or for harm or damage to any person except as set forth in Exhibit 3.18.

3.18.14 Contributor has neither sought, applied for nor received any support, funding, resources or assistance from any federal, state, local or foreign governmental or quasi-governmental agency or funding source in connection with the Exploitation of its Customer Products or Internal Systems, or any facilities or equipment in connection therewith.

3.19 Indebtedness. Attached hereto as Exhibit 3.19 is a list of all instruments, agreements or arrangements pursuant to which Contributor has borrowed any money, incurred any indebtedness, established any line of credit, pledged any of its Assets, or made any guarantees secured by its Assets, any of which represents a liability of Contributor on the Effective Date. Contributor has performed all the obligations required to be performed by it to the date hereof pursuant to the obligations listed on Exhibit 3.19 and Contributor is not in default under any mortgage, indenture, note or other obligation for, or relating to, borrowed money to which Contributor is a party, or to which any property or assets belonging to, or used by, Contributor is subject, and there has not occurred any event which, but for the passage of time or giving of notice, or both, would constitute a default.

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3.20 Accounts Receivable and Notes Receivable. Attached hereto as Exhibit 3.20 is a true and complete list of all of the accounts receivable of Contributor (collectively, the "Contributor AR") as of the Effective Date and all of the notes receivable of Contributor (collectively, the "Contributor NR") as of the Effective Date. Exhibit 3.20 shall be brought current as of the Closing Date. All sales and services made or provided on credit between the date hereof and the Closing will have been properly recorded on the books of Contributor in the ordinary course of business. All of the Contributor AR represent or will represent valid obligations arising from sales actually made or services actually performed by Contributor. Unless paid prior to the Closing Date, the Contributor AR as of the Closing Date (the "Closing Date Contributor AR") and Contributor NR as of the Closing Date (the "Closing Date Contributor NR") are or will be as of the Closing Date current and collectible. Contributor shall make good faith best efforts to collect in full each of the Closing Date Contributor AR, without any set-off, within ninety (90) days after the day on which it first becomes due and payable. Each of the Closing Date Contributor NR will be collected in full, without any set-off, when due. There is no contest, claim, or right of set-off with any obligor of any of the Contributor AR as of the Effective Date or any of the Contributor NR as of the Effective Date relating to the amount or validity of such Contributor AR or such Contributor NR. There will be no contest, claim, or right of set-off with any obligor of any of the Closing Date Contributor AR or any of the Closing Date Contributor NR relating to the amount or validity of such Contributor AR or such Contributor NR. All payments with respect to the Closing Date Contributor AR shall be credited to the specific Contributor Account Receivable as the applicable customer or client directs.

3.21 Suppliers. Attached hereto as Exhibit 3.21 is a true and complete list of all persons and/or entities from which Contributor has purchased any supplies, materials or Inventories for Ten Thousand Dollars ($10,000) or more within the last twelve (12) months prior to the Effective Date, along with their respective addresses and telephone numbers. Contributor has not received any notices indicating, and Contributor has no reason to believe, that any supplier of Contributor has taken or contemplates any steps which could disrupt the business relationship of Contributor with said supplier or could result in the diminution in the value of the Assets or business of Contributor as a going concern.

3.22 Antitrust Matters. Contributor has conducted and is conducting its business and operations in compliance with all federal and state antitrust and trade regulation laws, statutes, rules and regulations, including without limitation, the Sherman Act, the Clayton Act, the Robinson Patman Act, the Federal Trade Commission Act, state laws patterned after any of the above, all laws forbidding price-fixing, collusion, or bid-rigging, and rules above. With respect to any of the foregoing, Contributor is not presently directly or indirectly involved with, charged with, or under any governmental investigation with respect to, and there is no basis or grounds for, any charge, claim, investigation, suit, action, proceeding or any actual or alleged violation of any such law, statute, rule or regulation.

3.23 Brokers. No broker, finder, agent or similar intermediary has acted on behalf of Contributor or its shareholders in connection with this Agreement or the Transaction, and no brokerage commissions, finder's fees, consulting fees or similar fees or commissions are payable by Contributor or its shareholders in connection therewith based on any agreement, arrangement or understanding with any of them.

3.24 Exhibits. All Exhibits attached hereto pursuant to Section 3 are true, correct and complete as of the Effective Date, and will be true, correct and complete as of the Closing, except to the extent that such Exhibits may be untrue, incorrect or incomplete due to changes occurring due to the operation of Contributor's business in the ordinary course consistent with past practice during the Interim Period. Matters disclosed on each such Exhibit pursuant to Section 3 shall be deemed disclosed only for purposes of the matters to be disclosed in such Exhibit and shall not be deemed to be disclosed for any other purpose.

3.25 Disclosure. Each of Contributor and the Members acknowledges that it is under no compulsion to enter into this Agreement and the Transactions and is entering into this Agreement and completing the Transactions on Contributor's and each of the Members' own free will. Each of Contributor and the Members (i) has sufficient knowledge and experience with and information about NETE and its subsidiaries in order to be fully familiar with NETE, its subsidiaries and their respective current business, operations, assets, liabilities, finances, financial results, financial condition and prospects and so as to be able to evaluate the risks and merits of consummating the Transactions, (ii) has been given an opportunity to have access to all material information of NETE, its subsidiaries and all of their respective material contracts, agreements and documents, (iii) has conducted its or his independent due diligence of NETE, its subsidiaries and their respective current business, operations, assets, liabilities, financing, operating results, financial condition and prospects, and (iv) has had an opportunity to ask questions of, and receive answers from, representatives of NETE and its subsidiaries regarding NETE, its subsidiaries and their respective current business, operations, assets, liabilities, financing, operating results, financial condition and prospects in order to make an informed decision to enter into this Agreement and consummate the Transactions.

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4. Exhibits Incorporated. All Exhibits attached hereto are incorporated herein by reference, and all blanks in such Exhibits, if any, will be filled in as required in order to consummate the Transactions and in accordance with this Agreement.

5. CONDITIONS PRECEDENT TO OBLIGATIONS OF Holdco TO CLOSE. All of the obligations of Holdco to consummate the Transactions shall be contingent upon and subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Holdco (acting through NETE's Chief Financial Officer) for purposes of consummating the Transactions, but without prejudice to any other right or remedy which Holdco may have hereunder as a result of any misrepresentations by, or breach of any covenant or warranty of, Contributor contained in this Agreement or any other certificate or instrument furnished by Contributor hereunder:

5.1 Representations True at Closing. The representations and warranties made by Contributor in this Agreement, the Exhibits attached hereto pursuant to Section 3 hereto or any document or instrument delivered by Contributor hereunder shall be true and correct on the Closing Date in all material respects with the same force and effect as though such representations and warranties had been made on and as of such time (after taking into account the effect of actions contemplated by or permitted under this Agreement).

5.2 Covenants. Contributor shall have duly performed all of the covenants, acts and undertakings to be performed by it on or prior to the Closing Date and Contributor and the Members shall deliver to Holdco and NETE (to attention of NETE's Chief Financial Officer) a signed certificate dated as of the Closing Date certifying to (i) the fulfillment of this condition and the condition set forth in Section 5.1 hereof and (ii) full and complete satisfaction by Contributor and each of the Members of their due diligence of NETE, its subsidiaries and their respective current business, operations, assets, liabilities, financing, operating results, financial condition and prospects.

5.3 No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, or which is related to, or arises out of, this Agreement or the consummation of the Transactions, or which is related to or arises out of the Assets or the business of Contributor, if such action, proceeding, investigation, regulation or legislation, in the reasonable judgment of Holdco (acting through NETE's Chief Financial Officer) would make it inadvisable to consummate such transactions.

5.4 Consents, Approvals and Waivers. Holdco (acting through NETE's Chief Financial Officer) shall have received a true and correct copy of each and every consent, approval and waiver described herein or otherwise required for the execution of this Agreement and the consummation of the Transactions.

5.5 Absence of Changes. Since the date of the Contributor Balance Sheet Date, (a) Contributor shall not have suffered any change in its financial condition, business, property, assets or prospects which could reasonably be expected to have a Material Adverse Effect, and (b) Contributor shall not have permitted or suffered to occur any transaction or event described in Section 3.9 hereof which is not described in Exhibit 3.9 hereto.

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5.6 Covenants Not to Compete. Each of Contributor, its subsidiaries and Members and each of Oleg Firer, Anthony Holder and Vladimir Sadovsky shall have entered into a Covenant Not to Compete substantially in the form attached as Exhibit 2.7.

5.7 Intentionally Omitted.

5.8 Board Approval. The board of directors of NETE shall have approved the Transactions and Transaction Documents.

5.9 Due Diligence. NETE and Holdco (acting through NETE's Chief Financial Officer) shall have been satisfied with the results of the due diligence of Contributor, its subsidiaries and their respective books, records, properties, assets, liabilities and operation.

5.10 Assumption Documents; No Default/Acceleration. All lenders to Contributor set forth on Exhibit A shall have duly executed the Debt Assumption Documents, and no default and/or acceleration of any Contributor Assumed Indebtedness may be triggered as a result of the Transactions.

5.11 Annualized Gross Processing Revenue. The Annualized Gross Processing Revenue that has been accepted by Holdco in the manner set forth in Section 2.3 is not less than Twenty Million Dollars ($20,000,000).

5.12 General Release/Covenant Not to Sue. The General Release and Covenant Not to Sue in the form previously agreed to by Contributor, NETE and Holdco shall have been duly executed and delivered by each party thereto.

6. Further Assurances. Each Party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

7. CLOSING.

7.1 Time and Place of Closing and Effective Date. The Closing shall be held at such place as mutually agreed to by Holdco and Contributor, commencing at 10:00 am., Eastern Time, as soon as reasonably possible after all conditions precedent to Closing as set forth in Article 5 have been fulfilled or waived, but in no event will the Closing be held later than the date that is two (2) months immediately following the Effective Date (the "Outside Date"). On the date of Closing (the "Closing Date"), possession and Control of (i) the Assets of Contributor shall be delivered to the TOT Unified Sub, and (ii) Holdco Stock shall be delivered by Holdco to the Contributor.

7.2 Transactions at Closing. At the Closing, each of the following transactions shall occur:

7.2.1 Performance by Contributor. Contributor shall deliver to Holdco the following:

(a) Any and all documents necessary to properly record the assignment to Holdco of all of Contributor's right, title and interest in and to Contributor IP;

(b) the General Assignment, Bill of Sale and Assumption Agreement in the form attached hereto as Exhibit 7.2.1(b), duly executed by Contributor;

(c) the certificate described in Section 5.2;

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(d) copies of all consents, approvals, acknowledgments which have been obtained by Contributor prior to Closing;

(e) certificates of good standing of Contributor, as of the most recent practicable date (but in any event not more than fifteen (15) days prior to the Closing), from the appropriate governmental authority of the jurisdiction of its incorporation and any other jurisdiction which is set forth in Exhibit 7.2.1(e) hereto;

(f) Covenant Not to Compete in the form attached hereto as Exhibit 2.7, duly executed by each of Contributor, its Members and subsidiaries and each of Oleg Firer, Anthony Holder and Vladimir Sadovsky;

(g) General Release and Covenant Not to Sue in the form previously agreed to by Contributor, NETE and Holdco, duly executed and delivered by each party thereto;

(h) [intentionally omitted];

(i) evidence of termination and release of any and all Liens or other encumbrances with respect to the Assets of Contributor other than Permitted Liens;

(j) copies of all duly executed Debt Assumption Documents;

(k) a certification of non-foreign status, in form and substance reasonably satisfactory to Holdco, in accordance with Treasury Regulation Section 1.1445-2(b);

(l) copies of duly executed documents, instruments or agreements required under this Agreement to be made and entered into by Contributor in connection with the Transactions; and

(m) such other evidence of the performance of all covenants and satisfaction of all conditions required of Contributor by this Agreement, at or prior to the Closing, as Holdco (acting through NETE's Chief Financial Officer) may reasonably require.

7.2.2 Performance by Holdco. Holdco shall deliver to Contributor the following:

(a) the General Assignment, Bill of Sale and Assumption Agreements (substantially in the forms attached hereto as Exhibit 7.2.1(b)) duly executed by the TOT Unified Sub and TOT Operating Subs;

(b) [intentionally omitted];

(c) certificate of good standing of Holdco, as of the most recent practicable date (but in any event not more than fifteen (15) days prior to the Closing), from the Secretary of State of the State of Delaware;

(d) stock certificate(s) of Holdco Stock constituting, in the aggregate, ten percent (10%) of the entire issued and outstanding Holdco Stock, such stock being duly and validly issued and non-assessable;

(e) copies of duly executed documents, instruments or agreements required under this Agreement to be made and entered into by Holdco in connection with the Transactions; and

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(f) copy of the duly executed assignment pursuant to which, concurrently with Contributor's contribution as set forth in Section 2.1.1, NETE assigns to Holdco the participation interests representing seventy percent (70%) of the charter capital of TOT Money Russia.

Holdco shall also deliver to NETE stock certificate of Holdco Stock constituting ninety percent (90%) of the entire issued and outstanding Holdco Stock, such stock being duly and validly issued and non-assessable.

8. INDEMNIFICATION.

8.1 Indemnification by Contributor. Each of Contributor and each Member, jointly and severally, agrees to and shall indemnify and hold harmless (i) NETE at all times after the Effective Date until the Closing Date, and (ii) Holdco at all times after the Closing Date, from and against and in respect of any liability, claim, deficiency, loss, Taxes, damage, or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto) (collectively, "Losses") suffered or incurred by Holdco (or, prior to the Closing Date, indirectly by NETE) arising from (a) any misrepresentation or breach of any covenant, representation or warranty of Contributor and/or the Members contained in this Agreement, the Transaction Documents or any certificate or other instrument furnished or to be furnished by Contributor hereunder; (b) any nonfulfillment of any agreement on the part of Contributor under this Agreement or from any misrepresentation in or omission from, any certificate or other instrument furnished or to be furnished by Contributor to Holdco or NETE hereunder; or (c) the Contributor Retained Liabilities.

8.2 Indemnification by NETE and Holdco. NETE, at all times after the Effective Date until the Closing Date, and Holdco at all times after the Closing Date, agrees to and shall indemnify and hold harmless Contributor and the Members from and against and in respect of any Losses suffered or incurred by Contributor and the Members arising from (a) any misrepresentation or breach of any covenant, representation or warranty of NETE or Holdco contained in this Agreement, the Transaction Documents or any certificate or other instrument furnished or to be furnished by NETE or Holdco hereunder; (b) any nonfulfillment of any agreement on the part of NETE or Holdco under this Agreement or from any misrepresentation in or omission from, any certificate or other instrument furnished or to be furnished by NETE or Holdco to Contributor hereunder.

8.3 Notice/Defense. Upon discovery of any breach or claim hereunder or upon receipt of any notice of any claim or suit subject to indemnification under Sections 8.1 or 8.2, the Party seeking indemnification ("Indemnified Party") shall promptly give notice thereof (and in no event later than thirty (30) days after receipt of any notice thereof) to the Party (such notice shall be given to the Contributor Representative if addressed to Contributor and/or the Members and to NETE's Chief Financial Officer if addressed to NETE or Holdco) from whom indemnification is sought ("Indemnifying Party") stating in reasonable detail the representations, warranty or other claim with respect to which indemnity is demanded, the facts or alleged facts giving rise thereto, and the amount of Losses or asserted Losses with respect to which indemnity is sought and, in the case of a claim asserted against the party seeking indemnity, shall thereafter tender to Indemnifying Party (Contributor Representative shall act on behalf of the Indemnifying Party of such Indemnifying Party is Contributor and/or the Members) the defense of such claim at the sole cost and expense of the Indemnifying Party; provided however, that the failure of Indemnified Party to give such notice shall only affect the rights of the Indemnifying Party under the provisions of this Section 8.3 to the extent that the Indemnifying Party are actually prejudiced by such failure. If the Indemnifying Party has undertaken the defense of a claim and (i) if there is a reasonable expectation that (a) a claim may materially and adversely affect Indemnified Party other than as a result of money damages or other money payments or (b) Indemnified Party may have legal defenses available to it that are different from or additional to the defenses available to any of the Indemnifying Party, or (ii) if the Indemnifying Party shall not have employed counsel reasonably satisfactory to Indemnified Party, Indemnified Party shall nevertheless have the right, at the Indemnifying Party's cost and expense, to defend such claim. Notwithstanding anything to the contrary contained herein, the Indemnifying Party shall only have the right to assume the defense of such claim if the Indemnifying Party post a bond or gives other reasonable assurance that the amount of the applicable claim will be paid. Despite such a tender of defense, the Indemnified Party shall in any case have a right to participate in the defense of any such tendered claim or suit; provided that such participation shall be at such Indemnified Party's sole cost and expense after the Indemnifying Party has satisfactorily accepted such tender of defense. In the event the Indemnifying Party does not promptly and affirmatively accept within thirty (30) days thereafter such tender of defense of any claim or suit and thereafter vigorously pursue such defense, then the Indemnifying Party shall thereafter additionally become liable for all costs incurred by Indemnified Party (including reasonable attorneys' and paralegals' fees and costs) in enforcing such indemnification claim and/or defending against such claim or suit which is subject to indemnification; provided that Indemnified Party shall defend such claim or suit in good faith. No Party which is entitled to indemnification under Sections 8.1 and 8.2 shall settle or compromise any such third party claim without the prior written consent of the Party or Parties from whom it seeks or may seek indemnification. The Indemnifying Party may not compromise or settle any claim or suit without the written consent of Indemnified Party, as decided in its sole discretion, if such compromise or settlement involves any monetary or non-monetary obligation on Indemnified Party or does not completely and unequivocally release Indemnified Party from all Losses resulting from such claim or suit.

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9. TERMINATION.

9.1 Method of Termination. This Agreement constitutes the binding and irrevocable agreement of the Parties to consummate the Transactions, the consideration for which is (a) the covenants set forth in Article 2 hereof, and (b) expenditures and obligations incurred and to be incurred by the Parties in respect of this Agreement, and this Agreement may be terminated or abandoned only as follows:

9.1.1 By the mutual written consent of Contributor and Holdco (acting through NETE's Chief Financial Officer).

9.1.2 By Holdco (acting through NETE's Chief Financial Officer) in the event that Contributor has materially breached its obligations under this Agreement and such breach has not been cured within fifteen (15) days of written notice by Holdco (acting through NETE's Chief Financial Officer) to Contributor Representative.

9.1.3 By Holdco (acting through NETE's Chief Financial Officer) after the Outside Date if any of the conditions set forth in Article 5 hereof have not been fulfilled or waived.

9.2 Effect of Termination. If this Agreement is terminated as provided in Sections 9.1, then except for the provisions of Article 10, which shall survive such termination, and as otherwise provided in this Section 9.2, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or its respective officers or directors arising from the act of such permitted termination. Notwithstanding the foregoing, nothing in this Section 9.2 shall relieve any party from liability in the event of a non-permitted termination or from any breach of any of the provisions of this Agreement occurring prior to the date of termination.

10. GENERAL PROVISIONS.

10.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similarly recognized overnight delivery service with receipt acknowledged, or sent by facsimile to the appropriate facsimile number set forth in this Section 10.1, or sent by email to the appropriate email address set forth in this Section 10.1, as follows:

If to Contributor and/or the Members:

Oleg Firer

3363 NE 163rd Street

Suite 705

North Miami Beach, Florida 33160

Facsimile: 786-272-0696

Email: ofirer@unifiedpayments.com

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If to Holdco or NETE:

TOT Group, Inc.

1450 South Miami Avenue

Miami, FL 33130

Attention: Jonathan New

Facsimile: 305-507-8808

Email: jn@netelement.com

Notice shall be deemed given three (3) days after when deposited in the United States mails in the manner aforesaid, with sufficient prepaid postage affixed to carry same to its destination, or one (1) day after tendered to Federal Express or some other recognized overnight courier or locally recognized same-day delivery service, for delivery in the manner aforesaid, with such courier's or messenger's standard receipt, or, if delivered by facsimile or email to the appropriate facsimile numbers or email addresses, as applicable, set forth in this Section 10.1 on the business day delivered, if delivery is electronically confirmed prior to 5:00 p.m., otherwise the next business day. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 10.1.

10.2 Waiver. Any failure on the part of any Party to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

10.3 Expenses. Except as otherwise provided herein to the contrary, all expenses incurred by the Parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the Transactions, including, without limitation of the generality of the foregoing, all fees and expenses of brokers, agents, representatives, counsel and accountants employed by any such Party, shall be borne solely and entirely by the Party which has incurred the same.

10.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, executors, administrators, successors and assigns. The invalidity or non-enforceability of this Agreement as to one Party or any of the Parties shall not affect the validity or enforceability of this Agreement as to other Parties.

10.5 Headings. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

10.6 Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the Parties relating to the Transactions or the subject matter herein (including, without limitation, that certain Letter of Intent, dated March 5, 2013, between Contributor and NETE). Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

10.7 Governing Law; Arbitration; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law, rule or regulation (whether of the State of Delaware or other jurisdiction) which would cause the application of any law, rule or regulation other than of the State of Delaware. In the event that there is any dispute related to or in connection with this Agreement, the Parties agree that such dispute shall be finally settled by binding arbitration administered under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration (the "ABA", such rules being the "ABA Rules"), except as they may be modified by mutual agreement of the parties. The arbitration shall take place in Miami, Florida and be conducted in the English language. The arbitral tribunal shall consist of three arbitrators, one selected by Contributor and one selected by Holdco (acting through NETE's Chief Financial Officer) in accordance with the ABA Rules and the third by mutual agreement of the arbitrators selected by each of them (or, if they cannot agree on such additional arbitrator, such additional arbitrator shall be chosen pursuant to the ABA Rules). The arbitrators shall apply the laws of the State of Delaware as the substantive law and shall issue their award no later than three (3) months after the date of commencement of the arbitral proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto (save for any manifest error) and shall be enforceable by a court as described in this Section. Each of the Parties shall bear its own fees, costs and expenses associated with the arbitration (including reasonable attorneys’ fees, fees, costs and expenses of the arbitrators and the ABA), or in any action to enforce an arbitration award. The arbitration panel is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration pursuant to this Section. The Parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority. THE PARTIES HEREBY AGREE THAT THE PROCEDURES SET FORTH IN THIS SECTION SHALL BE THE EXCLUSIVE DISPUTE RESOLUTION PROCEDURES APPLICABLE AND, EXCEPT AS SHALL BE NECESSARY TO ENFORCE ANY ARBITRATION DECISION IN A COURT OF LAW, THE PARTIES HEREBY WAIVE ALL RIGHTS TO A COURT TRIAL OR TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM UNDER THIS NOTE AND AGREEMENT. Each Party (i) agrees that any suit, action or other legal proceeding relating hereto shall only be brought to enforce an arbitration award issued pursuant to this Section 17 or to seek as necessary urgent injunction or other similar equitable relief and shall be exclusively brought in any court located in Miami-Dade County, U.S.A., (ii) consents to the exclusive jurisdiction of such court in any such suit, action or proceeding, and (iii) waives any objection said party may have to the laying of venue in any such suit, action or proceeding in either such court.

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10.8 Specific Performance. Each of the Parties hereby expressly recognizes and acknowledges that immediate, extensive and irreparable damage would result, no adequate remedy at law would exist and damages would be difficult to determine in the event that any provision of this Agreement is not performed by such Party in accordance with its specific terms or otherwise breached. Therefore, in addition to, and not in limitation of, any other remedy available to the other Party or Parties under this Agreement, the other Party or Parties would be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy.

10.9 Counterparts. This Agreement may be executed in two or more counterparts, with the same effect as if the parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one agreement. This Agreement may be delivered by facsimile or any form of electronic transmission (including via e-mail of portable document format (PDF) copies), and any such facsimile or electronically transmitted signature pages may be attached to one or more counterparts of this Agreement, and such faxed or electronically transmitted signature(s) shall have the same force and effect, and be as binding, as if original signatures had been executed and delivered in person.

10.10 Interpretation. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP, or if not defined thereunder, based on common usage. As used in this Agreement (including exhibits and amendments), the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. References to Sections and Articles refer to Sections and Articles of this Agreement, unless the context requires otherwise, and all Exhibits referenced in this Agreement shall be deemed to be incorporated into and made a part of the Agreement. Words such as "herein," "hereinafter," "hereof," "hereby" and "hereunder," and the words of like import refer to this Agreement, unless the context requires otherwise. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. The term "dollars" or "$" means United States Dollars. The Parties intend that each representation, warranty and agreement contained in this Agreement will have independent significance. If any party has breached any representation, warranty or agreement in any respect, the fact that there exists another representation, warranty or agreement relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or agreement.

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10.11 No Construction Against Draftsmen. The Parties acknowledge that this is a negotiated agreement, and that in no event shall the terms of this Agreement be construed against either party on the basis that such Party, or its counsel, drafted this Agreement.

10.12 Time of Essence. Time is of the essence in this Agreement.

[Signatures are on next page.]

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IN WITNESS WHEREOF, each Party has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.

NETE:

Net Element International, INC., a Delaware corporation

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer

UNIFIED:

UNIFIED PAYMENTS, LLC, a Delaware limited liability company

By:	/s/ Oleg Firer
Oleg Firer, Sole Manager and Executive Chairman

HOLDCO:

TOT GROUP, INC., a Delaware corporation

By:	/s/ Dmitry Kozko
Name:	Dmitry Kozko
Title:	President

MEMBERS:

/s/ Oleg Firer
Oleg Firer

Georgia Notes 18, LLC, a Florida limited liability company, as Member

By:	/s/ Anzheliqua Zalkin
Name:	Anzheliqua Zalkin
Title:	Managing Member

[Signature Page to Contribution Agreement]

APPENDIX A

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

"ABA" shall have the meaning set forth in Section 10.7.

"ABA Rules" shall have the meaning set forth in Section 10.7.

"Action" and, collectively, "Actions" shall mean any action, suit, proceeding, claim, dispute, arbitration, inquiry, examination, inspection or investigation pending by or before any Governmental Entity, arbitrator, mediator, agency, court, tribunal or other jurisdictional body.

"Affiliate" means, with respect to any Person, (a) any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person, or (b) any other Person beneficially owning ten percent (10%) or more of the outstanding voting interests of such Person, or (c) any officer, director, general partner, manager or managing member of such Person, or (d) any other Person which is an officer, director, general partner, manager, managing member or beneficial owner of ten percent (10%) or more of the voting interests of any other Person described in clauses (a) through (c) of this definition.

"Agreement" has the meaning set forth in the first paragraph of this Agreement.

"Assets" shall mean, with respect to a Person, all of the business, assets, properties, operations and rights of such Person, wherever located and whether or not carried or reflected on the books and records of such Person, in existence as of the Closing, including, without limitation, all of such Person's right, title, and interest of every kind and nature whatsoever, tangible or intangible, vested or unvested, contingent or otherwise, if any, in and to the following:

(a) all fixed and tangible assets related to the business of such Person, including, without limitation, all machinery, equipment and hardware, all vehicles, fixtures and leasehold improvements, and telephone numbers owned by such Person and related to the business of such Person, and all rights to acquire any such fixed or tangible assets of such Person ("Tangible Personal Property"), and all of such Person’s leases or subleases of Tangible Personal Property as to which such Person is the lessor, sublessor, lessee or sublessee (collectively, "Personal Property Leases");

(b) all Inventories including, without limitation, all prepaid and existing orders that are placed by or on behalf of such Person in the ordinary course consistent with past practice;

(c) all Contracts, licenses, franchises, security interests, insurance policies, guaranties, other similar arrangements, and rights thereunder, confidentiality provisions and covenants attributable to the business of such Person and rights to enforce confidentiality provisions in other agreements and/or any other documents attributable to the business of such Person;

(d) all rights and documents owned, required for or incident to the business of such Person;

(e) all rights to insurance proceeds arising from any loss or damage relating to the Assets of such Person;

(f) all rights, claims, causes of action (including any and all rights in pending litigation) relating to the agreements, contracts, instruments, licenses, franchises, indentures, security interests, guaranties and other similar arrangements described above, including, without limitation, all rights under any third party purchase orders, quotations, bids (and/or other inquiries for purchase of such Person's products and/or services), instruments, personal property, and licenses and sublicenses of intellectual property related to the business of such Person;

A-1

(g) all IP and any other intangible assets of such Person and/or related or attributable to the business of such Person and/or the Assets of such Person, including all goodwill of or relating to the business of such Person and/or the Assets of such Person, including, without limitation, the trade names and trademarks of such Person;

(h) all books, records (including all clients, customer, suppliers and/or any other business partners lists and/or databases), files, documents, correspondence, lists, advertising and promotional materials, studies, reports and other printed or written materials or information in whatever format (including, without limitation, any electronic format, including any information created, stored, or best utilized with computer technology of any type, including, but not limited to, data, spreadsheets, calendars, voicemail stored on databases or recorded or transcribed, networks, computer systems, archives, back-up or disaster recovery systems, discs, handheld wireless devices, the Internet, personal digital assistants, and copies of non-paper information storage means such as tape, film, and computer memory device in readable form) or whatever means of preserving thought or expression, and all tangible things from which information can be processed or transcribed, including the originals and all non-identical copies, whether different from the original by reason of any notation made on such copy or otherwise) relating to the business of such Person, any and all original (or if the original cannot be located, then a copy thereof) files, applications, assignments and other documentation relating to the business of such Person;

(i) all real property and all leaseholds and other real property leases, subleases, licenses and other occupancy agreements of such Person, whether such Person is the lessor, sublessor, lessee or sublessee, and any other interests of any kind in real property, including improvements, fixtures, and fittings thereon relating to the business of such Person (collectively, a Person’s "Real Property Leases");

(j) all accounts, reserve funds, cash, cash equivalents, trade and other accounts receivable, notes receivable, prepaid expenses, deposits, trade credits, and other rights to the payment of money and cash in the bank accounts of such Person;

(k) all claims, utility deposits, prepayments, advances, refunds, causes of action, chooses in action, rights of recovery (including rights under policies of insurance), rights of set off, and rights of recoupment relating to the business of such Person;

(l) all Permits;

(m) all security deposits deposited by or on behalf of such Person as lessee or sublessee under such Person’s real property leases or other security deposits relating to the business of such Person; and

(n) all goodwill associated with such Person’s business.

For avoidance of doubt, the Assets of Contributor shall mean all of the business, assets, properties and rights of Contributor and each of its subsidiaries.

"Annualized Gross Processing Revenue" shall mean, for an applicable determination period, Contributor's annualized gross processing revenue generated during such period.

"Benefit Plans" shall mean, with respect to a Person, all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, phantom stock, severance, welfare and fringe benefit plans, employment or severance agreements and arrangements in which the employees of such Person participate or to which any such employees are parties.

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"Bridge Loan" has the meaning set forth in the Recitals.

"Business Day" means any day other than a Saturday, a Sunday or any other day on which banks in the State of Delaware are required to close.

"Claims" means any Actions, demands, liabilities, fines, penalties, liens, judgments, orders, losses, injuries, damages, debts, controversies, expenses or costs, including reasonable attorneys', paralegals', accountants' and other professionals' fees, costs and expenses.

"Closing" shall mean the consummation of the transactions provided for in this Agreement.

"Closing Date" shall mean the date on which the Closing occurs pursuant to Section 7.1.

"Closing Date Contributor AR" shall have the meaning set forth in Section 3.20.

"Closing Date Contributor NR" shall have the meaning set forth in Section 3.20.

"Computation" shall have the meaning set forth in Section 2.3.

"Contract" means any contract, agreement, instrument, document or other arrangement (oral or written) to which any Party is a party or by which it or any of its assets is bound.

"Contributor" has the meaning set forth in the first paragraph of this Agreement.

"Contributor AR" shall have the meaning set forth in Section 3.20.

"Contributor Annual Financial Reports" shall have the meaning set forth in Section 3.5.1.

"Contributor Assumed Indebtedness" means Contributor’s long-term indebtedness for borrowed money not exceeding (if counted together with Contributor's entire preferred membership interest plus PIK interest accrued thereon) $23,144,024 (as set forth in detail on Exhibit A hereto) plus accrued interest on the long-term indebtedness portion of such amount through the Closing Date less any liabilities to Contributor, its subsidiaries and their respective Affiliates and/or related parties, each as of the Closing Date.

"Contributor Assumed Liabilities" means only the liabilities of Contributor (and its subsidiaries) that are specifically set forth below:

(a) Indebtedness. The Contributor Assumed Indebtedness.

(b) Balance Sheet Obligations. Obligations of Contributor (and its subsidiaries) with respect to liabilities reflected or reserved against on the Contributor Balance Sheet, as modified or changed between the Contributor Balance Sheet Date and the Closing Date in the ordinary course of business without violation of Sections 2.5.1 or 3.9 and accrued for as part of the Computation. Notwithstanding anything to the contrary contained herein or any other Transaction Documents, no bonus, deferred or any other compensation obligations to any of Contributor or its subsidiaries principals, members, officers, directors, employees, independent contractors, agents or Affiliates, whether or not reserved against or accrued on the Contributor Balance Sheet, shall be assumed by NETE, Holdco or any of their respective subsidiaries or Affiliates, except for the accrued compensation of certain employees of Contributor in the amount of Nine Hundred Ten Thousand and Eight Dollars ($910,008) payable only from the available cash of Holdco from its future net profits.

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(c) Real Property Lease Obligations. All obligations of Contributor (and its subsidiaries) under their Real Property Leases arising and to be performed only on or after the Closing Date, and excluding any obligations under their Real Property Leases arising or to be performed prior to the Closing Date.

(d) Personal Property Lease Obligations. All obligations of Contributor (and its subsidiaries) under its Personal Property Leases arising and to be performed only on or after the Closing Date, and excluding any obligations under its Personal Property Leases arising or to be performed prior to the Closing Date. Notwithstanding anything to the contrary contained herein or any other Transaction Documents, no leases or obligations thereunder with respect to any vehicles, other than the monthly lease liability of $385.72 for Nissan Altima loaner car through expiration of its lease on August 4, 2013 shall be assumed.

(e) Obligations under Contracts and Permits. All obligations of Contributor (and its subsidiaries) under Contracts, Permits assumed by TOT Unified Sub or TOT Operating Subs arising and to be performed only on or after the Closing Date, and excluding any obligations thereunder arising or to be performed prior to the Closing Date.

"Contributor Balance Sheet Date" shall have the meaning set forth in Section 3.5.1.

"Contributor Interim Financial Statement" shall have the meaning set forth in Section 3.5.1.

"Contributor Improvements" shall mean, collectively, any and all improvements located on the real property leased by Contributor or any of its subsidiaries and used in connection with the business of Contributor.

"Contributor IP" shall have the meaning set forth in Section 3.18.1(f).

"Contributor Licensed IP" shall have the meaning set forth in Section 3.18.1(g).

"Contributor NR" shall have the meaning set forth in Section 3.20.

"Contributor Owned IP" shall have the meaning set forth in Section 3.18.1(h).

"Contributor Registrations" shall have the meaning set forth in Section 3.18.1(i).

"Contributor Real Property" shall have the meaning set forth in Section 3.7.4.

"Contributor Representative" shall mean Oleg Firer.

"Contributor Retained Liabilities" shall have the meaning set forth in Section 2.1.4.

"Contributor Source Code" shall have the meaning set forth in Section 3.18.1(j).

"Contributor Transfer Taxes" shall have the meaning set forth in Section 2.14.1.

"Control," "Controlling," or "Controlled by" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

"Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

"Covenants Not to Compete" shall mean the Covenants Not to Compete between Holdco, on the one hand, and Contributor, its subsidiaries, Oleg Firer, Anthony Holder and Vladimir Sadovsky, on the other hand, each substantially in the form attached as Exhibit 2.7.

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"Customer Product" or "Customer Products" means any and all products developed, manufactured, distributed, marketed or sold by any of Contributor and/or any of its subsidiaries on the Effective Date or contemplated on the Effective Date to be developed, manufactured, distributed, marketed or sold by Holdco or its direct or indirect subsidiaries after the Effective Date.

"Debt Assumption Documents" shall mean the assumption agreements and consents, acceptable to NETE in its sole and absolute discretion (acting through NETE's Chief Financial Officer), from all Contributor's lenders set forth on Exhibit A, to the assumption of debt by Holdco of all Contributor Assumed Indebtedness (other than Georgia Notes 18 LLC's preferred membership interest in Contributor that is to be converted on January 1, 2014 to 8% interest only loan and, upon such conversion, such loan to be assumed by TOT Unified Sub), pursuant to which assumption agreements and consents no default and/or acceleration of any such indebtedness may be triggered as a result of the Transactions.

"Effective Date" has the meaning set forth in the first paragraph of this Agreement.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"Executive Order" means Presidential Executive Order No. 13224 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49079 (Sept. 25, 2001).

"Exploit" shall have the meaning set forth in Section 3.18.1(a).

"Exploitation" shall have the meaning set forth in Section 3.18.1(a).

"GAAP" means the generally accepted accounting principles of the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, in effect from time to time.

"General Release and Covenant Not to Sue" shall mean a general release and covenant not to sue, in the form previously agreed to by Contributor, NETE and Holdco, by each party to such General Release and Covenant Not to Sue (on his, her or its own behalf and on behalf of his, her or its Affiliates) in favor of NETE, Holdco, their respective subsidiaries, their respective directors, officers, shareholders, members, employees, agents, attorneys, advisors and Affiliates.

"Governmental Entity" means any court, administrative agency or commission, self-regulatory organization or other governmental or quasi-governmental authority or instrumentality.

"Hazardous Substance" shall have the meaning set forth in Section 3.15.

"Holdco" has the meaning set forth in the first paragraph of this Agreement.

"Holdco Stock" has the meaning set forth in the Recitals.

"IEEPA" means the International Emergency Economic Powers Act.

"Indebtedness" means (a) all debts for the payment of money or borrowed money or for the deferred purchase price of property or services, (b) obligations evidenced by notes, bonds, debentures or other instruments, (c) lease obligations which would normally be capitalized under GAAP, and (d) obligations under direct or indirect guarantees of (including obligations, contingent or otherwise, to assure a creditor against loss in respect of) indebtedness or obligations of others of types referred to in clauses (a), (b) and (c) above.

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"Indemnified Party" shall have the meaning set forth in Section 8.3.

"Indemnifying Party" shall have the meaning set forth in Section 8.3.

"IP" shall have the meaning set forth in Section 3.18.1(b).

"IP Registrations" shall have the meaning set forth in Section 3.18.1(c).

"Interim Period" means a period between the Effective Date and the Closing Date.

"Internal Systems" shall have the meaning set forth in Section 3.18.1(d).

"Inventories" shall mean, collectively, inventories, including, without limitation, all raw materials, work in process, finished goods (including, without limitation, any and all returned products), supplies, packaging materials, spare parts and similar items, in each case, as of the Closing Date.

"knowledge," "known," "aware of," "Contributor's knowledge" shall mean the knowledge of Oleg Firer that would have been discovered by him after reasonable inquiry.

"Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

"Liability(ies)" means, with respect to any Person, all types of Indebtedness, liabilities, obligations, debts, duties and responsibilities of, and all Claims against, such Person of any kind or nature whatever, fixed or contingent, known or unknown, disclosed or undisclosed, including all contingent liabilities.

"Lien" means any mortgage, pledge, deed of trust, assignment, lien, charge, encumbrance, judgment, pledge or security interest of any kind or nature whatsoever or any claim of right of any third party, or the interest of a vendor or lessor under any conditional sale Contract, capital lease, or other title retention Contract.

"Losses" shall have the meaning set forth in Section 8.1.

"Material Adverse Effect" shall mean with respect to any Person, any event or action (alone or in the aggregate) that has a material adverse effect on the operations, business, assets, financial condition or prospects of such Person, taken as a whole.

"Members" has the meaning set forth in the first paragraph of this Agreement.

"NETE" has the meaning set forth in the Recitals.

"NETE Russia" has the meaning set forth in the Recitals.

"Open Source Materials" shall have the meaning set forth in Section 3.18.1(e).

"Organizational Documents" means with respect to any Person other than a natural person, its certificate or articles of incorporation or organization and bylaws, charter, operating agreement, limited liability company agreement, stockholders agreement, regulations, partnership agreement and similar organizational charter or agreement and all other organizational documents, in each case, as amended and/or restated as of the Effective Date and as of the Closing Date.

"Outside Date" shall have the meaning set forth in Section 7.1.

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"Ownership Interest" means the entire ownership interest of a Person in any given entity, including, without limitation, stock, phantom stock, membership interests, partnership interests (whether limited or general), convertible debt, options, warrants and any other derivative interests or securities.

"Participation Interest Agreement" has the meaning set forth in the Recitals.

"Party" and "Parties" has the meaning set forth in the first paragraph of this Agreement.

"Patent" shall have the meaning set forth in Section 2.13.

"Permits" shall mean all licenses, registrations, certificates, approvals, and permits issued by any Governmental Entity in regard to the business of a Person.

"Permitted Liens" shall mean only the liens on the Assets of Contributor expressly granted under the Debt Assumption Documents to the existing lenders of Contributor with respect to Contributor Assumed Indebtedness.

"Person" as used in this Agreement, whether or not capitalized, means any natural person, corporation, limited liability company, partnership, limited partnership, limited liability partnership, limited liability limited partnership, association, governmental agency or subdivision thereof, joint venture, trust or any other entity.

"Prohibited Person" means any person: (a) listed in the annex to, or is otherwise subject to sanctions provided in, the Executive Order; (b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of the Executive Order; (c) with whom Contributor or is subsidiaries are prohibited from dealing or otherwise engaging in any transaction by any anti-money laundering laws or anti-terrorism laws, including the USA Patriot Act and the Executive Order; (d) that is specified on the most current List of Specially Designated Nationals and Blocked Persons published by the OFAC at its official website, www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf or at any replacement website or other replacement official publication of such list or, to the knowledge of Contributor, is named on any similar list issued post-September 11, 2001 by any U.S. or foreign governmental authority; (e) that is covered by or subject to (or is resident, organized or otherwise located in any country that is covered by or subject to) sanctions under the IEEPA, the TEA or any other applicable laws imposing economic sanctions against or prohibiting transacting business with, for or on behalf of any country, region or individual pursuant to United States law or United Nations resolution; (f) that is named on any applicable list of known suspected terrorists, terrorist organizations or of other sanctioned persons issued by any governmental authority of any jurisdiction in which a Person has conducted or is conducting business; or (g) to the knowledge of Contributor, that is an Affiliate (including any principal, officer, immediate family member or close associate) of a person described in one or more of clauses (a) - (f) of this definition of Prohibited Person.

“Tax” (and, with correlative meaning, “Taxes”) means: (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax (including taxes under Code Section 59A), escheat payments or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority and (ii) any liability of the Contributor or any of its subsidiaries for the payment of amounts determined by reference to amounts described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Contributor or any of its subsidiaries under any Tax sharing arrangement.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

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"TOT Group Russia" has the meaning set forth in Section 2.1.1.

"TOT Operating Subs" has the meaning set forth in the Recitals.

"TOT Unified Sub" has the meaning set forth in the Recitals.

"TEA" means the Trading with the Enemy Act.

"Transaction Documents" means this Agreement, the Covenants Not to Compete, the General Release and Covenant Not to Sue, the Debt Assumption Documents and the other certificates, instruments, or agreements which are delivered by a Party pursuant to this Agreement or as contemplated by this Agreement.

"Transactions" has the meaning set forth in the Recitals.

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List of Exhibits:

Exhibit A	Assumed Indebtedness
Exhibit 2.7	Forms of Covenants Not to Compete
Exhibit 3.3.2	Organizational Documents
Exhibit 3.5.1	Financial Statements
Exhibit 3.6	Liabilities, Tax Liens and Tax Returns and Taxes
Exhibit 3.7.1	Assets and Equipment Leases
Exhibit 3.7.4	Real Estate Leases
Exhibit 3.7.5	Permits
Exhibit 3.8	Permits, Approvals, Consents
Exhibit 3.9	Absence of Changes
Exhibit 3.10	Litigation
Exhibit 3.11.1	Licenses and Permits
Exhibit 3.11.2	Compliance With Law
Exhibit 3.12	Contracts
Exhibit 3.13	Labor Matters
Exhibit 3.14	Benefit Plans
Exhibit 3.16	Insurance
Exhibit 3.17	Related Party Relationships
Exhibit 3.18	Intellectual Property
Exhibit 3.19	Indebtedness
Exhibit 3.20	Accounts Receivable and Notes Receivable
Exhibit 3.21	Suppliers
Exhibit 7.2.1(b)	Form of General Assignment, Bill of Sale and Assumption
Exhibit 7.2.1(e)	Jurisdictions

-i-

Exhibit A

Contributor Debt and Preferred Membership Interest

As of February 2013
Note holder	Position	Note Amount	Current Balance	Origination Date	Term (Mo's)	Termination Date	Interest Rate	Monthly Payment	Balloon Payment
RBL Capital Corp	Senior	7,550,000	3,323,375	1/11/2011	46	10/10/2014	15.63%	114,722	-

MBF Merchant Capital	Senior	8,294,176	2,880,649	12/15/2011	60	1/15/2016	15.63%	85,512	-

MBF Merchant Capital	Senior	2,000,000	2,000,000	12/15/2011	60	1/15/2016	17.50%	62,500	-

NPC/Vantiv	Senior	1,100,000	156,667	10/9/2009	48	10/9/2013	5.00%	25,000	-

Capital Sources of NY	Sub-Debt	2,300,000	2,300,000	1/11/2011	48	1/10/2015	15%	124,583	-

Georgia Notes 18 LLC	Preferred	10,700,000	12,483,333	1/11/2011	0	n/a	8%	-	-
Total:		$31,944,176	$23,144,024					$412,317	-

Renegotiated Debt from February 2013						Reduction in
						Monthly Payments

Note holder	Position	Interest Rate	Monthly Payment	Balloon Payment	Monthly Payment	New Payment
RBL Capital Corp(1)	Senior	15.63%	43,301	222,000	114,722	43,301
MBF Merchant Capital(2)	Senior	9.75%	39,977	3,612,416	148,012	39,977
NPC/Vantiv	Senior	5.00%	25,000	-	25,000	25,000
Capital Sources of NY(3)	Sub-Debt	15%	28,750	-	124,583	28,750
Georgia Notes 18 LLC(4)	Sub-Debt	8%	83,222	12,483,333	-	83,222
Total:			$220,250	$16,317,750	$412,317	$220,250

(1) New terms of RBL debt: 2 payments of $43,300.80; 24 payments of $162,143.07; balloon $222,000.

(2) New terms of MBF debt: 6 payments of $39,977.47; 30 payments of $81,048.71; balloon $3,612,416.39.

(3) New terms of Capital Sources of NY debt: 1 year interest only extension $28,750 months, followed by 24 payments of $124,583.

(4) Georgia Notes 18 LLC's preferred membership interest in Contributor to be converted on January 1, 2014 to 8% interest only loan (interest compounding annually with a balloon due on January 1, 2017). Upon such conversion, such loan will be assumed by TOT Unified Sub.

-ii-

Exhibit 2.7

Forms of Covenants Not to Compete

COVENANT NOT TO COMPETE
(CONTRIBUTOR)

THIS COVENANT NOT TO COMPETE (herein referred to as the "Agreement"), made this 16th day of April 2013 (the “Effective Date”), by and between Unified Payments, LLC, a Delaware limited liability company (the "Company"), and TOT GROUP, INC., a Delaware corporation (the "Holdco").

WITNESSETH:

WHEREAS, substantially all of the assets and business of the Company are to be contributed by the Company to one or more wholly-owned subsidiaries of Holdco pursuant to that certain Contribution Agreement, dated as of even date herewith, among Net Element International, Inc., a Delaware corporation, Holdco, the Company, Oleg Firer and Georgia Notes 18 LLC, a Florida limited liability company (the "Acquisition Agreement");

WHEREAS, the Company, directly or indirectly through one or more of its subsidiaries, has been and currently is engaged in providing transaction processing services and payment-enabling technologies to small, medium, and large merchants, including credit and debit card-based payment processing services and other transaction processing solutions in the United States of America and Canada (the "Business");

WHEREAS, Holdco, directly or indirectly through one or more of its direct or indirect subsidiaries, will thereafter conduct the Business acquired from the Company in the same manner as the Business was conducted by the Company prior to the Effective Date, and the Company has intimate knowledge of the Company's business practices, which, if utilized or exploited by the Company in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of Holdco to continue the business previously conducted by the Company; and

WHEREAS, to induce Holdco to enter into the Acquisition Agreement, the Company has agreed to execute this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holdco, intending to be legally bound, agree as follows:

1.          Noncompetition. The Company covenants and agrees that, for a period of three (3) years from the Effective Date, it will not, anywhere (i) outside of the United States of America or Canada where the Company conducted the Business prior to the Effective Date or contemplates conducting the Business in the future, or (ii) within the United States of America and Canada (the “Territory”), directly or indirectly, compete with Holdco by carrying on a business which is substantially similar to the Business. The Company represents and warrants to Holdco that the Company is and has been carrying on such business throughout the entire Territory.

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2.          Definition of "Compete". For the purposes of this Agreement, the term "compete" shall mean with respect to the Business: (i) engaging in any manner in any activity or business which is substantially similar to the Business within the Territory; (ii) calling on, soliciting, taking away, accepting as a client or customer or attempting to call on, solicit, take away or accept as a client or customer any individual, company, partnership, corporation or association that is or was a client or customer of the Company, Holdco or its affiliates at any time during the twelve (12) calendar month period immediately preceding any such act for purposes of providing any product or service which is substantially similar to the products or services provided in the operations of the Business prior to the Effective Date; or (iii) hiring, soliciting, taking away or attempting to hire, solicit or take away any employee of the Business or Holdco or its affiliates either on the Company’s behalf or on behalf of any other person or entity.

3.          Direct or Indirect Competition. For the purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, independent contractor, or employee of any entity or enterprise which is competing (as defined in Section 2 hereof) with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, joint venturer, creditor or stockholder (except as a stockholder holding less than one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective client or customer of the Company, Holdco, its affiliates or any entity having title to the goodwill of the Company with respect to the Business.

4.          Confidential Data. The Company further agrees that the Company will keep confidential and not, directly or indirectly, divulge to anyone nor use or otherwise appropriate for the Company's own benefit, any pricing information, marketing information, sales technique of the Company, Holdco or its affiliates or any other of the following confidential information or documents of or relating to the Company, Holdco or its affiliates: information, knowledge and data that is or will be used, developed, obtained or owned by the Company relating to the Business, products and/or services of the Company or the Business, products and/or services of any customer, sales officer, sales associate or independent contractor thereof, including products, services, fees, pricing, designs, marketing plans, strategies, analyses, forecasts, formulas, drawings, photographs, reports, records, computer software (whether or not owned by, or designed for, the Company), other operating systems, applications, program listings, flow charts, manuals, documentation, data, databases, specifications, technology, inventions, new developments and methods, improvements, techniques, trade secrets, devices, products, methods, know-how, processes, financial data, customer lists, contact persons, cost information, executive information, regulatory matters, personnel matters, accounting and business methods, copyrightable works and information with respect to any vendor, customer, sales officer, sales associate or independent contractor of the Company, Holdco or its affiliates, in each case whether patentable or unpatentable and whether or not reduced to practice, and all similar and related information in whatever form, and all such items of any vendor, customer, sales officer, sales associate or independent contractor of the Company, Holdco and/or its affiliates, information about client requirements, terms of license agreements, terms of contracts with clients and customers, and planning and financial information of the Company or Holdco (hereinafter referred to as "Confidential Data"). The Company hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which Holdco may have available pursuant to the laws of any jurisdiction or at common law, including, without limitation, any trade secret laws, to prevent the disclosure of trade secrets or proprietary information, and the enforcement by Holdco of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

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5.          Equitable Relief. The Company acknowledges that the Company's expertise in the Business described herein is of a special, unique, unusual, extraordinary, and intellectual character, which gives said expertise a peculiar value, and that a breach by the Company of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law; and a breach of any of the provisions contained in this Agreement will cause Holdco irreparable injury and damage. The Company further acknowledges that the Company possesses unique skills, knowledge or ability and that competition in violation of this Agreement or any other breach of the provisions of this Agreement would be extremely detrimental to Holdco. By reason thereof, the Company agrees that Holdco shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

6.          Severability. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

7.          Successors and Assigns. The covenants, terms and provisions set forth herein shall inure to the benefit of and be enforceable by Holdco, its successors, assigns and successors in interest, including, without limitation, any corporation with which Holdco may be merged or by which it may be acquired. This Agreement is non-assignable except that Holdco's rights, duties and obligations under this Agreement may be assigned to its acquiror or successor in the event Holdco is merged, acquired, sells substantially all of the assets of the Business, or transfers the Business to any other entity. Holdco may also assign its rights under this Agreement for collateral security purposes to all lenders providing financing to Holdco and any agent acting on such lenders' behalf.

8.          Integrated Agreement and Consideration. This Agreement constitutes the entire Agreement among the parties hereto with regard to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties or representations relating to said subject matter among the parties other than those set forth herein or herein provided for. The Company hereby acknowledges that the contribution of the assets and business of the Company pursuant to the Acquisition Agreement is good and valuable consideration received by the Company for the covenants and undertakings as described in this Agreement, and such covenants and undertakings are ancillary to the contribution and transfer of said assets and the business of the Company.

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9.          Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which shall evidence one and the same agreement. In addition, any counterpart signature page may be executed and delivered by facsimile or portable document format ("PDF") and any such faxed or PDF signature pages may be attached to one or more counterparts of this Agreement, and such faxed or PDF signature(s) shall have the same force and effect as if original signatures had been executed and delivered in person.

10.         Governing Law; Arbitration; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law, rule or regulation (whether of the State of Florida or other jurisdiction) which would cause the application of any law, rule or regulation other than of the State of Florida. In the event that there is any dispute related to or in connection with this Agreement, the parties hereto agree that such dispute shall be finally settled by binding arbitration administered under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration (the "ABA", such rules being the "ABA Rules"), except as they may be modified by mutual agreement of the parties. The arbitration shall take place in Miami, Florida and be conducted in the English language. The arbitral tribunal shall consist of three arbitrators, one selected by the Company and one selected by Holdco in accordance with the ABA Rules and the third by mutual agreement of the arbitrators selected by each of them (or, if they cannot agree on such additional arbitrator, such additional arbitrator shall be chosen pursuant to the ABA Rules). The arbitrators shall apply the laws of the State of Florida as the substantive law and shall issue their award no later than three (3) months after the date of commencement of the arbitral proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto (save for any manifest error) and shall be enforceable by a court as described in this Section 10. Each of the parties hereto shall bear its own fees, costs and expenses associated with the arbitration (including reasonable attorneys’ fees, fees, costs and expenses of the arbitrators and the ABA), or in any action to enforce an arbitration award. The arbitration panel is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration pursuant to this Section 10. The parties hereto undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority. THE PARTIES HERETO HEREBY AGREE THAT THE PROCEDURES SET FORTH IN THIS SECTION SHALL BE THE EXCLUSIVE DISPUTE RESOLUTION PROCEDURES APPLICABLE AND, EXCEPT AS SHALL BE NECESSARY TO ENFORCE ANY ARBITRATION DECISION IN A COURT OF LAW, THE PARTIES HEREBY WAIVE ALL RIGHTS TO A COURT TRIAL OR TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM UNDER THIS NOTE AND AGREEMENT. Each party hereto (i) agrees that any suit, action or other legal proceeding relating hereto shall only be brought to enforce an arbitration award issued pursuant to this Section 10 or to seek as necessary urgent injunction or other similar equitable relief and shall be exclusively brought in any court located in Miami-Dade County, (ii) consents to the exclusive jurisdiction of such court in any such suit, action or proceeding, and (iii) waives any objection said party may have to the laying of venue in any such suit, action or proceeding in either such court.

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11.         Breach of Agreement. The Company agrees that in the event the Company breaches any provision of this Agreement, Holdco shall be entitled, in addition to any other remedies it may have under this Agreement, to offset to the extent of any liability, loss, damage or injury from such breach any payments due to the Company or any other party pursuant to the Acquisition Agreement.

12.         Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similarly recognized overnight delivery service with receipt acknowledged, or sent by facsimile or electronic mail, in each case sent to the appropriate address, facsimile number or electronic mail address (as applicable) set forth in this Section 12, as follows:

If to Holdco:	TOT Group, Inc.
1450 South Miami Avenue
Miami, FL 33130
Facsimile: 305-507-8808
Email: jn@netelement.com
Attention: Jonathan New

If to the Company:	Unified Payments, LLC
3363 NE 163rd Street, Suite 705
North Miami Beach, Florida 33160
Facsimile: 786-272-0696
Email: ofirer@unifiedpayments.com
Attention: Oleg Firer

Notice shall be deemed given three (3) days after when deposited in the United States mail in the manner aforesaid, with sufficient prepaid postage affixed to carry same to its destination, or one (1) day after tendered to Federal Express or some other recognized overnight courier or locally recognized same-day delivery service, for delivery in the manner aforesaid, with such courier's or messenger’s standard receipt, or, if delivered by facsimile or electronic mail to the appropriate facsimile number or electronic mail address (as applicable) set forth in this Section 12 on the business day delivered if transmitted prior to 5:00 p.m., otherwise the next business day. The parties may change the address to which notices under this Agreement shall be sent by providing written notice to the other in the manner specified above.

5

13.         Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

[Signatures are on next page.]

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HOLDCO:

TOT GROUP, INC., a Delaware corporation

By:
Name:
Title:

COMPANY:

UNIFIED PAYMENTS, LLC, a Delaware limited liability company

By:
Name:	Oleg Firer
Title:	Sole Manager and Executive Chairman

[Signature page to Covenant Not to Compete]

7

COVENANT NOT TO COMPETE
(CONTRIBUTOR SUBSIDIARY)

THIS COVENANT NOT TO COMPETE (herein referred to as the "Agreement"), made this 16th day of April 2013 (the “Effective Date”), by and between PROCESS PINK PAYMENTS, LLC, a Delaware limited liability company formerly known as Process Pink Payments Acquisition, LLC (the "Company"), and TOT GROUP, INC., a Delaware corporation (the "Holdco").

WITNESSETH:

WHEREAS, substantially all of the assets and business of the Company are to be contributed by the Company to one or more wholly-owned subsidiaries of Holdco pursuant to that certain Contribution Agreement, dated as of even date herewith, among Net Element International, Inc., a Delaware corporation, Holdco, Unified Payments, LLC, a Delaware limited liability company (“Unified”), Oleg Firer and Georgia Notes 18 LLC, a Florida limited liability company (the "Acquisition Agreement");

WHEREAS, the Company is a wholly-owned subsidiary of Unified;

WHEREAS, the Company, directly or indirectly through Unified or one or more of the other subsidiaries of Unified, has been and currently is engaged in providing transaction processing services and payment-enabling technologies to small, medium, and large merchants, including credit and debit card-based payment processing services and other transaction processing solutions in the United States of America and Canada (the "Business");

WHEREAS, Holdco, directly or indirectly through one or more of its direct or indirect subsidiaries, will thereafter conduct the Business acquired from the Company in the same manner as the Business was conducted by the Company prior to the Effective Date, and the Company has intimate knowledge of the Company's business practices, which, if utilized or exploited by the Company in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of Holdco to continue the business previously conducted by the Company; and

WHEREAS, to induce Holdco to enter into the Acquisition Agreement, the Company has agreed to execute this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holdco, intending to be legally bound, agree as follows:

1.          Noncompetition. The Company covenants and agrees that, for a period of three (3) years from the Effective Date, it will not, anywhere (i) outside of the United States of America or Canada where the Company conducted the Business prior to the Effective Date or contemplates conducting the Business in the future, or (ii) within the United States of America and Canada (the “Territory”), directly or indirectly, compete with Holdco by carrying on a business which is substantially similar to the Business. The Company represents and warrants to Holdco that the Company, directly or indirectly through Unified or one or more of the other subsidiaries of Unified, is and has been carrying on such business throughout the entire Territory.

8

2.          Definition of "Compete". For the purposes of this Agreement, the term "compete" shall mean with respect to the Business: (i) engaging in any manner in any activity or business which is substantially similar to the Business within the Territory; (ii) calling on, soliciting, taking away, accepting as a client or customer or attempting to call on, solicit, take away or accept as a client or customer any individual, company, partnership, corporation or association that is or was a client or customer of the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates at any time during the twelve (12) calendar month period immediately preceding any such act for purposes of providing any product or service which is substantially similar to the products or services provided in the operations of the Business prior to the Effective Date; or (iii) hiring, soliciting, taking away or attempting to hire, solicit or take away any employee of the Business or Holdco or its affiliates either on the Company’s behalf or on behalf of any other person or entity.

3.          Direct or Indirect Competition. For the purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, independent contractor, or employee of any entity or enterprise which is competing (as defined in Section 2 hereof) with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, joint venturer, creditor or stockholder (except as a stockholder holding less than one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective client or customer of the Company, Unified, any of the other subsidiaries of Unified, Holdco, its affiliates or any entity having title to the goodwill of the Company, Unified or any of the other subsidiaries of Unified with respect to the Business.

4.          Confidential Data. The Company further agrees that the Company will keep confidential and not, directly or indirectly, divulge to anyone nor use or otherwise appropriate for the Company's own benefit, any pricing information, marketing information, sales technique of the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates or any other of the following confidential information or documents of or relating to the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates: information, knowledge and data that is or will be used, developed, obtained or owned by the Company relating to the Business, products and/or services of the Company, Unified, any of the other subsidiaries of Unified or the Business, products and/or services of any customer, sales officer, sales associate or independent contractor thereof, including products, services, fees, pricing, designs, marketing plans, strategies, analyses, forecasts, formulas, drawings, photographs, reports, records, computer software (whether or not owned by, or designed for, the Company), other operating systems, applications, program listings, flow charts, manuals, documentation, data, databases, specifications, technology, inventions, new developments and methods, improvements, techniques, trade secrets, devices, products, methods, know-how, processes, financial data, customer lists, contact persons, cost information, executive information, regulatory matters, personnel matters, accounting and business methods, copyrightable works and information with respect to any vendor, customer, sales officer, sales associate or independent contractor of the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates, in each case whether patentable or unpatentable and whether or not reduced to practice, and all similar and related information in whatever form, and all such items of any vendor, customer, sales officer, sales associate or independent contractor of the Company, Unified, any of the other subsidiaries of Unified, Holdco and/or its affiliates, information about client requirements, terms of license agreements, terms of contracts with clients and customers, and planning and financial information of the Company, Unified, any of the other subsidiaries of Unified, Holdco or any of its affiliates (hereinafter referred to as "Confidential Data"). The Company hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which Holdco may have available pursuant to the laws of any jurisdiction or at common law, including, without limitation, any trade secret laws, to prevent the disclosure of trade secrets or proprietary information, and the enforcement by Holdco of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

9

5.          Equitable Relief. The Company acknowledges that the Company's expertise in the Business described herein is of a special, unique, unusual, extraordinary, and intellectual character, which gives said expertise a peculiar value, and that a breach by the Company of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law; and a breach of any of the provisions contained in this Agreement will cause Holdco irreparable injury and damage. The Company further acknowledges that the Company possesses unique skills, knowledge or ability and that competition in violation of this Agreement or any other breach of the provisions of this Agreement would be extremely detrimental to Holdco. By reason thereof, the Company agrees that Holdco shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

6.          Severability. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

7.          Successors and Assigns. The covenants, terms and provisions set forth herein shall inure to the benefit of and be enforceable by Holdco, its successors, assigns and successors in interest, including, without limitation, any corporation with which Holdco may be merged or by which it may be acquired. This Agreement is non-assignable except that Holdco's rights, duties and obligations under this Agreement may be assigned to its acquiror or successor in the event Holdco is merged, acquired, sells substantially all of the assets of the Business, or transfers the Business to any other entity. Holdco may also assign its rights under this Agreement for collateral security purposes to all lenders providing financing to Holdco and any agent acting on such lenders' behalf.

10

8.          Integrated Agreement and Consideration. This Agreement constitutes the entire Agreement among the parties hereto with regard to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties or representations relating to said subject matter among the parties other than those set forth herein or herein provided for. The Company hereby acknowledges that the contribution of the assets and business of the Company pursuant to the Acquisition Agreement is good and valuable consideration received by the Company for the covenants and undertakings as described in this Agreement, and such covenants and undertakings are ancillary to the contribution and transfer of said assets and the business of the Company.

9.          Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which shall evidence one and the same agreement. In addition, any counterpart signature page may be executed and delivered by facsimile or portable document format ("PDF") and any such faxed or PDF signature pages may be attached to one or more counterparts of this Agreement, and such faxed or PDF signature(s) shall have the same force and effect as if original signatures had been executed and delivered in person.

10.         Governing Law; Arbitration; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law, rule or regulation (whether of the State of Florida or other jurisdiction) which would cause the application of any law, rule or regulation other than of the State of Florida. In the event that there is any dispute related to or in connection with this Agreement, the parties hereto agree that such dispute shall be finally settled by binding arbitration administered under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration (the "ABA", such rules being the "ABA Rules"), except as they may be modified by mutual agreement of the parties. The arbitration shall take place in Miami, Florida and be conducted in the English language. The arbitral tribunal shall consist of three arbitrators, one selected by the Company and one selected by Holdco in accordance with the ABA Rules and the third by mutual agreement of the arbitrators selected by each of them (or, if they cannot agree on such additional arbitrator, such additional arbitrator shall be chosen pursuant to the ABA Rules). The arbitrators shall apply the laws of the State of Florida as the substantive law and shall issue their award no later than three (3) months after the date of commencement of the arbitral proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto (save for any manifest error) and shall be enforceable by a court as described in this Section 10. Each of the parties hereto shall bear its own fees, costs and expenses associated with the arbitration (including reasonable attorneys’ fees, fees, costs and expenses of the arbitrators and the ABA), or in any action to enforce an arbitration award. The arbitration panel is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration pursuant to this Section 10. The parties hereto undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority. THE PARTIES HERETO HEREBY AGREE THAT THE PROCEDURES SET FORTH IN THIS SECTION SHALL BE THE EXCLUSIVE DISPUTE RESOLUTION PROCEDURES APPLICABLE AND, EXCEPT AS SHALL BE NECESSARY TO ENFORCE ANY ARBITRATION DECISION IN A COURT OF LAW, THE PARTIES HEREBY WAIVE ALL RIGHTS TO A COURT TRIAL OR TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM UNDER THIS NOTE AND AGREEMENT. Each party hereto (i) agrees that any suit, action or other legal proceeding relating hereto shall only be brought to enforce an arbitration award issued pursuant to this Section 10 or to seek as necessary urgent injunction or other similar equitable relief and shall be exclusively brought in any court located in Miami-Dade County, (ii) consents to the exclusive jurisdiction of such court in any such suit, action or proceeding, and (iii) waives any objection said party may have to the laying of venue in any such suit, action or proceeding in either such court.

11

11.         Breach of Agreement. The Company agrees that in the event the Company breaches any provision of this Agreement, Holdco shall be entitled, in addition to any other remedies it may have under this Agreement, to offset to the extent of any liability, loss, damage or injury from such breach any payments due to the Company or any other party pursuant to the Acquisition Agreement.

12.         Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similarly recognized overnight delivery service with receipt acknowledged, or sent by facsimile or electronic mail, in each case sent to the appropriate address, facsimile number or electronic mail address (as applicable) set forth in this Section 12, as follows:

If to Holdco:	TOT Group, Inc.
1450 South Miami Avenue
Miami, FL 33130
Facsimile: 305-507-8808
Email: jn@netelement.com
Attention: Jonathan New

If to the Company:	Process Pink Payments, LLC
c/o Unified Payments, LLC
3363 NE 163rd Street, Suite 705
North Miami Beach, Florida 33160
Facsimile: 786-272-0696
Email: ofirer@unifiedpayments.com
Attention: Oleg Firer

12

Notice shall be deemed given three (3) days after when deposited in the United States mail in the manner aforesaid, with sufficient prepaid postage affixed to carry same to its destination, or one (1) day after tendered to Federal Express or some other recognized overnight courier or locally recognized same-day delivery service, for delivery in the manner aforesaid, with such courier's or messenger’s standard receipt, or, if delivered by facsimile or electronic mail to the appropriate facsimile number or electronic mail address (as applicable) set forth in this Section 12 on the business day delivered if transmitted prior to 5:00 p.m., otherwise the next business day. The parties may change the address to which notices under this Agreement shall be sent by providing written notice to the other in the manner specified above.

13.         Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

[Signatures are on next page.]

13

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HOLDCO:

TOT GROUP, INC., a Delaware corporation

By:
Name:
Title:

COMPANY:

PROCESS PINK PAYMENTS, LLC (formerly known as Process Pink Payments Acquisition, LLC), a Delaware limited liability company

By: UNIFIED PAYMENTS, LLC, a Delaware limited liability company, its Managing Member

By:
Name:	Oleg Firer
Title:	Sole Manager and Executive Chairman

[Signature page to Covenant Not to Compete]

14

COVENANT NOT TO COMPETE
(CONTRIBUTOR SUBSIDIARY)

THIS COVENANT NOT TO COMPETE (herein referred to as the "Agreement"), made this 16th day of April 2013 (the “Effective Date”), by and between NEW EDGE PAYMENTS, LLC, a Delaware limited liability company formerly known as MPS Acquisition, LLC (the "Company"), and TOT GROUP, INC., a Delaware corporation (the "Holdco").

WITNESSETH:

WHEREAS, substantially all of the assets and business of the Company are to be contributed by the Company to one or more wholly-owned subsidiaries of Holdco pursuant to that certain Contribution Agreement, dated as of even date herewith, among Net Element International, Inc., a Delaware corporation, Holdco, Unified Payments, LLC, a Delaware limited liability company (“Unified”), Oleg Firer and Georgia Notes 18 LLC, a Florida limited liability company (the "Acquisition Agreement");

WHEREAS, the Company is a wholly-owned subsidiary of Unified;

WHEREAS, the Company, directly or indirectly through Unified or one or more of the other subsidiaries of Unified, has been and currently is engaged in providing transaction processing services and payment-enabling technologies to small, medium, and large merchants, including credit and debit card-based payment processing services and other transaction processing solutions in the United States of America and Canada (the "Business");

WHEREAS, Holdco, directly or indirectly through one or more of its direct or indirect subsidiaries, will thereafter conduct the Business acquired from the Company in the same manner as the Business was conducted by the Company prior to the Effective Date, and the Company has intimate knowledge of the Company's business practices, which, if utilized or exploited by the Company in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of Holdco to continue the business previously conducted by the Company; and

WHEREAS, to induce Holdco to enter into the Acquisition Agreement, the Company has agreed to execute this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holdco, intending to be legally bound, agree as follows:

1.          Noncompetition. The Company covenants and agrees that, for a period of three (3) years from the Effective Date, it will not, anywhere (i) outside of the United States of America or Canada where the Company conducted the Business prior to the Effective Date or contemplates conducting the Business in the future, or (ii) within the United States of America and Canada (the “Territory”), directly or indirectly, compete with Holdco by carrying on a business which is substantially similar to the Business. The Company represents and warrants to Holdco that the Company, directly or indirectly through Unified or one or more of the other subsidiaries of Unified, is and has been carrying on such business throughout the entire Territory.

15

2.          Definition of "Compete". For the purposes of this Agreement, the term "compete" shall mean with respect to the Business: (i) engaging in any manner in any activity or business which is substantially similar to the Business within the Territory; (ii) calling on, soliciting, taking away, accepting as a client or customer or attempting to call on, solicit, take away or accept as a client or customer any individual, company, partnership, corporation or association that is or was a client or customer of the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates at any time during the twelve (12) calendar month period immediately preceding any such act for purposes of providing any product or service which is substantially similar to the products or services provided in the operations of the Business prior to the Effective Date; or (iii) hiring, soliciting, taking away or attempting to hire, solicit or take away any employee of the Business or Holdco or its affiliates either on the Company’s behalf or on behalf of any other person or entity.

3.          Direct or Indirect Competition. For the purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, independent contractor, or employee of any entity or enterprise which is competing (as defined in Section 2 hereof) with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, joint venturer, creditor or stockholder (except as a stockholder holding less than one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective client or customer of the Company, Unified, any of the other subsidiaries of Unified, Holdco, its affiliates or any entity having title to the goodwill of the Company, Unified or any of the other subsidiaries of Unified with respect to the Business.

4.          Confidential Data. The Company further agrees that the Company will keep confidential and not, directly or indirectly, divulge to anyone nor use or otherwise appropriate for the Company's own benefit, any pricing information, marketing information, sales technique of the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates or any other of the following confidential information or documents of or relating to the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates: information, knowledge and data that is or will be used, developed, obtained or owned by the Company relating to the Business, products and/or services of the Company, Unified, any of the other subsidiaries of Unified or the Business, products and/or services of any customer, sales officer, sales associate or independent contractor thereof, including products, services, fees, pricing, designs, marketing plans, strategies, analyses, forecasts, formulas, drawings, photographs, reports, records, computer software (whether or not owned by, or designed for, the Company), other operating systems, applications, program listings, flow charts, manuals, documentation, data, databases, specifications, technology, inventions, new developments and methods, improvements, techniques, trade secrets, devices, products, methods, know-how, processes, financial data, customer lists, contact persons, cost information, executive information, regulatory matters, personnel matters, accounting and business methods, copyrightable works and information with respect to any vendor, customer, sales officer, sales associate or independent contractor of the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates, in each case whether patentable or unpatentable and whether or not reduced to practice, and all similar and related information in whatever form, and all such items of any vendor, customer, sales officer, sales associate or independent contractor of the Company, Unified, any of the other subsidiaries of Unified, Holdco and/or its affiliates, information about client requirements, terms of license agreements, terms of contracts with clients and customers, and planning and financial information of the Company, Unified, any of the other subsidiaries of Unified, Holdco or any of its affiliates (hereinafter referred to as "Confidential Data"). The Company hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which Holdco may have available pursuant to the laws of any jurisdiction or at common law, including, without limitation, any trade secret laws, to prevent the disclosure of trade secrets or proprietary information, and the enforcement by Holdco of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

16

5.          Equitable Relief. The Company acknowledges that the Company's expertise in the Business described herein is of a special, unique, unusual, extraordinary, and intellectual character, which gives said expertise a peculiar value, and that a breach by the Company of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law; and a breach of any of the provisions contained in this Agreement will cause Holdco irreparable injury and damage. The Company further acknowledges that the Company possesses unique skills, knowledge or ability and that competition in violation of this Agreement or any other breach of the provisions of this Agreement would be extremely detrimental to Holdco. By reason thereof, the Company agrees that Holdco shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

6.          Severability. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

7.          Successors and Assigns. The covenants, terms and provisions set forth herein shall inure to the benefit of and be enforceable by Holdco, its successors, assigns and successors in interest, including, without limitation, any corporation with which Holdco may be merged or by which it may be acquired. This Agreement is non-assignable except that Holdco's rights, duties and obligations under this Agreement may be assigned to its acquiror or successor in the event Holdco is merged, acquired, sells substantially all of the assets of the Business, or transfers the Business to any other entity. Holdco may also assign its rights under this Agreement for collateral security purposes to all lenders providing financing to Holdco and any agent acting on such lenders' behalf.

17

8.          Integrated Agreement and Consideration. This Agreement constitutes the entire Agreement among the parties hereto with regard to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties or representations relating to said subject matter among the parties other than those set forth herein or herein provided for. The Company hereby acknowledges that the contribution of the assets and business of the Company pursuant to the Acquisition Agreement is good and valuable consideration received by the Company for the covenants and undertakings as described in this Agreement, and such covenants and undertakings are ancillary to the contribution and transfer of said assets and the business of the Company.

9.          Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which shall evidence one and the same agreement. In addition, any counterpart signature page may be executed and delivered by facsimile or portable document format ("PDF") and any such faxed or PDF signature pages may be attached to one or more counterparts of this Agreement, and such faxed or PDF signature(s) shall have the same force and effect as if original signatures had been executed and delivered in person.

10.         Governing Law; Arbitration; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law, rule or regulation (whether of the State of Florida or other jurisdiction) which would cause the application of any law, rule or regulation other than of the State of Florida. In the event that there is any dispute related to or in connection with this Agreement, the parties hereto agree that such dispute shall be finally settled by binding arbitration administered under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration (the "ABA", such rules being the "ABA Rules"), except as they may be modified by mutual agreement of the parties. The arbitration shall take place in Miami, Florida and be conducted in the English language. The arbitral tribunal shall consist of three arbitrators, one selected by the Company and one selected by Holdco in accordance with the ABA Rules and the third by mutual agreement of the arbitrators selected by each of them (or, if they cannot agree on such additional arbitrator, such additional arbitrator shall be chosen pursuant to the ABA Rules). The arbitrators shall apply the laws of the State of Florida as the substantive law and shall issue their award no later than three (3) months after the date of commencement of the arbitral proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto (save for any manifest error) and shall be enforceable by a court as described in this Section 10. Each of the parties hereto shall bear its own fees, costs and expenses associated with the arbitration (including reasonable attorneys’ fees, fees, costs and expenses of the arbitrators and the ABA), or in any action to enforce an arbitration award. The arbitration panel is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration pursuant to this Section 10. The parties hereto undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority. THE PARTIES HERETO HEREBY AGREE THAT THE PROCEDURES SET FORTH IN THIS SECTION SHALL BE THE EXCLUSIVE DISPUTE RESOLUTION PROCEDURES APPLICABLE AND, EXCEPT AS SHALL BE NECESSARY TO ENFORCE ANY ARBITRATION DECISION IN A COURT OF LAW, THE PARTIES HEREBY WAIVE ALL RIGHTS TO A COURT TRIAL OR TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM UNDER THIS NOTE AND AGREEMENT. Each party hereto (i) agrees that any suit, action or other legal proceeding relating hereto shall only be brought to enforce an arbitration award issued pursuant to this Section 10 or to seek as necessary urgent injunction or other similar equitable relief and shall be exclusively brought in any court located in Miami-Dade County, (ii) consents to the exclusive jurisdiction of such court in any such suit, action or proceeding, and (iii) waives any objection said party may have to the laying of venue in any such suit, action or proceeding in either such court.

18

11.         Breach of Agreement. The Company agrees that in the event the Company breaches any provision of this Agreement, Holdco shall be entitled, in addition to any other remedies it may have under this Agreement, to offset to the extent of any liability, loss, damage or injury from such breach any payments due to the Company or any other party pursuant to the Acquisition Agreement.

12.         Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similarly recognized overnight delivery service with receipt acknowledged, or sent by facsimile or electronic mail, in each case sent to the appropriate address, facsimile number or electronic mail address (as applicable) set forth in this Section 12, as follows:

If to Holdco:	TOT Group, Inc. 1450 South Miami Avenue Miami, FL 33130 Facsimile: 305-507-8808 Email: jn@netelement.com Attention: Jonathan New
If to the Company:	New Edge Payments, LLC c/o Unified Payments, LLC 3363 NE 163rd Street, Suite 705 North Miami Beach, Florida 33160 Facsimile: 786-272-0696 Email: ofirer@unifiedpayments.com Attention: Oleg Firer

19

Notice shall be deemed given three (3) days after when deposited in the United States mail in the manner aforesaid, with sufficient prepaid postage affixed to carry same to its destination, or one (1) day after tendered to Federal Express or some other recognized overnight courier or locally recognized same-day delivery service, for delivery in the manner aforesaid, with such courier's or messenger’s standard receipt, or, if delivered by facsimile or electronic mail to the appropriate facsimile number or electronic mail address (as applicable) set forth in this Section 12 on the business day delivered if transmitted prior to 5:00 p.m., otherwise the next business day. The parties may change the address to which notices under this Agreement shall be sent by providing written notice to the other in the manner specified above.

13.         Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

[Signatures are on next page.]

20

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HOLDCO:

TOT GROUP, INC., a Delaware corporation

By:
Name:
Title:

COMPANY:

NEW EDGE PAYMENTS, LLC (formerly known as MPS Acquisition, LLC), a Delaware limited liability company

By: UNIFIED PAYMENTS, LLC, a Delaware limited liability company, its Managing Member

By:
Name:	Oleg Firer
Title:	Sole Manager and Executive Chairman

[Signature page to Covenant Not to Compete]

21

COVENANT NOT TO COMPETE
(CONTRIBUTOR SUBSIDIARY)

THIS COVENANT NOT TO COMPETE (herein referred to as the "Agreement"), made this 16th day of April 2013 (the “Effective Date”), by and between HOSPITALITY PAYMENT SOLUTIONS, LLC, a Delaware limited liability company formerly known as Hospitality Payment Systems Acquisition, LLC (the "Company"), and TOT GROUP, INC., a Delaware corporation (the "Holdco").

WITNESSETH:

WHEREAS, substantially all of the assets and business of the Company are to be contributed by the Company to one or more wholly-owned subsidiaries of Holdco pursuant to that certain Contribution Agreement, dated as of even date herewith, among Net Element International, Inc., a Delaware corporation, Holdco, Unified Payments, LLC, a Delaware limited liability company (“Unified”), Oleg Firer and Georgia Notes 18 LLC, a Florida limited liability company (the "Acquisition Agreement");

WHEREAS, the Company is a wholly-owned subsidiary of Unified;

WHEREAS, the Company, directly or indirectly through Unified or one or more of the other subsidiaries of Unified, has been and currently is engaged in providing transaction processing services and payment-enabling technologies to small, medium, and large merchants, including credit and debit card-based payment processing services and other transaction processing solutions in the United States of America and Canada (the "Business");

WHEREAS, Holdco, directly or indirectly through one or more of its direct or indirect subsidiaries, will thereafter conduct the Business acquired from the Company in the same manner as the Business was conducted by the Company prior to the Effective Date, and the Company has intimate knowledge of the Company's business practices, which, if utilized or exploited by the Company in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of Holdco to continue the business previously conducted by the Company; and

WHEREAS, to induce Holdco to enter into the Acquisition Agreement, the Company has agreed to execute this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holdco, intending to be legally bound, agree as follows:

1.          Noncompetition. The Company covenants and agrees that, for a period of three (3) years from the Effective Date, it will not, anywhere (i) outside of the United States of America or Canada where the Company conducted the Business prior to the Effective Date or contemplates conducting the Business in the future, or (ii) within the United States of America and Canada (the “Territory”), directly or indirectly, compete with Holdco by carrying on a business which is substantially similar to the Business. The Company represents and warrants to Holdco that the Company, directly or indirectly through Unified or one or more of the other subsidiaries of Unified, is and has been carrying on such business throughout the entire Territory.

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2.          Definition of "Compete". For the purposes of this Agreement, the term "compete" shall mean with respect to the Business: (i) engaging in any manner in any activity or business which is substantially similar to the Business within the Territory; (ii) calling on, soliciting, taking away, accepting as a client or customer or attempting to call on, solicit, take away or accept as a client or customer any individual, company, partnership, corporation or association that is or was a client or customer of the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates at any time during the twelve (12) calendar month period immediately preceding any such act for purposes of providing any product or service which is substantially similar to the products or services provided in the operations of the Business prior to the Effective Date; or (iii) hiring, soliciting, taking away or attempting to hire, solicit or take away any employee of the Business or Holdco or its affiliates either on the Company’s behalf or on behalf of any other person or entity.

3.          Direct or Indirect Competition. For the purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, independent contractor, or employee of any entity or enterprise which is competing (as defined in Section 2 hereof) with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, joint venturer, creditor or stockholder (except as a stockholder holding less than one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective client or customer of the Company, Unified, any of the other subsidiaries of Unified, Holdco, its affiliates or any entity having title to the goodwill of the Company, Unified or any of the other subsidiaries of Unified with respect to the Business.

4.          Confidential Data. The Company further agrees that the Company will keep confidential and not, directly or indirectly, divulge to anyone nor use or otherwise appropriate for the Company's own benefit, any pricing information, marketing information, sales technique of the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates or any other of the following confidential information or documents of or relating to the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates: information, knowledge and data that is or will be used, developed, obtained or owned by the Company relating to the Business, products and/or services of the Company, Unified, any of the other subsidiaries of Unified or the Business, products and/or services of any customer, sales officer, sales associate or independent contractor thereof, including products, services, fees, pricing, designs, marketing plans, strategies, analyses, forecasts, formulas, drawings, photographs, reports, records, computer software (whether or not owned by, or designed for, the Company), other operating systems, applications, program listings, flow charts, manuals, documentation, data, databases, specifications, technology, inventions, new developments and methods, improvements, techniques, trade secrets, devices, products, methods, know-how, processes, financial data, customer lists, contact persons, cost information, executive information, regulatory matters, personnel matters, accounting and business methods, copyrightable works and information with respect to any vendor, customer, sales officer, sales associate or independent contractor of the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates, in each case whether patentable or unpatentable and whether or not reduced to practice, and all similar and related information in whatever form, and all such items of any vendor, customer, sales officer, sales associate or independent contractor of the Company, Unified, any of the other subsidiaries of Unified, Holdco and/or its affiliates, information about client requirements, terms of license agreements, terms of contracts with clients and customers, and planning and financial information of the Company, Unified, any of the other subsidiaries of Unified, Holdco or any of its affiliates (hereinafter referred to as "Confidential Data"). The Company hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which Holdco may have available pursuant to the laws of any jurisdiction or at common law, including, without limitation, any trade secret laws, to prevent the disclosure of trade secrets or proprietary information, and the enforcement by Holdco of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

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5.          Equitable Relief. The Company acknowledges that the Company's expertise in the Business described herein is of a special, unique, unusual, extraordinary, and intellectual character, which gives said expertise a peculiar value, and that a breach by the Company of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law; and a breach of any of the provisions contained in this Agreement will cause Holdco irreparable injury and damage. The Company further acknowledges that the Company possesses unique skills, knowledge or ability and that competition in violation of this Agreement or any other breach of the provisions of this Agreement would be extremely detrimental to Holdco. By reason thereof, the Company agrees that Holdco shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

6.          Severability. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

7.          Successors and Assigns. The covenants, terms and provisions set forth herein shall inure to the benefit of and be enforceable by Holdco, its successors, assigns and successors in interest, including, without limitation, any corporation with which Holdco may be merged or by which it may be acquired. This Agreement is non-assignable except that Holdco's rights, duties and obligations under this Agreement may be assigned to its acquiror or successor in the event Holdco is merged, acquired, sells substantially all of the assets of the Business, or transfers the Business to any other entity. Holdco may also assign its rights under this Agreement for collateral security purposes to all lenders providing financing to Holdco and any agent acting on such lenders' behalf.

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8.          Integrated Agreement and Consideration. This Agreement constitutes the entire Agreement among the parties hereto with regard to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties or representations relating to said subject matter among the parties other than those set forth herein or herein provided for. The Company hereby acknowledges that the contribution of the assets and business of the Company pursuant to the Acquisition Agreement is good and valuable consideration received by the Company for the covenants and undertakings as described in this Agreement, and such covenants and undertakings are ancillary to the contribution and transfer of said assets and the business of the Company.

9.          Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which shall evidence one and the same agreement. In addition, any counterpart signature page may be executed and delivered by facsimile or portable document format ("PDF") and any such faxed or PDF signature pages may be attached to one or more counterparts of this Agreement, and such faxed or PDF signature(s) shall have the same force and effect as if original signatures had been executed and delivered in person.

10.         Governing Law; Arbitration; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law, rule or regulation (whether of the State of Florida or other jurisdiction) which would cause the application of any law, rule or regulation other than of the State of Florida. In the event that there is any dispute related to or in connection with this Agreement, the parties hereto agree that such dispute shall be finally settled by binding arbitration administered under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration (the "ABA", such rules being the "ABA Rules"), except as they may be modified by mutual agreement of the parties. The arbitration shall take place in Miami, Florida and be conducted in the English language. The arbitral tribunal shall consist of three arbitrators, one selected by the Company and one selected by Holdco in accordance with the ABA Rules and the third by mutual agreement of the arbitrators selected by each of them (or, if they cannot agree on such additional arbitrator, such additional arbitrator shall be chosen pursuant to the ABA Rules). The arbitrators shall apply the laws of the State of Florida as the substantive law and shall issue their award no later than three (3) months after the date of commencement of the arbitral proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto (save for any manifest error) and shall be enforceable by a court as described in this Section 10. Each of the parties hereto shall bear its own fees, costs and expenses associated with the arbitration (including reasonable attorneys’ fees, fees, costs and expenses of the arbitrators and the ABA), or in any action to enforce an arbitration award. The arbitration panel is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration pursuant to this Section 10. The parties hereto undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority. THE PARTIES HERETO HEREBY AGREE THAT THE PROCEDURES SET FORTH IN THIS SECTION SHALL BE THE EXCLUSIVE DISPUTE RESOLUTION PROCEDURES APPLICABLE AND, EXCEPT AS SHALL BE NECESSARY TO ENFORCE ANY ARBITRATION DECISION IN A COURT OF LAW, THE PARTIES HEREBY WAIVE ALL RIGHTS TO A COURT TRIAL OR TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM UNDER THIS NOTE AND AGREEMENT. Each party hereto (i) agrees that any suit, action or other legal proceeding relating hereto shall only be brought to enforce an arbitration award issued pursuant to this Section 10 or to seek as necessary urgent injunction or other similar equitable relief and shall be exclusively brought in any court located in Miami-Dade County, (ii) consents to the exclusive jurisdiction of such court in any such suit, action or proceeding, and (iii) waives any objection said party may have to the laying of venue in any such suit, action or proceeding in either such court.

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11.         Breach of Agreement. The Company agrees that in the event the Company breaches any provision of this Agreement, Holdco shall be entitled, in addition to any other remedies it may have under this Agreement, to offset to the extent of any liability, loss, damage or injury from such breach any payments due to the Company or any other party pursuant to the Acquisition Agreement.

12.         Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similarly recognized overnight delivery service with receipt acknowledged, or sent by facsimile or electronic mail, in each case sent to the appropriate address, facsimile number or electronic mail address (as applicable) set forth in this Section 12, as follows:

If to Holdco:	TOT Group, Inc. 1450 South Miami Avenue Miami, FL 33130 Facsimile: 305-507-8808 Email: jn@netelement.com Attention: Jonathan New
If to the Company:

Hospitality Payment Solutions, LLC

c/o Unified Payments, LLC

3363 NE 163rd Street, Suite 705

North Miami Beach, Florida 33160

Facsimile: 786-272-0696

Email: ofirer@unifiedpayments.com

Attention: Oleg Firer

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Notice shall be deemed given three (3) days after when deposited in the United States mail in the manner aforesaid, with sufficient prepaid postage affixed to carry same to its destination, or one (1) day after tendered to Federal Express or some other recognized overnight courier or locally recognized same-day delivery service, for delivery in the manner aforesaid, with such courier's or messenger’s standard receipt, or, if delivered by facsimile or electronic mail to the appropriate facsimile number or electronic mail address (as applicable) set forth in this Section 12 on the business day delivered if transmitted prior to 5:00 p.m., otherwise the next business day. The parties may change the address to which notices under this Agreement shall be sent by providing written notice to the other in the manner specified above.

13.         Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

[Signatures are on next page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HOLDCO:

TOT GROUP, INC., a Delaware corporation

By:
Name:
Title:

COMPANY:

HOSPITALITY PAYMENT SOLUTIONS, LLC (formerly known as Hospitality Payment Systems Acquisition, LLC), a Delaware limited liability company

By: UNIFIED PAYMENTS, LLC, a Delaware limited liability company, its Managing Member

By:
Name:	Oleg Firer
Title:	Sole Manager and Executive Chairman

[Signature page to Covenant Not to Compete]

28

COVENANT NOT TO COMPETE
(CONTRIBUTOR SUBSIDIARY)

THIS COVENANT NOT TO COMPETE (herein referred to as the "Agreement"), made this 16th day of April 2013 (the “Effective Date”), by and between FIRST BUSINESS SOLUTIONS, LLC, a Delaware limited liability company formerly known as FBS Acquisition, LLC (the "Company"), and TOT GROUP, INC., a Delaware corporation (the "Holdco").

WITNESSETH:

WHEREAS, substantially all of the assets and business of the Company are to be contributed by the Company to one or more wholly-owned subsidiaries of Holdco pursuant to that certain Contribution Agreement, dated as of even date herewith, among Net Element International, Inc., a Delaware corporation, Holdco, Unified Payments, LLC, a Delaware limited liability company (“Unified”), Oleg Firer and Georgia Notes 18 LLC, a Florida limited liability company (the "Acquisition Agreement");

WHEREAS, the Company is a wholly-owned subsidiary of Unified;

WHEREAS, the Company, directly or indirectly through Unified or one or more of the other subsidiaries of Unified, has been and currently is engaged in providing transaction processing services and payment-enabling technologies to small, medium, and large merchants, including credit and debit card-based payment processing services and other transaction processing solutions in the United States of America and Canada (the "Business");

WHEREAS, Holdco, directly or indirectly through one or more of its direct or indirect subsidiaries, will thereafter conduct the Business acquired from the Company in the same manner as the Business was conducted by the Company prior to the Effective Date, and the Company has intimate knowledge of the Company's business practices, which, if utilized or exploited by the Company in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of Holdco to continue the business previously conducted by the Company; and

WHEREAS, to induce Holdco to enter into the Acquisition Agreement, the Company has agreed to execute this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holdco, intending to be legally bound, agree as follows:

1.         Noncompetition. The Company covenants and agrees that, for a period of three (3) years from the Effective Date, it will not, anywhere (i) outside of the United States of America or Canada where the Company conducted the Business prior to the Effective Date or contemplates conducting the Business in the future, or (ii) within the United States of America and Canada (the “Territory”), directly or indirectly, compete with Holdco by carrying on a business which is substantially similar to the Business. The Company represents and warrants to Holdco that the Company, directly or indirectly through Unified or one or more of the other subsidiaries of Unified, is and has been carrying on such business throughout the entire Territory.

29

2.         Definition of "Compete". For the purposes of this Agreement, the term "compete" shall mean with respect to the Business: (i) engaging in any manner in any activity or business which is substantially similar to the Business within the Territory; (ii) calling on, soliciting, taking away, accepting as a client or customer or attempting to call on, solicit, take away or accept as a client or customer any individual, company, partnership, corporation or association that is or was a client or customer of the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates at any time during the twelve (12) calendar month period immediately preceding any such act for purposes of providing any product or service which is substantially similar to the products or services provided in the operations of the Business prior to the Effective Date; or (iii) hiring, soliciting, taking away or attempting to hire, solicit or take away any employee of the Business or Holdco or its affiliates either on the Company’s behalf or on behalf of any other person or entity.

3.         Direct or Indirect Competition. For the purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, independent contractor, or employee of any entity or enterprise which is competing (as defined in Section 2 hereof) with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, joint venturer, creditor or stockholder (except as a stockholder holding less than one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective client or customer of the Company, Unified, any of the other subsidiaries of Unified, Holdco, its affiliates or any entity having title to the goodwill of the Company, Unified or any of the other subsidiaries of Unified with respect to the Business.

4.         Confidential Data. The Company further agrees that the Company will keep confidential and not, directly or indirectly, divulge to anyone nor use or otherwise appropriate for the Company's own benefit, any pricing information, marketing information, sales technique of the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates or any other of the following confidential information or documents of or relating to the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates: information, knowledge and data that is or will be used, developed, obtained or owned by the Company relating to the Business, products and/or services of the Company, Unified, any of the other subsidiaries of Unified or the Business, products and/or services of any customer, sales officer, sales associate or independent contractor thereof, including products, services, fees, pricing, designs, marketing plans, strategies, analyses, forecasts, formulas, drawings, photographs, reports, records, computer software (whether or not owned by, or designed for, the Company), other operating systems, applications, program listings, flow charts, manuals, documentation, data, databases, specifications, technology, inventions, new developments and methods, improvements, techniques, trade secrets, devices, products, methods, know-how, processes, financial data, customer lists, contact persons, cost information, executive information, regulatory matters, personnel matters, accounting and business methods, copyrightable works and information with respect to any vendor, customer, sales officer, sales associate or independent contractor of the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates, in each case whether patentable or unpatentable and whether or not reduced to practice, and all similar and related information in whatever form, and all such items of any vendor, customer, sales officer, sales associate or independent contractor of the Company, Unified, any of the other subsidiaries of Unified, Holdco and/or its affiliates, information about client requirements, terms of license agreements, terms of contracts with clients and customers, and planning and financial information of the Company, Unified, any of the other subsidiaries of Unified, Holdco or any of its affiliates (hereinafter referred to as "Confidential Data"). The Company hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which Holdco may have available pursuant to the laws of any jurisdiction or at common law, including, without limitation, any trade secret laws, to prevent the disclosure of trade secrets or proprietary information, and the enforcement by Holdco of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

30

5.         Equitable Relief. The Company acknowledges that the Company's expertise in the Business described herein is of a special, unique, unusual, extraordinary, and intellectual character, which gives said expertise a peculiar value, and that a breach by the Company of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law; and a breach of any of the provisions contained in this Agreement will cause Holdco irreparable injury and damage. The Company further acknowledges that the Company possesses unique skills, knowledge or ability and that competition in violation of this Agreement or any other breach of the provisions of this Agreement would be extremely detrimental to Holdco. By reason thereof, the Company agrees that Holdco shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

6.         Severability. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

7.         Successors and Assigns. The covenants, terms and provisions set forth herein shall inure to the benefit of and be enforceable by Holdco, its successors, assigns and successors in interest, including, without limitation, any corporation with which Holdco may be merged or by which it may be acquired. This Agreement is non-assignable except that Holdco's rights, duties and obligations under this Agreement may be assigned to its acquiror or successor in the event Holdco is merged, acquired, sells substantially all of the assets of the Business, or transfers the Business to any other entity. Holdco may also assign its rights under this Agreement for collateral security purposes to all lenders providing financing to Holdco and any agent acting on such lenders' behalf.

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8.         Integrated Agreement and Consideration. This Agreement constitutes the entire Agreement among the parties hereto with regard to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties or representations relating to said subject matter among the parties other than those set forth herein or herein provided for. The Company hereby acknowledges that the contribution of the assets and business of the Company pursuant to the Acquisition Agreement is good and valuable consideration received by the Company for the covenants and undertakings as described in this Agreement, and such covenants and undertakings are ancillary to the contribution and transfer of said assets and the business of the Company.

9.         Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which shall evidence one and the same agreement. In addition, any counterpart signature page may be executed and delivered by facsimile or portable document format ("PDF") and any such faxed or PDF signature pages may be attached to one or more counterparts of this Agreement, and such faxed or PDF signature(s) shall have the same force and effect as if original signatures had been executed and delivered in person.

10.       Governing Law; Arbitration; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law, rule or regulation (whether of the State of Florida or other jurisdiction) which would cause the application of any law, rule or regulation other than of the State of Florida. In the event that there is any dispute related to or in connection with this Agreement, the parties hereto agree that such dispute shall be finally settled by binding arbitration administered under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration (the "ABA", such rules being the "ABA Rules"), except as they may be modified by mutual agreement of the parties. The arbitration shall take place in Miami, Florida and be conducted in the English language. The arbitral tribunal shall consist of three arbitrators, one selected by the Company and one selected by Holdco in accordance with the ABA Rules and the third by mutual agreement of the arbitrators selected by each of them (or, if they cannot agree on such additional arbitrator, such additional arbitrator shall be chosen pursuant to the ABA Rules). The arbitrators shall apply the laws of the State of Florida as the substantive law and shall issue their award no later than three (3) months after the date of commencement of the arbitral proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto (save for any manifest error) and shall be enforceable by a court as described in this Section 10. Each of the parties hereto shall bear its own fees, costs and expenses associated with the arbitration (including reasonable attorneys’ fees, fees, costs and expenses of the arbitrators and the ABA), or in any action to enforce an arbitration award. The arbitration panel is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration pursuant to this Section 10. The parties hereto undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority. THE PARTIES HERETO HEREBY AGREE THAT THE PROCEDURES SET FORTH IN THIS SECTION SHALL BE THE EXCLUSIVE DISPUTE RESOLUTION PROCEDURES APPLICABLE AND, EXCEPT AS SHALL BE NECESSARY TO ENFORCE ANY ARBITRATION DECISION IN A COURT OF LAW, THE PARTIES HEREBY WAIVE ALL RIGHTS TO A COURT TRIAL OR TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM UNDER THIS NOTE AND AGREEMENT. Each party hereto (i) agrees that any suit, action or other legal proceeding relating hereto shall only be brought to enforce an arbitration award issued pursuant to this Section 10 or to seek as necessary urgent injunction or other similar equitable relief and shall be exclusively brought in any court located in Miami-Dade County, (ii) consents to the exclusive jurisdiction of such court in any such suit, action or proceeding, and (iii) waives any objection said party may have to the laying of venue in any such suit, action or proceeding in either such court.

32

11.          Breach of Agreement. The Company agrees that in the event the Company breaches any provision of this Agreement, Holdco shall be entitled, in addition to any other remedies it may have under this Agreement, to offset to the extent of any liability, loss, damage or injury from such breach any payments due to the Company or any other party pursuant to the Acquisition Agreement.

12.          Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similarly recognized overnight delivery service with receipt acknowledged, or sent by facsimile or electronic mail, in each case sent to the appropriate address, facsimile number or electronic mail address (as applicable) set forth in this Section 12, as follows:

If to Holdco:	TOT Group, Inc. 1450 South Miami Avenue Miami, FL 33130 Facsimile: 305-507-8808 Email: jn@netelement.com Attention: Jonathan New

If to the Company:	First Business Solutions, LLC c/o Unified Payments, LLC 3363 NE 163rd Street, Suite 705 North Miami Beach, Florida 33160 Facsimile: 786-272-0696 Email: ofirer@unifiedpayments.com Attention: Oleg Firer

33

Notice shall be deemed given three (3) days after when deposited in the United States mail in the manner aforesaid, with sufficient prepaid postage affixed to carry same to its destination, or one (1) day after tendered to Federal Express or some other recognized overnight courier or locally recognized same-day delivery service, for delivery in the manner aforesaid, with such courier's or messenger’s standard receipt, or, if delivered by facsimile or electronic mail to the appropriate facsimile number or electronic mail address (as applicable) set forth in this Section 12 on the business day delivered if transmitted prior to 5:00 p.m., otherwise the next business day. The parties may change the address to which notices under this Agreement shall be sent by providing written notice to the other in the manner specified above.

13.         Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

[Signatures are on next page.]

34

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HOLDCO:

TOT GROUP, INC., a Delaware corporation

By:
Name:
Title:

COMPANY:

FIRST BUSINESS SOLUTIONS, LLC (formerly known as FBS Acquisition, LLC), a Delaware limited liability company

By: UNIFIED PAYMENTS, LLC, a Delaware limited liability company, its Managing Member

By:
	Name:	Oleg Firer
	Title:	Sole Manager and Executive Chairman

[Signature page to Covenant Not to Compete]

35

COVENANT NOT TO COMPETE
(CONTRIBUTOR SUBSIDIARY)

THIS COVENANT NOT TO COMPETE (herein referred to as the "Agreement"), made this 16th day of April 2013 (the “Effective Date”), by and between BPS ACQUISITION, LLC, a Delaware limited liability company (the "Company"), and TOT GROUP, INC., a Delaware corporation (the "Holdco").

WITNESSETH:

WHEREAS, substantially all of the assets and business of the Company are to be contributed by the Company to one or more wholly-owned subsidiaries of Holdco pursuant to that certain Contribution Agreement, dated as of even date herewith, among Net Element International, Inc., a Delaware corporation, Holdco, Unified Payments, LLC, a Delaware limited liability company (“Unified”), Oleg Firer and Georgia Notes 18 LLC, a Florida limited liability company (the "Acquisition Agreement");

WHEREAS, the Company is a wholly-owned subsidiary of Unified;

WHEREAS, the Company, directly or indirectly through Unified or one or more of the other subsidiaries of Unified, has been and currently is engaged in providing transaction processing services and payment-enabling technologies to small, medium, and large merchants, including credit and debit card-based payment processing services and other transaction processing solutions in the United States of America and Canada (the "Business");

WHEREAS, Holdco, directly or indirectly through one or more of its direct or indirect subsidiaries, will thereafter conduct the Business acquired from the Company in the same manner as the Business was conducted by the Company prior to the Effective Date, and the Company has intimate knowledge of the Company's business practices, which, if utilized or exploited by the Company in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of Holdco to continue the business previously conducted by the Company; and

WHEREAS, to induce Holdco to enter into the Acquisition Agreement, the Company has agreed to execute this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holdco, intending to be legally bound, agree as follows:

1.          Noncompetition. The Company covenants and agrees that, for a period of three (3) years from the Effective Date, it will not, anywhere (i) outside of the United States of America or Canada where the Company conducted the Business prior to the Effective Date or contemplates conducting the Business in the future, or (ii) within the United States of America and Canada (the “Territory”), directly or indirectly, compete with Holdco by carrying on a business which is substantially similar to the Business. The Company represents and warrants to Holdco that the Company, directly or indirectly through Unified or one or more of the other subsidiaries of Unified, is and has been carrying on such business throughout the entire Territory.

36

2.          Definition of "Compete". For the purposes of this Agreement, the term "compete" shall mean with respect to the Business: (i) engaging in any manner in any activity or business which is substantially similar to the Business within the Territory; (ii) calling on, soliciting, taking away, accepting as a client or customer or attempting to call on, solicit, take away or accept as a client or customer any individual, company, partnership, corporation or association that is or was a client or customer of the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates at any time during the twelve (12) calendar month period immediately preceding any such act for purposes of providing any product or service which is substantially similar to the products or services provided in the operations of the Business prior to the Effective Date; or (iii) hiring, soliciting, taking away or attempting to hire, solicit or take away any employee of the Business or Holdco or its affiliates either on the Company’s behalf or on behalf of any other person or entity.

3.          Direct or Indirect Competition. For the purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, independent contractor, or employee of any entity or enterprise which is competing (as defined in Section 2 hereof) with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, joint venturer, creditor or stockholder (except as a stockholder holding less than one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective client or customer of the Company, Unified, any of the other subsidiaries of Unified, Holdco, its affiliates or any entity having title to the goodwill of the Company, Unified or any of the other subsidiaries of Unified with respect to the Business.

4.          Confidential Data. The Company further agrees that the Company will keep confidential and not, directly or indirectly, divulge to anyone nor use or otherwise appropriate for the Company's own benefit, any pricing information, marketing information, sales technique of the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates or any other of the following confidential information or documents of or relating to the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates: information, knowledge and data that is or will be used, developed, obtained or owned by the Company relating to the Business, products and/or services of the Company, Unified, any of the other subsidiaries of Unified or the Business, products and/or services of any customer, sales officer, sales associate or independent contractor thereof, including products, services, fees, pricing, designs, marketing plans, strategies, analyses, forecasts, formulas, drawings, photographs, reports, records, computer software (whether or not owned by, or designed for, the Company), other operating systems, applications, program listings, flow charts, manuals, documentation, data, databases, specifications, technology, inventions, new developments and methods, improvements, techniques, trade secrets, devices, products, methods, know-how, processes, financial data, customer lists, contact persons, cost information, executive information, regulatory matters, personnel matters, accounting and business methods, copyrightable works and information with respect to any vendor, customer, sales officer, sales associate or independent contractor of the Company, Unified, any of the other subsidiaries of Unified, Holdco or its affiliates, in each case whether patentable or unpatentable and whether or not reduced to practice, and all similar and related information in whatever form, and all such items of any vendor, customer, sales officer, sales associate or independent contractor of the Company, Unified, any of the other subsidiaries of Unified, Holdco and/or its affiliates, information about client requirements, terms of license agreements, terms of contracts with clients and customers, and planning and financial information of the Company, Unified, any of the other subsidiaries of Unified, Holdco or any of its affiliates (hereinafter referred to as "Confidential Data"). The Company hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which Holdco may have available pursuant to the laws of any jurisdiction or at common law, including, without limitation, any trade secret laws, to prevent the disclosure of trade secrets or proprietary information, and the enforcement by Holdco of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

37

5.          Equitable Relief. The Company acknowledges that the Company's expertise in the Business described herein is of a special, unique, unusual, extraordinary, and intellectual character, which gives said expertise a peculiar value, and that a breach by the Company of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law; and a breach of any of the provisions contained in this Agreement will cause Holdco irreparable injury and damage. The Company further acknowledges that the Company possesses unique skills, knowledge or ability and that competition in violation of this Agreement or any other breach of the provisions of this Agreement would be extremely detrimental to Holdco. By reason thereof, the Company agrees that Holdco shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

6.          Severability. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

7.          Successors and Assigns. The covenants, terms and provisions set forth herein shall inure to the benefit of and be enforceable by Holdco, its successors, assigns and successors in interest, including, without limitation, any corporation with which Holdco may be merged or by which it may be acquired. This Agreement is non-assignable except that Holdco's rights, duties and obligations under this Agreement may be assigned to its acquiror or successor in the event Holdco is merged, acquired, sells substantially all of the assets of the Business, or transfers the Business to any other entity. Holdco may also assign its rights under this Agreement for collateral security purposes to all lenders providing financing to Holdco and any agent acting on such lenders' behalf.

38

8.          Integrated Agreement and Consideration. This Agreement constitutes the entire Agreement among the parties hereto with regard to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties or representations relating to said subject matter among the parties other than those set forth herein or herein provided for. The Company hereby acknowledges that the contribution of the assets and business of the Company pursuant to the Acquisition Agreement is good and valuable consideration received by the Company for the covenants and undertakings as described in this Agreement, and such covenants and undertakings are ancillary to the contribution and transfer of said assets and the business of the Company.

9.          Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which shall evidence one and the same agreement. In addition, any counterpart signature page may be executed and delivered by facsimile or portable document format ("PDF") and any such faxed or PDF signature pages may be attached to one or more counterparts of this Agreement, and such faxed or PDF signature(s) shall have the same force and effect as if original signatures had been executed and delivered in person.

10.        Governing Law; Arbitration; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law, rule or regulation (whether of the State of Florida or other jurisdiction) which would cause the application of any law, rule or regulation other than of the State of Florida. In the event that there is any dispute related to or in connection with this Agreement, the parties hereto agree that such dispute shall be finally settled by binding arbitration administered under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration (the "ABA", such rules being the "ABA Rules"), except as they may be modified by mutual agreement of the parties. The arbitration shall take place in Miami, Florida and be conducted in the English language. The arbitral tribunal shall consist of three arbitrators, one selected by the Company and one selected by Holdco in accordance with the ABA Rules and the third by mutual agreement of the arbitrators selected by each of them (or, if they cannot agree on such additional arbitrator, such additional arbitrator shall be chosen pursuant to the ABA Rules). The arbitrators shall apply the laws of the State of Florida as the substantive law and shall issue their award no later than three (3) months after the date of commencement of the arbitral proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto (save for any manifest error) and shall be enforceable by a court as described in this Section 10. Each of the parties hereto shall bear its own fees, costs and expenses associated with the arbitration (including reasonable attorneys’ fees, fees, costs and expenses of the arbitrators and the ABA), or in any action to enforce an arbitration award. The arbitration panel is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration pursuant to this Section 10. The parties hereto undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority. THE PARTIES HERETO HEREBY AGREE THAT THE PROCEDURES SET FORTH IN THIS SECTION SHALL BE THE EXCLUSIVE DISPUTE RESOLUTION PROCEDURES APPLICABLE AND, EXCEPT AS SHALL BE NECESSARY TO ENFORCE ANY ARBITRATION DECISION IN A COURT OF LAW, THE PARTIES HEREBY WAIVE ALL RIGHTS TO A COURT TRIAL OR TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM UNDER THIS NOTE AND AGREEMENT. Each party hereto (i) agrees that any suit, action or other legal proceeding relating hereto shall only be brought to enforce an arbitration award issued pursuant to this Section 10 or to seek as necessary urgent injunction or other similar equitable relief and shall be exclusively brought in any court located in Miami-Dade County, (ii) consents to the exclusive jurisdiction of such court in any such suit, action or proceeding, and (iii) waives any objection said party may have to the laying of venue in any such suit, action or proceeding in either such court.

39

11.          Breach of Agreement. The Company agrees that in the event the Company breaches any provision of this Agreement, Holdco shall be entitled, in addition to any other remedies it may have under this Agreement, to offset to the extent of any liability, loss, damage or injury from such breach any payments due to the Company or any other party pursuant to the Acquisition Agreement.

12.          Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similarly recognized overnight delivery service with receipt acknowledged, or sent by facsimile or electronic mail, in each case sent to the appropriate address, facsimile number or electronic mail address (as applicable) set forth in this Section 12, as follows:

If to Holdco:	TOT Group, Inc. 1450 South Miami Avenue Miami, FL 33130 Facsimile: 305-507-8808 Email: jn@netelement.com Attention: Jonathan New

If to the Company:	BPS Acquisition, LLC c/o Unified Payments, LLC 3363 NE 163rd Street, Suite 705 North Miami Beach, Florida 33160 Facsimile: 786-272-0696 Email: ofirer@unifiedpayments.com Attention: Oleg Firer

40

Notice shall be deemed given three (3) days after when deposited in the United States mail in the manner aforesaid, with sufficient prepaid postage affixed to carry same to its destination, or one (1) day after tendered to Federal Express or some other recognized overnight courier or locally recognized same-day delivery service, for delivery in the manner aforesaid, with such courier's or messenger’s standard receipt, or, if delivered by facsimile or electronic mail to the appropriate facsimile number or electronic mail address (as applicable) set forth in this Section 12 on the business day delivered if transmitted prior to 5:00 p.m., otherwise the next business day. The parties may change the address to which notices under this Agreement shall be sent by providing written notice to the other in the manner specified above.

13.          Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

[Signatures are on next page.]

41

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HOLDCO:

TOT GROUP, INC., a Delaware corporation

By:
Name:
Title:

COMPANY:

BPS ACQUISITION, LLC, a Delaware limited liability company

By: UNIFIED PAYMENTS, LLC, a Delaware limited liability company, its Managing Member

By:
	Name:	Oleg Firer
	Title:	Sole Manager and Executive Chairman

[Signature page to Covenant Not to Compete]

42

COVENANT NOT TO COMPETE
(MEMBER)

THIS COVENANT NOT TO COMPETE (this "Agreement"), made this 16th day of April 2013 (the “Effective Date”), by and between OLEG FIRER, an individual (hereinafter referred to as the "Member"), and TOT GROUP, INC., a Delaware corporation (hereinafter referred to as "Holdco").

WITNESSETH:

WHEREAS, the Member is a member of Unified Payments, LLC, a Delaware limited liability company (the "Company");

WHEREAS, substantially all of the assets and the business of the Company are to be contributed by the Company to one or more wholly-owned subsidiaries of Holdco pursuant to that certain Contribution Agreement, dated as of even date herewith, among Net Element International, Inc., a Delaware corporation, Holdco, the Company, the Member and Georgia Notes 18 LLC, a Florida limited liability company (the "Acquisition Agreement");

WHEREAS, the Company, directly or indirectly through one or more of its subsidiaries, has been and currently is engaged in providing transaction processing services and payment-enabling technologies to small, medium, and large merchants, including credit and debit card-based payment processing services and other transaction processing solutions in the United States of America and Canada (the "Business");

WHEREAS, Holdco will thereafter conduct the Business acquired from the Company in the same manner as the Business was conducted by the Company prior to the Effective Date, and the Member has intimate knowledge of the Business and the Company's business practices, trade secrets and confidential and proprietary information, which, if exploited by the Member in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of Holdco to continue the business previously conducted by the Company; and

WHEREAS, to induce Holdco to enter into the Acquisition Agreement and consummate the transactions contemplated in the Acquisition Agreement, the Member has agreed to execute this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member and Holdco, intending to be legally bound, agree as follows:

1.             Noncompetition. The Member covenants and agrees that, for a period of three (3) years from the Effective Date, the Member will not, anywhere (i) outside of the United States of America or Canada where the Company conducted the Business prior to the Effective Date or where Holdco contemplates conducting the Business in the future, or (ii) within the United States of America and Canada (collectively, the “Territory”), directly or indirectly, compete with Holdco by carrying on a business which is substantially similar to the Business. The Member represents and warrants to Holdco that the Company is and has been carrying on the Business throughout the entire Territory.

43

2.             Definition of "Compete". For the purposes of this Agreement, the term "compete" shall mean with respect to the Business: (i) engaging in any manner in any activity or business which is substantially similar to the Business within the Territory; (ii) calling on, soliciting, taking away, accepting as a client or customer or attempting to call on, solicit, take away or accept as a client or customer any individual, company, partnership, corporation or association that is or was a client or customer of the Company, Holdco or its affiliates at any time during the twelve (12) calendar month period immediately preceding any such act for purposes of providing any product or service which is substantially similar to the products or services provided in the operations of the Business prior to the Effective Date; or (iii) hiring, soliciting, taking away or attempting to hire, solicit or take away any employee of the Business or Holdco or its affiliates either on the Company’s behalf or on behalf of any other person or entity.

3.             Direct or Indirect Competition. For the purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, independent contractor, or employee of any entity or enterprise which is competing (as defined in Section 2 hereof) with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, joint venturer, creditor or stockholder (except as a stockholder holding less than one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective client or customer of the Company, Holdco, its affiliates or any entity having title to the goodwill of the Company with respect to the Business.

4.             Confidential Data. The Member further agrees that the Member will keep confidential and not, directly or indirectly, divulge to anyone nor use or otherwise appropriate for the Member's own benefit, any pricing information, marketing information, sales technique of the Company, Holdco or its affiliates or any other of the following confidential information or documents of or relating to the Company, Holdco or its affiliates: information, knowledge and data that is or will be used, developed, obtained or owned by the Company relating to the Business, products and/or services of the Company or the Business, products and/or services of any customer, sales officer, sales associate or independent contractor thereof, including products, services, fees, pricing, designs, marketing plans, strategies, analyses, forecasts, formulas, drawings, photographs, reports, records, computer software (whether or not owned by, or designed for, the Company), other operating systems, applications, program listings, flow charts, manuals, documentation, data, databases, specifications, technology, inventions, new developments and methods, improvements, techniques, trade secrets, devices, products, methods, know-how, processes, financial data, customer lists, contact persons, cost information, executive information, regulatory matters, personnel matters, accounting and business methods, copyrightable works and information with respect to any vendor, customer, sales officer, sales associate or independent contractor of the Company, Holdco or its affiliates, in each case whether patentable or unpatentable and whether or not reduced to practice, and all similar and related information in whatever form, and all such items of any vendor, customer, sales officer, sales associate or independent contractor of the Company, Holdco and/or its affiliates, information about client requirements, terms of license agreements, terms of contracts with clients and customers, and planning and financial information of the Company or Holdco (hereinafter referred to as "Confidential Data"). The Member hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which Holdco may have available pursuant to the laws of any jurisdiction or at common law, including, without limitation, any trade secret laws, to prevent the disclosure of trade secrets or proprietary information, and the enforcement by Holdco of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

44

5.             Equitable Relief. The Member acknowledges that the Member's expertise in the Business described herein is of a special, unique, unusual, extraordinary, and intellectual character, which gives said expertise a peculiar value, and that a breach by the Member of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law; and a breach of any of the provisions contained in this Agreement will cause Holdco irreparable injury and damage. The Member further acknowledges that the Member possesses unique skills, knowledge and ability and that competition in violation of this Agreement or any other breach of the provisions of this Agreement would be extremely detrimental to Holdco. By reason thereof, the Member agrees that Holdco shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

6.             Severability. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

7.             Successors and Assigns. The covenants, terms and provisions set forth herein shall inure to the benefit of and be enforceable by Holdco, its successors, assigns and successors in interest, including, without limitation, any corporation with which Holdco may be merged or by which it may be acquired. This Agreement is non-assignable except that Holdco's rights, duties and obligations under this Agreement may be assigned to its acquiror or successor in the event Holdco is merged, acquired, sells substantially all of the assets of the Business, or transfers the Business to any other entity. Holdco may also assign its rights under this Agreement for collateral security purposes to all lenders providing financing to Holdco and any agent acting on such lenders' behalf.

8.             Integrated Agreement and Consideration. This Agreement constitutes the entire Agreement among the parties hereto with regard to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties or representations relating to said subject matter among the parties other than those set forth herein or herein provided for. Nothing contained herein shall be regarded as an agreement of employment between Member and Holdco. Member hereby acknowledges that the contribution of the assets and business of the Company pursuant to the Acquisition Agreement is good and valuable consideration received by Member for the covenants and undertakings as described in this Agreement, and such covenants and undertakings are ancillary to the contribution and transfer of said assets and the business of the Company.

45

9.             Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which shall evidence one and the same agreement. In addition, any counterpart signature page may be executed and delivered by facsimile or portable document format ("PDF") and any such faxed or PDF signature pages may be attached to one or more counterparts of this Agreement, and such faxed or PDF signature(s) shall have the same force and effect as if original signatures had been executed and delivered in person.

10.             Governing Law; Arbitration; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law, rule or regulation (whether of the State of Florida or other jurisdiction) which would cause the application of any law, rule or regulation other than of the State of Florida. In the event that there is any dispute related to or in connection with this Agreement, the parties hereto agree that such dispute shall be finally settled by binding arbitration administered under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration (the "ABA", such rules being the "ABA Rules"), except as they may be modified by mutual agreement of the parties. The arbitration shall take place in Miami, Florida and be conducted in the English language. The arbitral tribunal shall consist of three arbitrators, one selected by the Member and one selected by Holdco in accordance with the ABA Rules and the third by mutual agreement of the arbitrators selected by each of them (or, if they cannot agree on such additional arbitrator, such additional arbitrator shall be chosen pursuant to the ABA Rules). The arbitrators shall apply the laws of the State of Florida as the substantive law and shall issue their award no later than three (3) months after the date of commencement of the arbitral proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto (save for any manifest error) and shall be enforceable by a court as described in this Section 10. Each of the parties hereto shall bear its own fees, costs and expenses associated with the arbitration (including reasonable attorneys’ fees, fees, costs and expenses of the arbitrators and the ABA), or in any action to enforce an arbitration award. The arbitration panel is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration pursuant to this Section 10. The parties hereto undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority. THE PARTIES HERETO HEREBY AGREE THAT THE PROCEDURES SET FORTH IN THIS SECTION SHALL BE THE EXCLUSIVE DISPUTE RESOLUTION PROCEDURES APPLICABLE AND, EXCEPT AS SHALL BE NECESSARY TO ENFORCE ANY ARBITRATION DECISION IN A COURT OF LAW, THE PARTIES HEREBY WAIVE ALL RIGHTS TO A COURT TRIAL OR TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM UNDER THIS NOTE AND AGREEMENT. Each party hereto (i) agrees that any suit, action or other legal proceeding relating hereto shall only be brought to enforce an arbitration award issued pursuant to this Section 10 or to seek as necessary urgent injunction or other similar equitable relief and shall be exclusively brought in any court located in Miami-Dade County, (ii) consents to the exclusive jurisdiction of such court in any such suit, action or proceeding, and (iii) waives any objection said party may have to the laying of venue in any such suit, action or proceeding in either such court.

46

11.             Breach of Agreement. The Member agrees that in the event the Member breaches any provision of this Agreement, Holdco shall be entitled in addition to any other remedies they may have under this Agreement, to offset to the extent of any liability, loss, damage or injury from such breach any payments due to the Member or any other party pursuant to the Acquisition Agreement.

12.             Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similarly recognized overnight delivery service with receipt acknowledged, or sent by facsimile or electronic mail, in each case sent to the appropriate address, facsimile number or electronic mail address (as applicable) set forth in this Section 12, as follows:

If to Holdco:	TOT Group, Inc. 1450 South Miami Avenue Miami, FL 33130 Facsimile: 305-507-8808 Email: jn@netelement.com Attention: Jonathan New
If to the Member:	At the address/facsimile number as set forth on the signature page hereto.

Notice shall be deemed given three (3) days after when deposited in the United States mail in the manner aforesaid, with sufficient prepaid postage affixed to carry same to its destination, or one (1) day after tendered to Federal Express or some other recognized overnight courier or locally recognized same-day delivery service, for delivery in the manner aforesaid, with such courier's or messenger’s standard receipt, or, if delivered by facsimile or electronic mail to the appropriate facsimile number or electronic mail address (as applicable) set forth in this Section 12 on the business day delivered if transmitted prior to 5:00 p.m., otherwise the next business day. The parties may change the address to which notices under this Agreement shall be sent by providing written notice to the other in the manner specified above.

13.             Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

[Signatures are on next page.]

47

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HOLDCO:

TOT GROUP, INC., a Delaware corporation

By:
Name:
Title:

MEMBER:

OLEG FIRER

Member's Address for Notices:

Oleg Firer
3265 NE 167th Street
North Miami Beach, FL 33160
Telephone: (305) 343-3757
Facsimile: (786) 272-0696
Email: ofirer@unifiedpayments.com

[Signature page to Covenant Not to Compete]

48

COVENANT NOT TO COMPETE
(MEMBER)

THIS COVENANT NOT TO COMPETE (this "Agreement"), made this 16th day of April 2013 (the “Effective Date”), by and between GEORGIA NOTES 18 LLC, a Florida limited liability company (hereinafter referred to as the "Member"), and TOT GROUP, INC., a Delaware corporation (hereinafter referred to as "Holdco").

WITNESSETH:

WHEREAS, the Member is a member of Unified Payments, LLC, a Delaware limited liability company (the "Company");

WHEREAS, substantially all of the assets and the business of the Company are to be contributed by the Company to one or more wholly-owned subsidiaries of Holdco pursuant to that certain Contribution Agreement, dated as of even date herewith, among Net Element International, Inc., a Delaware corporation, Holdco, the Company, the Member and Georgia Notes 18 LLC, a Florida limited liability company (the "Acquisition Agreement");

WHEREAS, the Company, directly or indirectly through one or more of its subsidiaries, has been and currently is engaged in providing transaction processing services and payment-enabling technologies to small, medium, and large merchants, including credit and debit card-based payment processing services and other transaction processing solutions in the United States of America and Canada (the "Business");

WHEREAS, Holdco will thereafter conduct the Business acquired from the Company in the same manner as the Business was conducted by the Company prior to the Effective Date, and the Member has intimate knowledge of the Business and the Company's business practices, trade secrets and confidential and proprietary information, which, if exploited by the Member in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of Holdco to continue the business previously conducted by the Company; and

WHEREAS, to induce Holdco to enter into the Acquisition Agreement and consummate the transactions contemplated in the Acquisition Agreement, the Member has agreed to execute this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member and Holdco, intending to be legally bound, agree as follows:

1.          Noncompetition. The Member covenants and agrees that, for a period of three (3) years from the Effective Date, the Member will not, anywhere (i) outside of the United States of America or Canada where the Company conducted the Business prior to the Effective Date or where Holdco contemplates conducting the Business in the future, or (ii) within the United States of America and Canada (collectively, the “Territory”), directly or indirectly, compete with Holdco by carrying on a business which is substantially similar to the Business. The Member represents and warrants to Holdco that the Company is and has been carrying on the Business throughout the entire Territory.

49

2.          Definition of "Compete". For the purposes of this Agreement, the term "compete" shall mean with respect to the Business: (i) engaging in any manner in any activity or business which is substantially similar to the Business within the Territory; (ii) calling on, soliciting, taking away, accepting as a client or customer or attempting to call on, solicit, take away or accept as a client or customer any individual, company, partnership, corporation or association that is or was a client or customer of the Company, Holdco or its affiliates at any time during the twelve (12) calendar month period immediately preceding any such act for purposes of providing any product or service which is substantially similar to the products or services provided in the operations of the Business prior to the Effective Date; or (iii) hiring, soliciting, taking away or attempting to hire, solicit or take away any employee of the Business or Holdco or its affiliates either on the Company’s behalf or on behalf of any other person or entity.

3.          Direct or Indirect Competition. For the purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, independent contractor, or employee of any entity or enterprise which is competing (as defined in Section 2 hereof) with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, joint venturer, creditor or stockholder (except as a stockholder holding less than one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective client or customer of the Company, Holdco, its affiliates or any entity having title to the goodwill of the Company with respect to the Business.

4.          Confidential Data. The Member further agrees that the Member will keep confidential and not, directly or indirectly, divulge to anyone nor use or otherwise appropriate for the Member's own benefit, any pricing information, marketing information, sales technique of the Company, Holdco or its affiliates or any other of the following confidential information or documents of or relating to the Company, Holdco or its affiliates: information, knowledge and data that is or will be used, developed, obtained or owned by the Company relating to the Business, products and/or services of the Company or the Business, products and/or services of any customer, sales officer, sales associate or independent contractor thereof, including products, services, fees, pricing, designs, marketing plans, strategies, analyses, forecasts, formulas, drawings, photographs, reports, records, computer software (whether or not owned by, or designed for, the Company), other operating systems, applications, program listings, flow charts, manuals, documentation, data, databases, specifications, technology, inventions, new developments and methods, improvements, techniques, trade secrets, devices, products, methods, know-how, processes, financial data, customer lists, contact persons, cost information, executive information, regulatory matters, personnel matters, accounting and business methods, copyrightable works and information with respect to any vendor, customer, sales officer, sales associate or independent contractor of the Company, Holdco or its affiliates, in each case whether patentable or unpatentable and whether or not reduced to practice, and all similar and related information in whatever form, and all such items of any vendor, customer, sales officer, sales associate or independent contractor of the Company, Holdco and/or its affiliates, information about client requirements, terms of license agreements, terms of contracts with clients and customers, and planning and financial information of the Company or Holdco (hereinafter referred to as "Confidential Data"). The Member hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which Holdco may have available pursuant to the laws of any jurisdiction or at common law, including, without limitation, any trade secret laws, to prevent the disclosure of trade secrets or proprietary information, and the enforcement by Holdco of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

50

5.          Equitable Relief. The Member acknowledges that the Member's expertise in the Business described herein is of a special, unique, unusual, extraordinary, and intellectual character, which gives said expertise a peculiar value, and that a breach by the Member of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law; and a breach of any of the provisions contained in this Agreement will cause Holdco irreparable injury and damage. The Member further acknowledges that the Member possesses unique skills, knowledge and ability and that competition in violation of this Agreement or any other breach of the provisions of this Agreement would be extremely detrimental to Holdco. By reason thereof, the Member agrees that Holdco shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

6.          Severability. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

7.          Successors and Assigns. The covenants, terms and provisions set forth herein shall inure to the benefit of and be enforceable by Holdco, its successors, assigns and successors in interest, including, without limitation, any corporation with which Holdco may be merged or by which it may be acquired. This Agreement is non-assignable except that Holdco's rights, duties and obligations under this Agreement may be assigned to its acquiror or successor in the event Holdco is merged, acquired, sells substantially all of the assets of the Business, or transfers the Business to any other entity. Holdco may also assign its rights under this Agreement for collateral security purposes to all lenders providing financing to Holdco and any agent acting on such lenders' behalf.

8.          Integrated Agreement and Consideration. This Agreement constitutes the entire Agreement among the parties hereto with regard to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties or representations relating to said subject matter among the parties other than those set forth herein or herein provided for. Nothing contained herein shall be regarded as an agreement of employment between Member and Holdco. Member hereby acknowledges that the contribution of the assets and business of the Company pursuant to the Acquisition Agreement is good and valuable consideration received by Member for the covenants and undertakings as described in this Agreement, and such covenants and undertakings are ancillary to the contribution and transfer of said assets and the business of the Company.

51

9.          Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which shall evidence one and the same agreement. In addition, any counterpart signature page may be executed and delivered by facsimile or portable document format ("PDF") and any such faxed or PDF signature pages may be attached to one or more counterparts of this Agreement, and such faxed or PDF signature(s) shall have the same force and effect as if original signatures had been executed and delivered in person.

10.         Governing Law; Arbitration; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law, rule or regulation (whether of the State of Florida or other jurisdiction) which would cause the application of any law, rule or regulation other than of the State of Florida. In the event that there is any dispute related to or in connection with this Agreement, the parties hereto agree that such dispute shall be finally settled by binding arbitration administered under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration (the "ABA", such rules being the "ABA Rules"), except as they may be modified by mutual agreement of the parties. The arbitration shall take place in Miami, Florida and be conducted in the English language. The arbitral tribunal shall consist of three arbitrators, one selected by the Member and one selected by Holdco in accordance with the ABA Rules and the third by mutual agreement of the arbitrators selected by each of them (or, if they cannot agree on such additional arbitrator, such additional arbitrator shall be chosen pursuant to the ABA Rules). The arbitrators shall apply the laws of the State of Florida as the substantive law and shall issue their award no later than three (3) months after the date of commencement of the arbitral proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto (save for any manifest error) and shall be enforceable by a court as described in this Section 10. Each of the parties hereto shall bear its own fees, costs and expenses associated with the arbitration (including reasonable attorneys’ fees, fees, costs and expenses of the arbitrators and the ABA), or in any action to enforce an arbitration award. The arbitration panel is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration pursuant to this Section 10. The parties hereto undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority. THE PARTIES HERETO HEREBY AGREE THAT THE PROCEDURES SET FORTH IN THIS SECTION SHALL BE THE EXCLUSIVE DISPUTE RESOLUTION PROCEDURES APPLICABLE AND, EXCEPT AS SHALL BE NECESSARY TO ENFORCE ANY ARBITRATION DECISION IN A COURT OF LAW, THE PARTIES HEREBY WAIVE ALL RIGHTS TO A COURT TRIAL OR TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM UNDER THIS NOTE AND AGREEMENT. Each party hereto (i) agrees that any suit, action or other legal proceeding relating hereto shall only be brought to enforce an arbitration award issued pursuant to this Section 10 or to seek as necessary urgent injunction or other similar equitable relief and shall be exclusively brought in any court located in Miami-Dade County, (ii) consents to the exclusive jurisdiction of such court in any such suit, action or proceeding, and (iii) waives any objection said party may have to the laying of venue in any such suit, action or proceeding in either such court.

52

11.         Breach of Agreement. The Member agrees that in the event the Member breaches any provision of this Agreement, Holdco shall be entitled in addition to any other remedies they may have under this Agreement, to offset to the extent of any liability, loss, damage or injury from such breach any payments due to the Member or any other party pursuant to the Acquisition Agreement.

12.         Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similarly recognized overnight delivery service with receipt acknowledged, or sent by facsimile or electronic mail, in each case sent to the appropriate address, facsimile number or electronic mail address (as applicable) set forth in this Section 12, as follows:

If to Holdco:	TOT Group, Inc. 1450 South Miami Avenue Miami, FL 33130 Facsimile: 305-507-8808 Email: jn@netelement.com Attention: Jonathan New
If to the Member:	At the address/facsimile number as set forth on the signature page hereto.

Notice shall be deemed given three (3) days after when deposited in the United States mail in the manner aforesaid, with sufficient prepaid postage affixed to carry same to its destination, or one (1) day after tendered to Federal Express or some other recognized overnight courier or locally recognized same-day delivery service, for delivery in the manner aforesaid, with such courier's or messenger’s standard receipt, or, if delivered by facsimile or electronic mail to the appropriate facsimile number or electronic mail address (as applicable) set forth in this Section 12 on the business day delivered if transmitted prior to 5:00 p.m., otherwise the next business day. The parties may change the address to which notices under this Agreement shall be sent by providing written notice to the other in the manner specified above.

13.         Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

[Signatures are on next page.]

53

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HOLDCO:

TOT GROUP, INC., a Delaware corporation

By:
Name:
Title:

MEMBER:

Georgia Notes 18 LLC,
a Florida limited liability company

By:
Name:	Anzheliqua Zalkin
Title:	Managing Member

Member's Address for Notices:

4000 NE 168th Street, Unit 101
North Miami Beach, Florida 33160
Telephone:
Facsimile:
Email:

[Signature page to Covenant Not to Compete]

54

COVENANT NOT TO COMPETE
(EXECUTIVE)

THIS COVENANT NOT TO COMPETE (this "Agreement"), made this 16th day of April 2013 (the “Effective Date”), by and between ANTHONY HOLDER, an individual (hereinafter referred to as the "Executive"), and TOT GROUP, INC., a Delaware corporation (hereinafter referred to as "Holdco").

WITNESSETH:

WHEREAS, the Executive is an executive employee of Unified Payments, LLC, a Delaware limited liability company (the "Company");

WHEREAS, substantially all of the assets and the business of the Company are to be contributed by the Company to one or more wholly-owned subsidiaries of Holdco pursuant to that certain Contribution Agreement, dated as of even date herewith, among Net Element International, Inc., a Delaware corporation, Holdco, the Company, the Executive and Georgia Notes 18 LLC, a Florida limited liability company (the "Acquisition Agreement");

WHEREAS, the Company, directly or indirectly through one or more of its subsidiaries, has been and currently is engaged in providing transaction processing services and payment-enabling technologies to small, medium, and large merchants, including credit and debit card-based payment processing services and other transaction processing solutions in the United States of America and Canada (the "Business");

WHEREAS, Holdco will thereafter conduct the Business acquired from the Company in the same manner as the Business was conducted by the Company prior to the Effective Date, and the Executive has intimate knowledge of the Business and the Company's business practices, trade secrets and confidential and proprietary information, which, if exploited by the Executive in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of Holdco to continue the business previously conducted by the Company; and

WHEREAS, to induce Holdco to enter into the Acquisition Agreement and consummate the transactions contemplated in the Acquisition Agreement, the Executive has agreed to execute this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and Holdco, intending to be legally bound, agree as follows:

1.          Noncompetition. The Executive covenants and agrees that, for a period of three (3) years from the Effective Date, the Executive will not, anywhere (i) outside of the United States of America or Canada where the Company conducted the Business prior to the Effective Date or where Holdco contemplates conducting the Business in the future, or (ii) within the United States of America and Canada (collectively, the “Territory”), directly or indirectly, compete with Holdco by carrying on a business which is substantially similar to the Business. The Executive represents and warrants to Holdco that the Company is and has been carrying on the Business throughout the entire Territory.

55

2.          Definition of "Compete". For the purposes of this Agreement, the term "compete" shall mean with respect to the Business: (i) engaging in any manner in any activity or business which is substantially similar to the Business within the Territory; (ii) calling on, soliciting, taking away, accepting as a client or customer or attempting to call on, solicit, take away or accept as a client or customer any individual, company, partnership, corporation or association that is or was a client or customer of the Company, Holdco or its affiliates at any time during the twelve (12) calendar month period immediately preceding any such act for purposes of providing any product or service which is substantially similar to the products or services provided in the operations of the Business prior to the Effective Date; or (iii) hiring, soliciting, taking away or attempting to hire, solicit or take away any employee of the Business or Holdco or its affiliates either on the Company’s behalf or on behalf of any other person or entity.

3.          Direct or Indirect Competition. For the purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, independent contractor, or employee of any entity or enterprise which is competing (as defined in Section 2 hereof) with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, joint venturer, creditor or stockholder (except as a stockholder holding less than one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective client or customer of the Company, Holdco, its affiliates or any entity having title to the goodwill of the Company with respect to the Business.

4.          Confidential Data. The Executive further agrees that the Executive will keep confidential and not, directly or indirectly, divulge to anyone nor use or otherwise appropriate for the Executive's own benefit, any pricing information, marketing information, sales technique of the Company, Holdco or its affiliates or any other of the following confidential information or documents of or relating to the Company, Holdco or its affiliates: information, knowledge and data that is or will be used, developed, obtained or owned by the Company relating to the Business, products and/or services of the Company or the Business, products and/or services of any customer, sales officer, sales associate or independent contractor thereof, including products, services, fees, pricing, designs, marketing plans, strategies, analyses, forecasts, formulas, drawings, photographs, reports, records, computer software (whether or not owned by, or designed for, the Company), other operating systems, applications, program listings, flow charts, manuals, documentation, data, databases, specifications, technology, inventions, new developments and methods, improvements, techniques, trade secrets, devices, products, methods, know-how, processes, financial data, customer lists, contact persons, cost information, executive information, regulatory matters, personnel matters, accounting and business methods, copyrightable works and information with respect to any vendor, customer, sales officer, sales associate or independent contractor of the Company, Holdco or its affiliates, in each case whether patentable or unpatentable and whether or not reduced to practice, and all similar and related information in whatever form, and all such items of any vendor, customer, sales officer, sales associate or independent contractor of the Company, Holdco and/or its affiliates, information about client requirements, terms of license agreements, terms of contracts with clients and customers, and planning and financial information of the Company or Holdco (hereinafter referred to as "Confidential Data"). The Executive hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which Holdco may have available pursuant to the laws of any jurisdiction or at common law, including, without limitation, any trade secret laws, to prevent the disclosure of trade secrets or proprietary information, and the enforcement by Holdco of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

56

5.          Equitable Relief. The Executive acknowledges that the Executive's expertise in the Business described herein is of a special, unique, unusual, extraordinary, and intellectual character, which gives said expertise a peculiar value, and that a breach by the Executive of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law; and a breach of any of the provisions contained in this Agreement will cause Holdco irreparable injury and damage. The Executive further acknowledges that the Executive possesses unique skills, knowledge and ability and that competition in violation of this Agreement or any other breach of the provisions of this Agreement would be extremely detrimental to Holdco. By reason thereof, the Executive agrees that Holdco shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

6.          Severability. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

7.          Successors and Assigns. The covenants, terms and provisions set forth herein shall inure to the benefit of and be enforceable by Holdco, its successors, assigns and successors in interest, including, without limitation, any corporation with which Holdco may be merged or by which it may be acquired. This Agreement is non-assignable except that Holdco's rights, duties and obligations under this Agreement may be assigned to its acquiror or successor in the event Holdco is merged, acquired, sells substantially all of the assets of the Business, or transfers the Business to any other entity. Holdco may also assign its rights under this Agreement for collateral security purposes to all lenders providing financing to Holdco and any agent acting on such lenders' behalf.

8.          Integrated Agreement and Consideration. This Agreement constitutes the entire Agreement among the parties hereto with regard to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties or representations relating to said subject matter among the parties other than those set forth herein or herein provided for. Nothing contained herein shall be regarded as an agreement of employment between Executive and Holdco. Executive hereby acknowledges that the contribution of the assets and business of the Company pursuant to the Acquisition Agreement is good and valuable consideration received by Executive for the covenants and undertakings as described in this Agreement, and such covenants and undertakings are ancillary to the contribution and transfer of said assets and the business of the Company.

57

9.          Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which shall evidence one and the same agreement. In addition, any counterpart signature page may be executed and delivered by facsimile or portable document format ("PDF") and any such faxed or PDF signature pages may be attached to one or more counterparts of this Agreement, and such faxed or PDF signature(s) shall have the same force and effect as if original signatures had been executed and delivered in person.

10.         Governing Law; Arbitration; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law, rule or regulation (whether of the State of Florida or other jurisdiction) which would cause the application of any law, rule or regulation other than of the State of Florida. In the event that there is any dispute related to or in connection with this Agreement, the parties hereto agree that such dispute shall be finally settled by binding arbitration administered under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration (the "ABA", such rules being the "ABA Rules"), except as they may be modified by mutual agreement of the parties. The arbitration shall take place in Miami, Florida and be conducted in the English language. The arbitral tribunal shall consist of three arbitrators, one selected by the Executive and one selected by Holdco in accordance with the ABA Rules and the third by mutual agreement of the arbitrators selected by each of them (or, if they cannot agree on such additional arbitrator, such additional arbitrator shall be chosen pursuant to the ABA Rules). The arbitrators shall apply the laws of the State of Florida as the substantive law and shall issue their award no later than three (3) months after the date of commencement of the arbitral proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto (save for any manifest error) and shall be enforceable by a court as described in this Section 10. Each of the parties hereto shall bear its own fees, costs and expenses associated with the arbitration (including reasonable attorneys’ fees, fees, costs and expenses of the arbitrators and the ABA), or in any action to enforce an arbitration award. The arbitration panel is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration pursuant to this Section 10. The parties hereto undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority. THE PARTIES HERETO HEREBY AGREE THAT THE PROCEDURES SET FORTH IN THIS SECTION SHALL BE THE EXCLUSIVE DISPUTE RESOLUTION PROCEDURES APPLICABLE AND, EXCEPT AS SHALL BE NECESSARY TO ENFORCE ANY ARBITRATION DECISION IN A COURT OF LAW, THE PARTIES HEREBY WAIVE ALL RIGHTS TO A COURT TRIAL OR TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM UNDER THIS NOTE AND AGREEMENT. Each party hereto (i) agrees that any suit, action or other legal proceeding relating hereto shall only be brought to enforce an arbitration award issued pursuant to this Section 10 or to seek as necessary urgent injunction or other similar equitable relief and shall be exclusively brought in any court located in Miami-Dade County, (ii) consents to the exclusive jurisdiction of such court in any such suit, action or proceeding, and (iii) waives any objection said party may have to the laying of venue in any such suit, action or proceeding in either such court.

58

11.         Breach of Agreement. The Executive agrees that in the event the Executive breaches any provision of this Agreement, Holdco shall be entitled in addition to any other remedies they may have under this Agreement, to offset to the extent of any liability, loss, damage or injury from such breach any payments due to the Executive or any other party pursuant to the Acquisition Agreement.

12.         Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similarly recognized overnight delivery service with receipt acknowledged, or sent by facsimile or electronic mail, in each case sent to the appropriate address, facsimile number or electronic mail address (as applicable) set forth in this Section 12, as follows:

If to Holdco:	TOT Group, Inc.
1450 South Miami Avenue
Miami, FL 33130
Facsimile: 305-507-8808
Email: jn@netelement.com
Attention: Jonathan New

If to the Executive:	At the address/facsimile number as set forth on the signature page hereto.

Notice shall be deemed given three (3) days after when deposited in the United States mail in the manner aforesaid, with sufficient prepaid postage affixed to carry same to its destination, or one (1) day after tendered to Federal Express or some other recognized overnight courier or locally recognized same-day delivery service, for delivery in the manner aforesaid, with such courier's or messenger’s standard receipt, or, if delivered by facsimile or electronic mail to the appropriate facsimile number or electronic mail address (as applicable) set forth in this Section 12 on the business day delivered if transmitted prior to 5:00 p.m., otherwise the next business day. The parties may change the address to which notices under this Agreement shall be sent by providing written notice to the other in the manner specified above.

13.         Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

[Signatures are on next page.]

59

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HOLDCO:

TOT GROUP, INC., a Delaware corporation

By:
Name:
Title:

EXECUTIVE:

ANTHONY HOLDER

Executive's Address for Notices:

Anthony Holder

Telephone:
Facsimile:
Email:

[Signature page to Covenant Not to Compete]

60

COVENANT NOT TO COMPETE
(EXECUTIVE)

THIS COVENANT NOT TO COMPETE (this "Agreement"), made this 16th day of April 2013 (the “Effective Date”), by and between VLADIMIR SADOVSKY, an individual (hereinafter referred to as the "Executive"), and TOT GROUP, INC., a Delaware corporation (hereinafter referred to as "Holdco").

WITNESSETH:

WHEREAS, the Executive is an executive employee of Unified Payments, LLC, a Delaware limited liability company (the "Company");

WHEREAS, substantially all of the assets and the business of the Company are to be contributed by the Company to one or more wholly-owned subsidiaries of Holdco pursuant to that certain Contribution Agreement, dated as of even date herewith, among Net Element International, Inc., a Delaware corporation, Holdco, the Company, the Executive and Georgia Notes 18 LLC, a Florida limited liability company (the "Acquisition Agreement");

WHEREAS, the Company, directly or indirectly through one or more of its subsidiaries, has been and currently is engaged in providing transaction processing services and payment-enabling technologies to small, medium, and large merchants, including credit and debit card-based payment processing services and other transaction processing solutions in the United States of America and Canada (the "Business");

WHEREAS, Holdco will thereafter conduct the Business acquired from the Company in the same manner as the Business was conducted by the Company prior to the Effective Date, and the Executive has intimate knowledge of the Business and the Company's business practices, trade secrets and confidential and proprietary information, which, if exploited by the Executive in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of Holdco to continue the business previously conducted by the Company; and

WHEREAS, to induce Holdco to enter into the Acquisition Agreement and consummate the transactions contemplated in the Acquisition Agreement, the Executive has agreed to execute this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and Holdco, intending to be legally bound, agree as follows:

1.          Noncompetition. The Executive covenants and agrees that, for a period of three (3) years from the Effective Date, the Executive will not, anywhere (i) outside of the United States of America or Canada where the Company conducted the Business prior to the Effective Date or where Holdco contemplates conducting the Business in the future, or (ii) within the United States of America and Canada (collectively, the “Territory”), directly or indirectly, compete with Holdco by carrying on a business which is substantially similar to the Business. The Executive represents and warrants to Holdco that the Company is and has been carrying on the Business throughout the entire Territory.

61

2.          Definition of "Compete". For the purposes of this Agreement, the term "compete" shall mean with respect to the Business: (i) engaging in any manner in any activity or business which is substantially similar to the Business within the Territory; (ii) calling on, soliciting, taking away, accepting as a client or customer or attempting to call on, solicit, take away or accept as a client or customer any individual, company, partnership, corporation or association that is or was a client or customer of the Company, Holdco or its affiliates at any time during the twelve (12) calendar month period immediately preceding any such act for purposes of providing any product or service which is substantially similar to the products or services provided in the operations of the Business prior to the Effective Date; or (iii) hiring, soliciting, taking away or attempting to hire, solicit or take away any employee of the Business or Holdco or its affiliates either on the Company’s behalf or on behalf of any other person or entity.

3.          Direct or Indirect Competition. For the purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, independent contractor, or employee of any entity or enterprise which is competing (as defined in Section 2 hereof) with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, joint venturer, creditor or stockholder (except as a stockholder holding less than one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective client or customer of the Company, Holdco, its affiliates or any entity having title to the goodwill of the Company with respect to the Business.

4.          Confidential Data. The Executive further agrees that the Executive will keep confidential and not, directly or indirectly, divulge to anyone nor use or otherwise appropriate for the Executive's own benefit, any pricing information, marketing information, sales technique of the Company, Holdco or its affiliates or any other of the following confidential information or documents of or relating to the Company, Holdco or its affiliates: information, knowledge and data that is or will be used, developed, obtained or owned by the Company relating to the Business, products and/or services of the Company or the Business, products and/or services of any customer, sales officer, sales associate or independent contractor thereof, including products, services, fees, pricing, designs, marketing plans, strategies, analyses, forecasts, formulas, drawings, photographs, reports, records, computer software (whether or not owned by, or designed for, the Company), other operating systems, applications, program listings, flow charts, manuals, documentation, data, databases, specifications, technology, inventions, new developments and methods, improvements, techniques, trade secrets, devices, products, methods, know-how, processes, financial data, customer lists, contact persons, cost information, executive information, regulatory matters, personnel matters, accounting and business methods, copyrightable works and information with respect to any vendor, customer, sales officer, sales associate or independent contractor of the Company, Holdco or its affiliates, in each case whether patentable or unpatentable and whether or not reduced to practice, and all similar and related information in whatever form, and all such items of any vendor, customer, sales officer, sales associate or independent contractor of the Company, Holdco and/or its affiliates, information about client requirements, terms of license agreements, terms of contracts with clients and customers, and planning and financial information of the Company or Holdco (hereinafter referred to as "Confidential Data"). The Executive hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which Holdco may have available pursuant to the laws of any jurisdiction or at common law, including, without limitation, any trade secret laws, to prevent the disclosure of trade secrets or proprietary information, and the enforcement by Holdco of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

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5.          Equitable Relief. The Executive acknowledges that the Executive's expertise in the Business described herein is of a special, unique, unusual, extraordinary, and intellectual character, which gives said expertise a peculiar value, and that a breach by the Executive of the provisions of this Agreement cannot reasonably or adequately be compensated in damages in an action at law; and a breach of any of the provisions contained in this Agreement will cause Holdco irreparable injury and damage. The Executive further acknowledges that the Executive possesses unique skills, knowledge and ability and that competition in violation of this Agreement or any other breach of the provisions of this Agreement would be extremely detrimental to Holdco. By reason thereof, the Executive agrees that Holdco shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

6.          Severability. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

7.          Successors and Assigns. The covenants, terms and provisions set forth herein shall inure to the benefit of and be enforceable by Holdco, its successors, assigns and successors in interest, including, without limitation, any corporation with which Holdco may be merged or by which it may be acquired. This Agreement is non-assignable except that Holdco's rights, duties and obligations under this Agreement may be assigned to its acquiror or successor in the event Holdco is merged, acquired, sells substantially all of the assets of the Business, or transfers the Business to any other entity. Holdco may also assign its rights under this Agreement for collateral security purposes to all lenders providing financing to Holdco and any agent acting on such lenders' behalf.

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8.          Integrated Agreement and Consideration. This Agreement constitutes the entire Agreement among the parties hereto with regard to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties or representations relating to said subject matter among the parties other than those set forth herein or herein provided for. Nothing contained herein shall be regarded as an agreement of employment between Executive and Holdco. Executive hereby acknowledges that the contribution of the assets and business of the Company pursuant to the Acquisition Agreement is good and valuable consideration received by Executive for the covenants and undertakings as described in this Agreement, and such covenants and undertakings are ancillary to the contribution and transfer of said assets and the business of the Company.

9.          Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which shall evidence one and the same agreement. In addition, any counterpart signature page may be executed and delivered by facsimile or portable document format ("PDF") and any such faxed or PDF signature pages may be attached to one or more counterparts of this Agreement, and such faxed or PDF signature(s) shall have the same force and effect as if original signatures had been executed and delivered in person.

10.         Governing Law; Arbitration; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law, rule or regulation (whether of the State of Florida or other jurisdiction) which would cause the application of any law, rule or regulation other than of the State of Florida. In the event that there is any dispute related to or in connection with this Agreement, the parties hereto agree that such dispute shall be finally settled by binding arbitration administered under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration (the "ABA", such rules being the "ABA Rules"), except as they may be modified by mutual agreement of the parties. The arbitration shall take place in Miami, Florida and be conducted in the English language. The arbitral tribunal shall consist of three arbitrators, one selected by the Executive and one selected by Holdco in accordance with the ABA Rules and the third by mutual agreement of the arbitrators selected by each of them (or, if they cannot agree on such additional arbitrator, such additional arbitrator shall be chosen pursuant to the ABA Rules). The arbitrators shall apply the laws of the State of Florida as the substantive law and shall issue their award no later than three (3) months after the date of commencement of the arbitral proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto (save for any manifest error) and shall be enforceable by a court as described in this Section 10. Each of the parties hereto shall bear its own fees, costs and expenses associated with the arbitration (including reasonable attorneys’ fees, fees, costs and expenses of the arbitrators and the ABA), or in any action to enforce an arbitration award. The arbitration panel is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration pursuant to this Section 10. The parties hereto undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority. THE PARTIES HERETO HEREBY AGREE THAT THE PROCEDURES SET FORTH IN THIS SECTION SHALL BE THE EXCLUSIVE DISPUTE RESOLUTION PROCEDURES APPLICABLE AND, EXCEPT AS SHALL BE NECESSARY TO ENFORCE ANY ARBITRATION DECISION IN A COURT OF LAW, THE PARTIES HEREBY WAIVE ALL RIGHTS TO A COURT TRIAL OR TRIAL BY JURY WITH RESPECT TO ANY CONTROVERSY, DISPUTE OR CLAIM UNDER THIS NOTE AND AGREEMENT. Each party hereto (i) agrees that any suit, action or other legal proceeding relating hereto shall only be brought to enforce an arbitration award issued pursuant to this Section 10 or to seek as necessary urgent injunction or other similar equitable relief and shall be exclusively brought in any court located in Miami-Dade County, (ii) consents to the exclusive jurisdiction of such court in any such suit, action or proceeding, and (iii) waives any objection said party may have to the laying of venue in any such suit, action or proceeding in either such court.

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11.         Breach of Agreement. The Executive agrees that in the event the Executive breaches any provision of this Agreement, Holdco shall be entitled in addition to any other remedies they may have under this Agreement, to offset to the extent of any liability, loss, damage or injury from such breach any payments due to the Executive or any other party pursuant to the Acquisition Agreement.

12.         Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similarly recognized overnight delivery service with receipt acknowledged, or sent by facsimile or electronic mail, in each case sent to the appropriate address, facsimile number or electronic mail address (as applicable) set forth in this Section 12, as follows:

If to Holdco:	TOT Group, Inc.
1450 South Miami Avenue
Miami, FL 33130
Facsimile: 305-507-8808
Email: jn@netelement.com
Attention: Jonathan New

If to the Executive:	At the address/facsimile number as set forth on the signature page hereto.

Notice shall be deemed given three (3) days after when deposited in the United States mail in the manner aforesaid, with sufficient prepaid postage affixed to carry same to its destination, or one (1) day after tendered to Federal Express or some other recognized overnight courier or locally recognized same-day delivery service, for delivery in the manner aforesaid, with such courier's or messenger’s standard receipt, or, if delivered by facsimile or electronic mail to the appropriate facsimile number or electronic mail address (as applicable) set forth in this Section 12 on the business day delivered if transmitted prior to 5:00 p.m., otherwise the next business day. The parties may change the address to which notices under this Agreement shall be sent by providing written notice to the other in the manner specified above.

13.         Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

[Signatures are on next page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HOLDCO:

TOT GROUP, INC., a Delaware corporation

By:
Name:
Title:

EXECUTIVE:

VLADIMIR SADOVSKY

Executive's Address for Notices:

Vladimir Sadovsky

Telephone:
Facsimile:
Email:

[Signature page to Covenant Not to Compete]

66

EXECUTION VERSION

CONTRIBUTOR'S AND MEMBERS' EXHIBITS

TO THE

CONTRIBUTION AGREEMENT

DATED AS OF APRIL 16, 2013,

BY AND AMONG

NET ELEMENT INTERNATIONAL, INC.,

UNIFIED PAYMENTS, LLC,

TOT GROUP, INC.,

OLEG FIRER

AND

GEORGIA NOTES 18 LLC

These Contributor's and Members' Exhibits (collectively, the "Exhibits") are delivered by each of Unified Payments, LLC, a Delaware limited liability company (the "Contributor"), and each of Oleg Firer, an individual ("Firer"), and Georgia Notes 18 LLC, a Florida limited liability company ("Georgia Notes"; Georgia Notes, together with Firer, collectively, the "Members"; each of them, a "Member"), pursuant to and subject to the terms and conditions of (including the representations and warranties of the Contributor and the Members contained therein and the interpretation conventions set forth in Section 10.10 thereof) that certain Contribution Agreement, dated as of April 16, 2013, by and among Net Element International, Inc., a Delaware corporation ("NETE"), the Contributor, TOT Group, Inc., a Delaware corporation ("Holdco"), Firer and Georgia Notes (the "Agreement").

Capitalized terms used but not defined in these Exhibits shall have the respective meanings ascribed to them in the Agreement. Any reference herein to a "Section" or an "Exhibit" refers to that section of the Agreement or that exhibit to the Agreement, respectively, unless the context requires or expressly provides otherwise.

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Exhibit 3.3.2

Contributor's Organizational Documents

-	The Certificate of Formation of Contributor (under Contributor's former name Star Acquisition Vehicle, LLC), as filed with the Secretary of State of the State of Delaware on December 20, 2010.
-	A Certificate of Amendment to Certificate of Formation of Contributor, as filed with the Secretary of State of the State of Delaware on February 2, 2011 (changing Contributor's name from Star Acquisition Vehicle, LLC to Unified Payments, LLC).
-	The Amended and Restated Limited Liability Company Agreement of Contributor, entered into and made effective as of December 21, 2012 among Contributor and the members set forth therein, as amended by the First Amendment to Amended and Restated Limited Liability Company Agreement of Contributor, dated effective February 13, 2013, by and among Contributor, its members, and its manager.

68

Exhibit 3.5.1

Contributor's Financial Statements

Attached hereto are the following:

-	the Contributor Annual Financial Reports; and
-	the Contributor Interim Financial Statements as of the Contributor Balance Sheet Date.

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Unified Payments, LLC

Consolidated Financial Statements as of and for the

Year Ended December 31, 2011 and Independent

Auditors’ Report

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UNIFIED PAYMENTS, LLC

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	3

Consolidated Balance Sheet	4

Consolidated Statement of Operations	5

Consolidated Statement of Members’ Deficit	6

Consolidated Statement of Cash Flows	7

Notes to Consolidated Financial Statements	8-24

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Audit • Tax • Advisory
Grant Thornton LLP
1301 International Parkway, Suite 300
Fort Lauderdale, FL 33323-2874

T 954.768.9900
F 954.768.9908

801 Brickell Avenue, Suite 2450
Miami, FL 33131-4944

T 305.341.8040
F 305.341.8099
Report of Independent Certified Public Accountants	www.GrantThornton.com

To the Members of

Unified Payments, LLC

We have audited the accompanying consolidated balance sheet of Unified Payments, LLC and subsidiaries (the “Company”) as of December 31, 2011, and the related consolidated statements of operations, members’ deficit and cash flows for the year then ended. These financial statements arc the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Unified Payments, LLC and subsidiaries as of December 31, 2011, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Fort Lauderdale, Florida

June 4, 2012

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

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UNIFIED PAYMENTS, LLC

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$865,765
Accounts receivable, net	2,073,095
Prepaid expenses and other current assets	706,957

Total current assets	3,645,817
PROPERTY AND EQUIPMENT, NET	28,996
MERCHANT PORTFOLIOS, NET	10,760,090
CUSTOMER ACQUISITION COSTS, NET	721,522
OTHER ASSETS, NET	364,565

Total assets	$15,520,990

LIABILITIES AND MEMBERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$1,913,962
Accrued expenses	1,366,909
Current portion of long-term debt	2,515,898
Deferred revenue	349,633

Total current liabilities	6,146,402

LONG-TERM LIABILITIES:
Long-term debt	17,340,035

Total liabilities	23,486,437

MEMBERS' DEFICIT:
Members contributed capital - Class A Units	490
Preferred unit - Class B Unit	10,700,000
Accumulated deficit	(18,665,937)

Total members' deficit	(7,965,447)

Total liabilities and members' deficit	$15,520,990

See notes to consolidated financial statements.

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UNIFIED PAYMENTS, LLC

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011

REVENUE	$59,474,079

DIRECT EXPENSES:
Interchange fees	38,414,402
Cost of service	13,039,116
General and administrative	5,548,342

Total direct expenses	57,001,860

OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION	2,472,219

DEPRECIATION AND AMORTIZATION	(4,301,623)
AMORTIZATION OF CUSTOMER ACQUISTION COSTS	(143,643)

OPERATING LOSS	(1,973,047)

INTEREST EXPENSE, NET	(2,946,312)
NON-RECURRING ORGANIZATION COSTS	(91,077)

NET LOSS	$(5,010,436)

See notes to consolidated financial statements.

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UNIFIED PAYMENTS, LLC

CONSOLIDATED STATEMENT OF MEMBERS' DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2011

	Class A		Class B		Accumulated
	Units	Amount	Unit	Amount	Deficit	Total
BALANCE — December 31, 2010	-	-	-	-	$(13,655,501)	$(13,655,501)

Issuance of Class A units	490	$490	-	-	-	490
Conversion of debt to Class B unit			1	$10,700,000	-	10,700,000
Net loss	-	-	-	-	(5,010,436)	(5,010,436)

BALANCE — December 31, 2011	490	$490	1	$10,700,000	$(18,665,937)	$(7,965,447)

See notes to consolidated financial statements.

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UNIFIED PAYMENTS, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2011

OPERATING ACTIVITIES:
Net loss	$(5,010,436)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,301,623
Amortization of customer acquisition costs	143,643
Amortization of debt issuance costs	7,663
Noncash interest expense on note payable	106,676
Changes in operating assets and liabilities:
Accounts receivable	(699,239)
Prepaid and other current assets	(339,069)
Other assets	49,949
Accounts payable and accrued expenses	494,786
Payments to acquire new customer accounts	(865,165)
Deferred revenue	349,633

Net cash used in operating activities	(1,459,936)

INVESTING ACTIVITIES:
Capital expenditures	(29,970)

Net cash used in investing activities	(29,970)

FINANCING ACTIVITIES:
Repayment of short term advances	(950,000)
Proceeds from borrowings under long-term debt arrangements	7,550,000
Principal repayments under long-term debt arrangements	(3,995,290)
Debt issuance costs	(260,731)

Net cash provided by financing activities	2,343,979

NET INCREASE IN CASH AND CASH EQUIVALENTS	854,073

CASH AND CASH EQUIVALENTS — Beginning of year	11,692

CASH AND CASH EQUIVALENTS — End of year	$865,765

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$2,803,212

Conversion of debt to Class B Unit	$10,700,000

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UNIFIED PAYMENTS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2011

1.	ORGANIZATION

On December 10, 2010, Unified Payments, LLC (the “Company”) was formed as a limited liability company in the State of Delaware as Star Acquisition Vehicle, LLC, which was subsequently renamed Unified Payments, LLC, with the purpose to acquire certain assets of Star Capital Management, LLC, founded in 2008 as a Florida Limited Liability Company (“SCM”). The Company has an unlimited life unless dissolved by the Board.

On January 11, 2011, a majority of the payment processing assets of SCM as well as a majority of the assets of the following subsidiaries of SCM were merged into the Company (the “Merger”): Merchant Capital Holding Corp., a Florida Corporation, Merchant Processing Services Corp., a New York Corporation (“MPS Oldco”), Unified Pay Corp., a Nevada corporation, First Business Solutions Corp., a Nevada Corporation, Process Pink Payments, LLC, a Nevada Limited Liability Company (“PPP Oldco”); and Merchant Capital Portfolios, LLC., a Florida Limited Liability Company (“MCP Oldco”). The Company created the following Delaware subsidiaries as part of the Merger: New Edge Payments, LLC (“NEP”), Process Pink Payments, LLC (“PPP”), BPS Acquisition, LLC (“BPS”), Hospitality Payment Solutions, LLC (“HPS”), and First Business Solutions, LLC (“FBS”). NEP is 90% owned by the Company and 10% owned by a member of the Company’s management team. PPP is 90% owned by the Company and 10% owned by two members of the Company’s management team.

Simultaneous with the Merger, PC Acquisition, LLC (“PCA”), a participating lender in the MBF loans to the Company (see Note 6), and also a subsidiary of Pipeline Cynergy Holdings LLC (“PCH”), a company majority owned by The ComVest Group (“ComVest”), was issued 510 warrants (“PCA Warrants”) to acquire 51% of the Company’s outstanding Class A units for an aggregate exercise price of $1. The PCA Warrants vested immediately and expire on January 11, 2026. Additionally, PCA also holds an option (“PCA Option”) to purchase the remaining 49% of the Class A units based on the fair market value of the Company to be determined as of the end of the preceding calendar month, as determined by an independent third party appraiser. The PCA Option vested immediately and expires on January 11, 2018. The PCA Warrants and the PCA Option has not yet been exercised. The Company paid $150,000 as a structure fee to ComVest Advisors, LLC, an affiliate of ComVest, in connection with these transactions.

On December 14, 2011, the Company entered into an agreement (“Buy-Out Option”) to allow one of the members of the Class A units the sole and exclusive right to acquire the PCA Warrants and the PCA Option in the Company without payment of any further consideration to PCA, provided the Company repays all outstanding principal and accrued interest on PCA’s portion of the MBF loan. The terms of the Buy-Out Option require, among other things, the Company to fulfill its obligations of its Tier 1 processing minimums under its agreement with Cynergy Data, LLC (“Cynergy”) (see Note 9). Further, the Company is obligated to pay any shortfall in Tier 2 processing minimums which may be due to Cynergy at the end of 24 months after the Company exercises the Buy-Out Option. Additionally, within three months of the exercising of the option, the Company shall cease using common office space, corporate health and welfare benefits, insurance, and other administrative services it currently shares with PCA or related entities. The Buy-Out Option was effective December 14, 2011 and continues for a period of six months after the date that a full audit of the stand-alone financial affairs of the Company has been completed for the year ended December 31,2011.

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2.	OPERATIONS

The Company is engaged in the business of providing payment processing solutions to small and medium size merchants located across the United States. The Company generates revenues from transaction fees, service fees, percentage of the dollar amount of each transaction and other fees associated with processing of a cashless transaction at the point of sale. The Company serves merchants primarily in the retail, education, restaurant, supermarket, petroleum and hospitality sectors.

The Company’s service and product offerings facilitate the exchange of information and funds between merchants and cardholders’ financial institutions, providing end-to-end electronic payment processing services, including merchant set-up and training, transaction authorization and electronic draft capture, clearing and settlement, merchant accounting, merchant assistance and support and risk management, in both traditional card-present and card-not-present environments.

The Company earns revenue principally from transaction fees associated with the processing of debit and credit card transactions initiated by each of the Company’s merchant customers. Transaction fees are assessed to the Company’s merchant customers via traditional “discount rates,” which are generally based on a specified percentage of the transaction value, as well as a specified amount per transaction. The Company also earns revenue from periodic fees for providing various merchant payment services (e.g., help desk support and fraud monitoring), as well as from the sale of payment processing equipment (e.g., point-of-sale credit and debit card terminals) and software solutions to its merchant customers.

The primary costs incurred in delivering services to the Company’s merchant customers are interchange fees paid to card-issuing banks and various transaction fees paid to third-party network service providers and processing banks.

Card associations, such as Visa® and MasterCard® (the “Card Associations”), are organizations comprised of an alliance of insured financial institutions (“Member Banks”) that work in conjunction with various local, state, territory, and federal government agencies to make the rules and guidelines regarding the use and acceptance of credit cards. Member Banks enter into agreements with numerous vendors for all aspects of providing credit and debit card services. Card Association rules require that those vendors be sponsored by a Member Bank and registered with the Card Associations. The Company is sponsored primarily by three Member Banks — Harris Bank, N.A., Wells Fargo Bank, N.A., and First National Bank of Omaha. The Company is a registered Independent Sales Organization (“ISO”) with Visa® and a registered Member Service Provider with MasterCard®. The Company’s sponsorship agreements allow the Company to capture and process electronic data in a format to allow such data to flow through the networks for clearing and fund settlement of merchant transactions.

The Company uses an indirect and a direct sales force to attract and retain merchant accounts and uses third-party developed systems to provide electronic data transmission or other back office services. Additionally, the Company contracts with other ISO’s and Independent Sales Agents (“ISA’s”) to attract new merchant accounts on the Company’s behalf and to perform certain back office services using third-party developed systems.

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3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Liquidity — The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2011, the Company has a working capital deficit of approximately $2.5 million and a members’ deficit of approximately $8 million. The Company believes that its cash on hand at December 31, 2011, combined with its anticipated cash flows from operations in 2012 will be sufficient to support planned operations in 2012.

Basis of Presentation — The accompanying consolidated financial statements include those of the Company and its wholly-owned and majority-owned subsidiaries. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All intercompany balances and transactions with the Company’s subsidiaries have been eliminated upon consolidation.

Use of Estimates — Preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Significant estimates include (i) the valuation of acquired merchant portfolios (ii) the recoverability of long-lived assets, (iii) the remaining useful lives of long-lived assets, and (iv) the sufficiency of merchant, legal, and other reserves. On an ongoing basis, the Company evaluates the sufficiency and accuracy of its estimates. Actual results could differ from those estimates.

Cash and Cash Equivalents, and ISO Deposits — Cash and cash equivalents include cash on hand and all liquid investments with an initial maturity of three months or less when purchased. These amounts also include cash that the Company withholds from its ISO’s (“ISO Deposits”) and designates as reserve funds to collateralize contingent liabilities associated with losses attributable to merchant defaults. The Company records a corresponding liability for such ISO Deposits in the accompanying consolidated balance sheet. While not restricted in its use, the Company believes that designating this cash to collateralize contingent liabilities from merchant defaults strengthens its fiduciary standing with its sponsoring Member Banks and is in accordance with guidelines set by the Card Associations. As of December 31, 2011, cash and cash equivalents included $52,313 held on reserve as ISO Deposits. At times, cash balances held at financial institutions were in excess of federally insured limits.

Property and Equipment — Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over periods ranging from three to ten years. The Company periodically evaluates the depreciation periods of property and equipment to determine whether events or circumstances warrant revised estimates of useful lives. Any such revisions are accounted for prospectively, beginning in the period of change.

Expenditures for repairs and maintenance are charged to operating expense as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. At the time of retirements, sales, or other dispositions of property and equipment, the original cost and related accumulated depreciation are removed from the respective accounts, and the gains or losses are presented as a component of income or loss from operations.

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Merchant Portfolios — Merchant portfolios represent the value of an acquired merchant customer base, and are amortized over their respective estimated useful lives, generally five years. Merchant portfolios are assessed for impairment if events or circumstances indicate that their respective carrying values are not recoverable from the future anticipated undiscounted net cash flows attributable to such assets. In such cases, the amount of any potential impairment would be measured as the excess, if any, of carrying value over the fair value of such assets. No impairment charges were recorded in 2011.

Accrued Residual Commissions — The Company pays commissions to ISO’s and ISA’s or to the Company’s direct sales force based on the processing volume of the merchants enrolled. The commission payments are based on varying percentages of the volume processed by the Company on behalf of the merchants. Percentages vary based on the program type and transaction volume of each merchant. The Company reports commission payments as a cost of service in the accompanying consolidated statement of operations. As of December 31, 2011, the residual commission payable to ISO’s and ISA’s was $945,947 and the amount payable to the direct sales force was $29,728, which amounts are included in accounts payable and accrued liabilities, respectively, in the accompanying consolidated balance sheet.

Revenue and Cost Recognition — The Company adopted Accounting Standards Update No. 2009- 13, “Multiple-Deliverable Revenue Arrangements” (“ASU 2009-13”) in the current period. ASU 2009-13 requires the use of the relative selling price method of allocating the total consideration to units of accounting in a multiple element arrangement and eliminates the residual method. This accounting principle requires an entity to allocate revenue in an arrangement using the estimated selling price of deliverables if it does not have vendor-specific objective evidence (“VSOE”) or third-party evidence (“TPE”) of selling price.

VSOE is the price charged when the same or similar product or service is sold separately. The Company defines VSOE as a median price of recent stand-alone transactions that are priced within a narrow range. TPE is determined based on the prices charged by our competitors for a similar deliverable when sold separately.

The Company evaluates each deliverable in our arrangements to determine whether it represents a separate unit of accounting. A deliverable constitutes a separate unit of accounting when it has stand-alone value to our customers. The Company’s products and services qualify as separate units of accounting under ASU 2009-13.

The Company derives revenues primarily from the electronic processing of services including credit, debit and electronic benefits transfer card processing authorized and captured through third-party networks, check conversion and guarantee, electronic gift certificate processing, and equipment leasing and sales. This revenue is recorded as bankcard and other processing transactions are processed.

Typically, fees charged to merchants for these processing services are based on a variable percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Merchant customers may also be charged miscellaneous fees, including statement fees, annual fees, monthly minimum fees, fees for handling chargebacks, gateway fees, and fees for other miscellaneous services.

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The fair value for annual fees is based on the annual contract renewal price and is deemed to represent stand-alone selling price based upon VSOE. The fair value for processing fees is based on prices charged by our competitors for similar deliverables when sold separately and is deemed to represent stand-alone selling price based upon TPE.

Deferred revenue represents primarily amounts received in advance for annual fee billings, and are recognized on a monthly basis over the period charged.

Generally, the Company (i) is the primary obligor in its arrangements with its merchant customers, (ii) has latitude in establishing the price of its services, (iii) has the ability to change the product and perform parts of the services, (iv) has discretion in supplier selection, (v) has latitude in determining the product and service specifications to meet the needs of its merchant customers, and (vi) assumes credit risk. In such cases, the Company reports revenues gross of amounts paid to its sponsoring Member Banks, as well as fees paid to card-issuing Member Banks and Card Associations on behalf of its sponsoring Member Banks for interchange and assessments, which are fees charged by the card associations to process the credit card transactions.

Cost of services is comprised primarily of processing fees paid to third parties attributable to providing transaction processing and other services to the Company’s merchant customers. Interchange fees and cost of services are recognized as incurred, which generally occurs in the same period in which the corresponding revenue is recognized.

Receivables are stated net of allowance for doubtful accounts. The Company estimates its allowance based on experience with its merchants, ISO’s, ISA’s, and sales force and its judgment as to the likelihood of their ultimate payment. The Company also considers collection experience and makes estimates regarding collectability based on trends in aging. Historically, the Company has not experienced significant charge offs for its merchant receivables. The Company's primary receivables are from its bankcard processing merchants. The Company has recorded $44,107 as an allowance for doubtful accounts as of December 31, 2011.

Debt Issuance Costs — The Company incurred debt issuance costs of $260,731 related to the Merger. The Company expensed $200,000 of such costs in 2011 as interest expense in the accompanying consolidated statement of operations at the time the Company refinanced certain notes with MBF Merchant Capital, LLC (sec Note 6). The remaining balance of $53,068, net of accumulated amortization of $7,663, is included in other assets at December 31, 2011 on the consolidated balance sheet. These costs are amortized using the effective interest method over the term of the debt.

Income Taxes — The Company is a Delaware limited liability company. The Company has elected to be treated as a partnership for the purpose of filing income tax returns and as such, the income and losses of the Company flow through to the members. Accordingly, no provisions for federal taxes are provided in the financial statements. The Company includes income tax related interest and penalties in operating expenses when incurred.

The Company applies the provisions related to uncertain tax positions. As required by the uncertain tax position guidance, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Company applied the uncertain tax position guidance to all tax positions for which the statute of limitations remained open. The Company is subject to filing tax returns in the U.S. federal jurisdiction and various states. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. The Company is no longer subject to U.S. federal and state income tax examinations by tax authorities for the years before 2010. The Company does not have any material uncertain tax positions as of December 31, 2011.

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Capitalized Customer Acquisition Costs, Net — Capitalized customer acquisition costs consist of up-front cash payments made to certain ISO’s for the establishment of new merchant relationships. Capitalized customer acquisition costs represent incremental, direct customer acquisition costs that are recoverable through gross margins associated with merchant contracts. The up-front payment to the ISO is based on the estimated gross margin for the first year of the merchant contract. The deferred customer acquisition cost asset is recorded at the time of payment and the capitalized acquisition costs are primarily amortized on a straight line basis over a period of three years.

Management evaluates the capitalized customer acquisition costs for impairment at each balance sheet date by comparing, on a pooled basis by vintage month of origination, the expected future net cash flows from underlying merchant relationships to the carrying amount of the capitalized customer acquisition costs. If the estimated future net cash flows are lower than the recorded carrying amount, indicating an impairment of the value of the capitalized customer acquisition costs, the impairment loss will be charged to operations.

During the year ended December 31, 2011, the Company had recorded $865,165 in capitalized customer acquisition costs and $143,643 in related amortization. The Company believed that no impairment of capitalized customer acquisition costs had occurred as of December 31, 2011.

Processing Liabilities and ISO Deposits — The majority of the Company's processing liabilities include amounts associated with bankcard and check processing. In addition, the Company maintains deposits from ISO’s to offset potential liabilities from merchant chargeback processing. Disputes between a cardholder and a merchant periodically arise due to the cardholder's dissatisfaction with merchandise quality or the merchant's service, and the disputes may not always be resolved in the merchant's favor. In some of these cases, the transaction is "charged back" to the merchant and the purchase price is refunded to the cardholder by the credit card-issuing institution. If the merchant is unable to fund the refund, the Company is liable for the full amount of the transaction. The Company's obligation to stand ready to perform is minimal. The Company maintains a deposit from certain ISO’s as an offset to potential contingent liabilities that are the responsibility of such merchants. The Company evaluates its ultimate risk and records an estimate of potential loss for chargebacks related to merchant fraud based upon an assessment of actual historical fraud loss rates compared to recent bankcard processing volume levels. The amounts recorded as of December 31, 2011 for the processing liability and ISO Deposits were $409,831 and $52,313, respectively, and arc included in the consolidated balance sheet at December 31, 2011 in accounts payable and accrued expenses, respectively.

Fair Value Measurements — The Company measures certain nonfinancial assets and liabilities at fair value on a nonrecurring basis. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-level fair value hierarchy to prioritize the inputs used to measure fair value and maximizes the use of observable inputs and minimizes the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

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•	Level 1 — Quoted market prices in active markets for identical assets or liabilities as of the reporting date

•	Level 2 — Observable market based inputs or unobservable inputs that are corroborated by market data

•	Level 3 — Unobservable inputs that are not corroborated by market data

The fair values of the Company’s merchant portfolios are primarily based on Level 3 inputs and are generally estimated based upon independent appraisals that include discounted cash flow analyses based on the Company’s most recent cash flow projections, and, for years beyond the projection period, estimates based on assumed growth rates. Assumptions are also made regarding appropriate discount rates, perpetual growth rates, and capital expenditures, among others. In certain circumstances, the discounted cash flow analyses are corroborated by a market-based approach that utilizes comparable company public trading values, and, where available, values observed in private market transactions.

Concentrations — The Company’s revenue is substantially derived from processing Visa® and MasterCard® bank card transactions. Because the Company is not a Member Bank, in order to process these bank card transactions, the Company currently maintains sponsorship agreements with three Member Banks, which require, among other things, that the Company abide by the by-laws and regulations of the Card Associations.

Substantially all of the Company’s revenues are attributable to merchant customer transactions, which are processed primarily by three third-party processors. The Company processed 48% of its revenue with Cynergy, 32% with National Processing Company, and 17% with First Data. As of December 31, 2011, balances due from these processors represented 69%, 16%, and 10%, respectively, of the Company’s accounts receivable balance.

4.	PROPERTY AND EQUIPMENT

At December 31, 2011, property and equipment consisted of the following:

Equipment	22,175
Leasehold property	7,795
29,970
Less accumulated depreciation	(974)
Property and equipment — net	$28,996

Depreciation expense totaled $974 for the year ended December 31, 2011.

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5.	MERCHANT PORTFOLIOS

The following table reflects the cost and net carrying value of the merchant portfolios as of December 31, 2011:

Portfolio	Cost	Accumulated Amortization	Net Value

New Edge Payments	$23,401,987	$20,403,862	$2,998,125
Process Pink Payments	4,000,639	1,466,901	2,533,738
BPS Acquistion	5,910,477	2,462,699	3,447,778
Hospitality Payment Solutions	532,048	342,154	189,894
First Business Solutions	3,059,207	1,468,652	1,590,555

	$36,904,358	$26,144,268	$10,760,090

Amortization expense of $4,300,649 for the year ended December 31, 2011 is recognized using a straight line basis as the Company believes the straight line method best reflects the pattern in which the economic benefits of the respective asset is consumed. Annual amortization expense for each of the four succeeding fiscal years is estimated to be as follows:

2012	$4,300,649
2013	3,701,024
2014	2,397,840
2015	360,577

 Actual amortization expense to be reported in future periods could differ from these estimates as a result of new intangible asset acquisitions, changes in useful lives, and other relevant factors.

6.	LONG TERM DEBT

The components of the Company’s outstanding long-term debt as of December 31, 2011 were as follows:

RBL Capital Group, LLC	$6,769,262
MBF Merchant Capital, LLC	10,294,175
Capital Sources of New York	2,300,000
Hatziris	62,912
Prime Portfolios, LLC	12,917
National Processing Company	416,667
19,855,933
Less current portion	(2,515,898)
$17,340,035

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Scheduled debt principal repayments are as follows:

	Maturity	2012	2013	2014	2015	2016

RBL Capital Group, LLC	2014	$2,058,905	$2,402,550	$2,307,807	-	-
MBF Merchant Capital, LLC	2016	131,168	1,578,118	1,975,373	$3,105,471	$3,504,045
Capital Sources of NY	2015	-	1,054,163	1,149,996	95,841	-
Prime Portfolios, LLC	2012	12,917	-	-	-	-
Hatziris	2012	62,912	-	-	-	-
National Processing Company	2013	249,996	166,671	-	-	-

		$2,515,898	$5,201,502	$5,433,176	$3,201,312	$3,504,045

As part of the Merger and restructuring of debt on January 11, 2011, the Company assumed various notes payable as follows:

RBL Capital Group, LLC

In conjunction with the Merger, several subsidiaries of the Company entered into certain new loan agreements with RBL Capital Group, LLC (“RBL”), an existing lender to SCM, with similar terms and conditions to the existing loan agreements. The borrowers are obligated to comply with certain covenants. As of December 31, 2011, the Company was in compliance with all debt covenants under the terms of the loan facility, other than the covenant to deliver the audited financial statements within the required timeframe. A waiver was obtained from RBL for this loan covenant violation.

The subsidiaries of the Company that entered into the new loan agreements with RBL on January 11, 2011 were as follows:

BPS entered into a new loan agreement with RBL in the sum of $2,829,240, the proceeds of which were used to pay in full the borrower’s purchase of the assets from MCP Oldco. Commencing January 18, 2011, the Company is obligated to make 10 monthly interest only payments of $36,863, followed by 36 equal monthly payments of principal and interest each in the amount of $98,959. Interest on the note is 15.635% per annum. Under the terms of the loan, in the event that the cash flow ratio, as defined in the loan agreement, is at the end of any calendar month less than 2.5:1 for three consecutive months, then the Company shall be obligated to increase the monthly principal and interest payment to be $197,917 until such time the ratio falls below 2.5:1 for two consecutive months. The BPS loan is collateralized by a security agreement whereby the lender has a senior priority security interest in the assets of the borrower and the loan is guaranteed by NEP.

NEP entered into a new loan agreement with RBL in the sum of $2,108,971, the proceeds of which were used to pay in full the borrower’s purchase of the assets from MPS Oldco. Commencing January 18, 2011, the Company is obligated to make one interest only payment of $24,872 followed by nine interest only payments of $27,478, followed by 36 equal monthly payments of principal and interest each in the amount of $73,766. Interest on the note is 15.635% per annum. Under the terms of the loan, in the event that the cash flow ratio, as defined in the loan agreement, is at the end of any calendar month less than 5:1 for three consecutive months, then the Company shall be obligated to increase the monthly principal and interest payment to be $147,531, until such time the ratio falls below 5:1 for two consecutive months. The loan is collateralized by a security agreement whereby the lender has a senior priority security interest in the assets of the borrower. In addition, NEP is the guarantor for the loan between RBL and BPS.

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PPP entered into a new loan agreement with RBL in the sum of $2,141,836, the proceeds of which were used to pay in full the borrower’s purchase of the assets from PPP Oldco. Commencing January 18, 2011, the Company is obligated to make 10 monthly interest only payments of $27,906, followed by 36 equal monthly payments of principal and interest each in the amount of $74,915. Interest on the note is 15.635% per annum. Under the terms of the loan, in the event that the cash flow ratio, as defined in the loan agreement, is at the end of any calendar month less than 3.5:1 for three consecutive months, then the Company shall be obligated to increase the monthly principal and interest payment to be $149,830, until such time the ratio falls below 3.5:1 for two consecutive months. Certain prepayment penalties exist, up to a maximum of 4% of the amount pre-paid, if the note is paid prior to maturity. The loan is collateralized by a security agreement whereby the lender has a senior priority security interest in the assets of the borrower.

The total amount outstanding under the notes payable to RBL was $6,769,262 at December 31, 2011. The Company recorded total interest expense related to the RBL loans of $1,104,358 for the year ended December 31, 2011.

MBF Merchant Capital, LLC

On January 11, 2011, the Company executed with Merchant Capital, LLC, (“MBF”) a new term loan facility (“MBF Facility”), whereby the Company could borrow up to a maximum of $11,800,000. The facility is collateralized by a security agreement whereby the lenders have a senior priority security interest in the assets of HPS, FBS, and the assets of the Company to the extent such assets arc not pledged as collateral to RBL. In addition, MBF has a subordinated security interest in the assets of NEP, BPS, and PPP behind RBL.

The Company initially borrowed $3,037,500 under the facility as of December 31, 2010 at a rate of 15.635% per annum. On January 11, 2011, the Company refinanced the note and borrowed an additional $5,150,000 for a total borrowing of $8,187,500 (“MBF Note 1”) under the facility. The amended MBF Facility required interest only payments of $106,676 until November 15, 2011, at which time the Company was obligated to pay principal and interest on a monthly basis.

The proceeds from the additional borrowing under the facility were used to pay closing costs for the transaction and to repay certain liabilities assumed by the Company as part of the Merger, as follows:

Additional borrowings under the MBF Facility	$5,150,000

Use of Proceeds
Principal payment on note payable to Goldstein	2,000,000
Payment of short term advance due to Cynergy Data, LLC	450,000
Payment of short term advance due to MBF Merchant Capital, LLC	500,000
Payment of long term notes due to Prime Portfolios, LLC	727,560
Payment of closing costs	250,000
3,927,560
Net cash received after use of proceeds	$1,222,440

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In addition, the Company borrowed $200,000 (“MBF Note 2”) on May 4, 2011 and $200,000 (“MBF Note 3”) on July 11, 2011 under the facility. Both of these notes were interest only until November 15, 2011, and then principal and interest were due in equal installments for 36 months.

In December 2011, the MBF Note 1 was amended and restructured (“MBF Note 4”) to allow for the deferral of all principal and interest payments until February 15, 2013. Thereafter, payments of principal and interest are due in 36 equal monthly installments of $236,765, with a Final balloon payment of $4,916,078 due February 15, 2016.

On December 15, 2011, the Company amended the MBF Facility, modifying the maximum borrowing limit to $10,350,000. Simultaneously, the Company borrowed an additional $2,000,000 (“MBF Note 5”) under the MBF Facility at a rate of 17.5% per annum, the proceeds of which were partially used to repay in full MBF Note 2 and MBF Note 3. The MBF Note 5 requires the Company to make interest only payments through June 15, 2012. Thereafter, principal and interest payments are due in 36 equal installments each of $50,244, with a final balloon payment of $1,026,051 due July 15, 2015.

PCA is a participating lender in the MBF Facility.

The Company is obligated to comply with certain covenants. As of December 31, 2011, the Company was in compliance with all debt covenants under the terms of the loan facility, other than the covenant to deliver the audited financial statements within the required timeframe. A waiver was obtained from MBF for this loan covenant violation.

Additionally, under the terms of the MBF Facility, the Company is obligated to make a one- time penalty payment of $100,000 if the balance is not repaid on or before January 15, 2013. The Company intends on refinancing the MBF Facility prior to January 15, 2013, and as such, the Company has not recorded any liability for the penalty.

The total principal amount outstanding under the MBF Facility was $10,294,175 as of December 31, 2011. The Company recorded interest expense related to the MBF Facility of $1,258,298 for the year ended December 31, 2011.

Capital Sources of New York

On January 11, 2011, as part of the Merger, the Company assumed the outstanding note payable of $2,300,000 in principal due to Capital Sources of New York. Under the terms of the note, beginning February 1, 2011, the note is interest only through February 1, 2013, at which time principal and interest is payable in 24 equal installments. The note bears interest at the rate of 15% per annum. The note is unsecured.

The total principal outstanding under the note was $2,300,000 as of December 31, 2011. The Company recorded interest expense related to the note of $316,250 for the year ended December 31, 2011.

Prime Portfolios, LLC.

On January 11, 2011, as part of the Merger, the Company assumed the outstanding note payable of $155,000 in principal due to Prime Portfolios, LLC. Under the terms of the note, beginning February 1, 2011, and continuing monthly thereafter, the Company is obligated to pay $12,917 on a monthly basis until maturity in January 2012. The note is unsecured and is non-interest bearing.

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The total amount outstanding under the note was $12,917 as of December 31, 2011.

John Hatziris

On January 11, 2011, as part of the Merger, the Company was assigned the remaining balance of $124,439 of the note payable due under the Purchase and Sales Contract effective October 9, 2007 between First Business Solutions, Inc. (“FBS, Inc.”) and John Hatziris (“Hatziris”), whereby Hatziris sold and FBS, Inc. purchased the remaining 20% ownership interest of Hatziris in FBS Inc. The note accrues interest at the rate of 8.25% per annum. The Company is required to make monthly principal and interest payments of $6,384 until the note matures on October 1, 2012.

The total amount outstanding under the note was $62,912 as of December 31, 2011. The Company recorded interest expense related to the note of $6,815 for the year ended December 31, 2011.

National Processing Company

On August 27, 2009, a settlement (“NPC Settlement”) was reached for an action filed by the plaintiffs National Processing Company (“NPC”) and First National Bank of Omaha, and the defendant, Business Payment Systems, LLC. (“BPS, LLC”), an entity which sold certain payment processing assets to the Company along with the obligations of the NPC Settlement in November 2009. The terms of NPC Settlement provided for the dismissal of any claims the plaintiffs may have from the action, as well as NPC not exercising its contractual “right of first refusal” on the potential sale of any assets of BPS, LLC. The plaintiffs also waived their rights to subject BPS, LLC to make any shortfall payments defined in their marketing agreement. For settlement of all claims by plaintiffs, BPS, LLC agreed to pay $1,200,000 over 48 months, representing an additional $200,000 of simple interest over four years at the rate of 5% per annum. On January 11, 2011, the remaining outstanding amount due under the NPC Settlement was $666,667. As of December 31, 2011, the remaining obligation due is $416,667. Total interest expense for the year ended December 31, 2011 was $50,000.

7.	COMMITMENTS AND CONTINGENCIES

CAMOFI

On June 29, 2011, CAMOFI Master LDC, CAMHZN Master LDC, and Midsummer Investment, Ltd. (collectively “Plaintiffs”) commenced an action (the “Complaint”) against several entities with common ownership or other affiliation to ComVest, including, among others, ComVest, PCH, Cynergy, the Company, and several other affiliated companies to ComVest, and against certain of the then current officers and directors of such entities (collectively “Defendants”).

Plaintiffs, which are significant lenders to Pipeline Data, Inc (“Pipeline”), allege in the Complaint that, among other things, following the acquisition of Cynergy in October 2009 by ComVest or its affiliates, Plaintiffs proceeded to subjugate the most valuable assets, resources, and customers of Pipeline to Cynergy by effectively merging the two company’s operations. Plaintiffs claim this action limited Pipeline of its ability to operate independently, a violation of certain fiduciary obligations owed to Plaintiffs. The Complaint asserts that ComVest and the other Defendants carried out this purported scheme through a series of self-interested transactions and other measures in violation of the credit agreements governing the notes held by Plaintiffs. This “scheme,” Plaintiffs allege, caused Pipeline to default on its obligations under Plaintiffs’ notes on or about December 31, 2010. The Company intends to vigorously defend itself, as the Company has no business dealings with Plaintiffs and believes it is an unrelated party to the suit.

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On August 31, 2011, the Company filed a motion to be dismissed from the Complaint based on the notion the Company is an unrelated party. The Court heard oral arguments on January 17, 2012 and the decision for dismissal is pending. Further, on February 7, 2012, a motion was filed on behalf of all Defendants to compel arbitration and stay the litigation, which was awarded on May 1, 2012.

The Company believes it will be successful in defending the allegations made by the plaintiffs and that resolution to this matter will not have a material impact to its financial results.

Yehuda Keller

On December 10, 2010, Yehuda Keller, among others, (“Plaintiffs”) filed an action against, among other entities, Merchant Capital Portfolios, LLC, MPS Oldco, PPP Oldco, their parent company, and other affiliates of the parent (collectively “Defendants”), alleging, among other things, the Company failed to make certain residual payments to Plaintiffs after assuming the obligations of such payments in the purchase of certain assets from the Plaintiffs.

The Defendants disputed the allegations made by the Plaintiffs. During 2011, the parties were actively engaged in negotiating a settlement to the case. The Company believes it has reached a final settlement with the Plaintiff and has reserved approximately $470,000 as of December 31, 2011 to cover its legal fees and the settlement of the case, of which a portion is included in accounts payable and the remainder is included in accrued expenses as of December 31, 2011. The related expense was recorded in 2010.

E. Martin Davidoff

On January 11, 2011, as part of the Merger, the Company assumed certain obligations related to legal fees for services provided by E. Martin Davidoff Attorney At Law, a sole proprietor, (“Davidoff’). The legal services were provided to MPS Oldco prior to the Merger. The Company disputed the outstanding amounts due to Davidoff. Subsequently, Davidoff filed a complaint alleging breach of contract for unpaid services. As of December 31, 2011, the Company had reserved approximately $32,500 related to the matter which is included in accrued expenses on the consolidated balance sheet. On February 29, 2012, the Company and Davidoff reached a settlement for the amount reserved and the claim was subsequently dismissed.

Other Legal Proceedings

The Company is also involved in certain legal proceedings and claims, which arise in the ordinary course of business. In the opinion of the Company, based on consultations with outside counsel, the results of any of these ordinary course matters, individually and in the aggregate, are not expected to have a material effect on its results of operations, financial condition, or cash flows. As more information becomes available, if the Company should determine that an unfavorable outcome is probable on such a claim and that the amount of such probable loss that it will incur on that claim is reasonably estimable, it will record a reserve for the claim in question. If and when the Company records such a reserve, it could be material and could adversely impact its results of operations, financial condition, and cash flows. The Company’s policy is to accrue estimated legal fees and other directly related costs as part of its loss contingency accrual.

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Operating Leases

The Company leases certain office space and automobiles under operating leases with remaining terms ranging up to two years. The office space lease agreements contain certain renewal options and generally require the Company to pay certain operating expenses.

Future minimum lease commitments under non-cancelable operating leases at December 31, 2011 were as follows:

2012	95,213
2013	41,559
$136,772

The Company recorded total expense related to operating leases for the year ended December 31, 2011 of $275,095 which is included within general and administrative expenses in the accompanying consolidated statement of operations.

Employment Agreement

The Company entered into an employment agreement with its Executive Chairman, effective January 11, 2011, as amended, for an initial term of 2 years. The Executive Chairman is entitled to annual base compensation as well as a performance bonus with a maximum potential payout of 125% of the annual base compensation dependent on the results of the Company.

8.	CAPITAL STRUCTURE

On January 11, 2011, the Company issued 490 Class A voting units with a stated value of $1 per unit, distributed equally between two members. Simultaneously, the Company repaid $2,000,000 of principal on an outstanding $12,700,000 undocumented, unsecured, non-interest bearing note payable to one of its principal members, and converted the remaining $10,700,000 note balance to a Class B unit.

The Class B unit has the following characteristics: (i) non-convertible, (ii) non-participating, (iii) non-voting, (iv) a liquidation preference of $10,700,000 plus the unpaid 8% return, and (v) carries an 8% cumulative preferred return which accrues on a daily basis and compounds annually. The amount attributable to the cumulative preferred return was approximately $832,000 as of December 31, 2011. The Class B unit is classified as equity in the accompanying consolidated balance sheet and is reflected at its redemption value.

The board of directors of the Company may issue unlimited Class A units and Class B units, and add additional members subject to the approval of PCA.

Upon a liquidating event, distributions will be made in accordance with the Company’s operating agreement as follows: (1) to the holder of the Class B unit until the unpaid referred return is reduced to zero; (2) to the holder of the Class B unit until the unreturned Class B capital of $10,700,000 is reduced to zero; (3) to the holders of Class A units, pro rata in accordance with their relative unreturned capital, until the unreturned capital with respect to all Class A units is reduced to zero; and (4) to the holders of Class A units, pro rata, in accordance with their relative Class A percentage interests.

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9.	RELATED PARTY TRANSACTIONS Processing and Services Agreement

On January 11, 2011, the Company executed a processing and services agreement, as amended, with Cynergy whereby the Company outsources the processing of certain transactions and data capture services to Cynergy on behalf of its merchant customers. The contract obligates the Company to pay a minimum purchase commitment for credit card processing services from Cynergy based on per transaction processing fees (“Tier 1”) through December 2016 as follows:

Year	Commitment
2011	$375,230
2012	$888,229
2013	$1,065,874
2014	$1,279,049
2015	$1,534,859
2016	$1,841,831
Total	$6,985,072

During any calendar year, should the annual per transaction processing fees fall short of the minimum purchase commitment as calculated on a quarterly basis, the Company is obligated to pay the shortfall to Cynergy. The Company exceeded its minimum purchase commitment in 2011 as it paid $411,125 in per transaction processing fees, and, accordingly, no minimum amount was due to Cynergy. The Company recorded such amount as a cost of service in the accompanying consolidated statement of operations.

Further, the Company is obligated to pay an additional per transaction processing fee (“Tier 2”) during the term of the contract until such time Cynergy receives $2,000,000 in additional processing fees. The Company paid $118,109 toward the additional $2,000,000 commitment during the year 2011 which is included within cost of service in the accompanying consolidated statement of operations.

Additionally, under the contract, the Company is obligated to pay a one-time fee of $333,000 to Cynergy in three equal installments of $111,000 commencing on October 31, 2012 as an additional cost of service rendered under the contract for calendar 2012. The Company has reserved the $333,000 in accrued expenses in the accompanying consolidated balance sheet as of December 31, 2011.

Under the terms of the contract, in the event the annual minimum purchase commitment is not achieved in 2013, the Company shall be obligated to pay as penalty the sum of $250,000 to Cynergy by February 28, 2014, as well as any shortfall of the annual minimum purchase commitment for the 2013 year. The Company achieved its minimum purchase commitment in 2011, and, believes it is positioned to meet its annual minimum purchase commitment in 2013. As a result, the Company has not recorded a reserve for the $250,000 obligation for 2013.

Under the contract, Cynergy also provides the Company with certain back office services on behalf of the Company and its ISO’s including risk management, underwriting, technical support, reporting, training, payment card industry security and other administrative services. The fees for such services are charged at cost plus a 15% markup. These back office services are optional at the discretion of the Company once the Company has repaid $2,000,000 toward principal loan payment to MBF (see Note 6). The Company paid $470,361 toward the cost of these back office services for the year ended 2011 which has been recorded as a cost of service in the accompanying consolidated statement of operations.

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Following is a summary of the amounts due from (to) Cynergy as of December 31, 2011 as a result of the foregoing contract:

Accounts receivable for processing revenue	$1,430,670
Accounts payable for processing costs	(409,831)
Accounts payable and accrued liabilities for administrative services	(82,401)
Receivable for excess reserves	52,182
Net amount due from Cynergy	$990,620

The accounts receivable related to processing revenue represents revenue earned from the electronic processing of services with Cynergy on behalf of the Company’s merchant customers. The accounts payable related to processing costs represents unpaid fees due to Cynergy for the cost of said processing. The accounts payable related to back office services represent unpaid fees due to Cynergy for the cost of outsourcing back office services related to merchants such a risk management, underwriting, technical support and other services. The receivable for excess reserves represents an overpayment made by the Company to Cynergy in fulfillment of the Company’s obligation to fund a deposit account to be used to offset potential losses as required under the processing and services agreement between the parties.

Administrative Agreements

The Company is an interested party to certain administrative contracts with third parties who provide services to the Company under contracts executed with PCH or its affiliates. The Company receives services under common contracts in order to minimize administrative costs for both companies.

The Company adopted the Pipeline Data, LLC 401(k) Profit Sharing Plan and Trust effective February 1, 2011. The 401(k) plan was established by Pipeline Data Inc. (“PDI”), which is a wholly owned subsidiary of PCH, but the terms of the plan allow affiliates (including those of the Company) to participate in the plan in order to minimize administrative costs for both companies. The Company may match participant-elective deferrals at its discretion. Contributions may vary from year to year. The Company made no matching contributions for the year ended December 31, 2011. Further, the Company has common vendor contracts with PCH or its affiliates for certain corporate insurance, employee health benefits, and payroll service providers.

92

Additionally, the Company reimburses certain costs to PCH or its affiliates for common services provided by executives or for costs associated with certain general and administrative expenses. The chief executive officer, chief financial officer, and chief legal officer of the Company served in the same capacity as officers of other affiliated companies of PCH. In addition, the members of the Company’s board of directors also either work for or serve as the members of the board of directors for PCH or its affiliates. The Company reimburses PCH or its affiliates for certain overhead and administrative expenses related to the services of the common officers and directors of which generally consist of salaries and related travel expenses. During 2011, the Company recorded $161,522 of costs for such common services, which are included in general and administrative expenses in the accompanying consolidated statement of operations. As of December 31, 2011, the Company recorded a liability of $114,406 payable to PCH or its affiliates for such common services as part of accounts payable on the accompanying consolidated balance sheet.

The Company subleases certain office space and furniture located in Florida, under a verbal agreement with SCM. The lease is a month to month commitment. The Company paid approximately $89,000 in rent under the agreement for the year ended December 31, 2011.

The Company’s results of operations could be different if the Company incurred these costs on its own, although the Company believes the amounts charged by the related entities are reasonable.

10.	SUBSEQUENT EVENTS

The Company has evaluated events that occurred subsequent to December 31, 2011 for potential recognition and disclosure in the accompanying consolidated financial statements through June 4, 2012, the date of issuance of the accompanying consolidated financial statements.

93

Unified Payments

Balance Sheet

As of December 31, 2012

	Dec 31, 12	Dec 31, 11
ASSETS
Current Assets
Checking/Savings
10000 · Bank Accounts
11004 · HSBC - Star	0.00	3,154.96
10050 · Citibank
10056 · Citibank 3647 - PPP	0.00	60.00
10055 · Citibank 1712 - FBS	0.00	6.46
Total 10050 · Citibank	0.00	66.46

11000 · Bank of America
11008 · BOFA Checking 0733	19.71	0.00
11007 · BOA Checking 1499	456.79	0.00
11006 · BOA FBS 29984	2,379.73	3,114.31
11002 · BOFA Savings 2475	458.03	530.88
11001 · BOFA Checking 2462	45,044.64	858,903.05
Total 11000 · Bank of America	48,358.90	862,548.24

Total 10000 · Bank Accounts	48,358.90	865,769.66
10500 · Lock Box Receivable
10300 · MBF Capital	-0.28	0.00
10500 · Lock Box Receivable - Other	0.28	0.00
Total 10500 · Lock Box Receivable	0.00	0.00

Total Checking/Savings	48,358.90	865,769.66

Accounts Receivable
12000 · Accounts Receivable
12030 · Acct Rec. Terminals & Supplies	76,853.01	7,323.90
12050 · Accounts Receivable-Processing	1,631,248.58	0.00
12000.1 · Allowance for Bad Debt	-44,107.04	-44,107.04
12002 · Advances	300.00	0.00
12000 · Accounts Receivable - Other	52,574.53	2,109,878.25
Total 12000 · Accounts Receivable	1,716,869.08	2,073,095.11

Total Accounts Receivable	1,716,869.08	2,073,095.11

Other Current Assets
14000 · Prepaid Expense
14003 · Prepaid Annual Fee Commissions	0.00	205,537.00
14000 · Prepaid Expense - Other	-0.01	0.00
Total 14000 · Prepaid Expense	-0.01	205,537.00

94

Unified Payments

Balance Sheet

As of December 31, 2012

	Dec 31, 12	Dec 31, 11
12190 · Tier1 Premiums- Cynergy (333K)	0.00	333,000.00
12510 · Cynergy Reserves Receivable	0.00	52,182.12
12035 · Due From Acies	198.22	0.00
12005 · Commission Advances
12005.3 · .3 Loss Coverage Cynergy	0.00	15.47
12005.2 · Due From Vlad	-1,613.00	-200.00
12005 · Commission Advances - Other	0.00	6,000.00
Total 12005 · Commission Advances	-1,613.00	5,815.47

12100 · Inventory Asset
12012 · Terminals Placed - MPS	0.00	2,800.75
12010.1 · Accum Amort Placed Terminals	-2,043.01	-7,869.18
12010 · Terminals Placed - PPP	3,080.33	66,435.80
12009 · PPP Phoenix Terminal Inventory
12009.1 · Dejavoo Inventory @ Phoenix	104,107.14	0.00
12009 · PPP Phoenix Terminal Inventory - Other	99,951.23	109,761.94
Total 12009 · PPP Phoenix Terminal Inventory	204,058.37	109,761.94

Total 12100 · Inventory Asset	205,095.69	171,129.31

12004 · Undeposited Funds	0.00	660.00
Total Other Current Assets	203,680.90	768,323.90

Total Current Assets	1,968,908.88	3,707,188.67

Fixed Assets
16000 · Portfolios and Client lists
16100 · Accum Amort Mer Port	-3,963,381.41	-4,300,649.00
16000 · Portfolios and Client lists - Other	8,096,726.39	15,060,739.39
Total 16000 · Portfolios and Client lists	4,133,344.98	10,760,090.39

15000 · Property and Equipment
15500 · Technology IP Deposits
15500 · Technology IP Deposits - Other	159,314.00	0.00
Total 15500 · Technology IP Deposits	159,314.00	0.00

15005 · Accumulated Depreciation	-4,987.76	-973.75
15002 · Equipment	34,738.15	22,174.50
15000 · Property and Equipment - Other	0.00	7,795.35
Total 15000 · Property and Equipment	189,064.39	28,996.10

Total Fixed Assets	4,322,409.37	10,789,086.49

95

Unified Payments

Balance Sheet

As of December 31, 2012

	Dec 31, 12	Dec 31, 11
Other Assets
16050 · Legal Costs for Loan	0.00	53,068.00
18001 · EP Reserve - Cynergy	250,373.28	250,129.70
27000 · MID ADVANCED PAYMENTS
27021 · Accum Amort - Adv.Pymt. PPP	-166.67	-8,906.34
27011 · MID Advance Payments - PPP	6,000.00	92,080.00
27020 · Accumulated Amort. MID Adv MPS	-1,304.86	-134,736.85
27010 · MID Advanced Payments MPS/NEP	46,975.00	773,085.36
Total 27000 · MID ADVANCED PAYMENTS	51,503.47	721,522.17

Total Other Assets	301,876.75	1,024,719.87

TOTAL ASSETS	6,593,195.00	15,520,995.03

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
20030 · Accounts Payable Affilated	3,279.99	231,539.59
20010 · Accts. Pyble-Costs	1,348,588.38	740,092.09
20000 · Accounts Payable
20050 . Amx Corporate Acoount	20,554.18	0.00
20040 · Accounts Payable - Residuals	269,591.37	0.00
20000 · Accounts Payable - Other	372,966.71	942,333.25
Total 20000 · Accounts Payable	663,112.26	942,333.25

Total Accounts Payable	2,014,980.63	1,913,964.93

Other Current Liabilities
21190 · Accrued Processing Committments	0.00	333,000.00
21125 · Deferred Annual Fees	100,000.04	349,633.00
21108 · Accrued Legal Fees	0.00	225,000.00
21105 · Accrued Interest Payable	166,877.88	0.30
21300 · Accrued Performance Bonuses
21300 · Accrued Performance Bonuses - Other	910,008.00	380,004.00
Total 21300 · Accrued Performance Bonuses	910,008.00	380,004.00

21102 · Accrued Held Back MID Advances	0.00	22,000.00
21101 · Accrued Liabilities	49,156.13	204,557.15
20020 · Tier 1 Payable	0.00	28,600.48
240001 · Payroll Liabilities-ER
24002 · 401K PR Liability	-9,578.86	0.00
240001 · Payroll Liabilities-ER - Other	24,409.12	21,408.24

96

Unified Payments

Balance Sheet

As of December 31, 2012

	Dec 31, 12	Dec 31, 11
Total 240001 · Payroll Liabilities-ER	14,830.26	21,408.24

71000 · Executive Bonuses
71030 · Vladimir Sadovskiy	0.00	62,500.72
Total 71000 · Executive Bonuses	0.00	62,500.72

24000 · Payroll Liabilities
24000 · Payroll Liabilities - Other	0.00	1,437.51
Total 24000 · Payroll Liabilities	0.00	1,437.51

Total Other Current Liabilities	1,240,872.31	1,628,141.40

Total Current Liabilities	3,255,852.94	3,542,106.33

Long Term Liabilities
28000 · ISO Reserve Liability
28090 · USA 1st Reserve Liability	330.87	0.00
28080 · Super PC Reserve Liability	1,562.42	3,654.89
28070 · UPS Reserve Liability	37,292.07	12,505.35
28060 · Concordia Reserve Liability	654.37	361.45
28050 · MBA Reserve Liability	27,128.77	7,600.10
28040 · APCO Reserve Liability	5,096.68	3,737.30
28030 · Everest Reserve Liability	0.00	6,798.08
28020 · IMS Reserve Liability	10,845.65	8,634.00
28010 · Argus Reserve Liability	24,757.94	9,021.94
Total 28000 · ISO Reserve Liability	107,668.77	52,313.11

21000 · Assumed Liabilities
21060 · Unified Liabilities
21066 · Star Capital Management Loan	-2,891.92	7,344.42
Total 21060 · Unified Liabilities	-2,891.92	7,344.42

21050 · MPS Liabilities
21054 · Prime Portfolios	0.00	12,916.63
21053 · Capital Sources of NY	2,300,000.00	2,300,000.00
Total 21050 · MPS Liabilities	2,300,000.00	2,312,916.63

21040 · FBS Liabilities
21044 · FBS	0.00	28,745.07
21043 · John Hatziris	0.00	62,911.61
Total 21040 · FBS Liabilities	0.00	91,656.68

21030 · BPS Liabilities
21032 · NPC	187,500.74	416,666.71

97

Unified Payments

Balance Sheet

As of December 31, 2012

	Dec 31, 12	Dec 31, 11
Total 21030 · BPS Liabilities	187,500.74	416,666.71

Total 21000 · Assumed Liabilities	2,484,608.82	2,828,584.44

20100 · Liabilities
20120 · RBL Capital
20123 · RBL-003-Pink	1,155,006.83	2,047,818.05
20122 · RBL-002_BPS	2,101,706.73	2,705,047.65
20121 · RBL-001	0.37	2,016,396.13
Total 20120 · RBL Capital	3,256,713.93	6,769,261.83

20110 · MBF Capital
20111.2 · MBF Capital Advance Loan	500,000.00	0.00
20111.1 · MBF-004	2,552,844.60	8,294,176.00
20115 · MBF - 005	1,931,723.26	2,000,000.00
Total 20110 · MBF Capital	4,984,567.86	10,294,176.00

Total 20100 · Liabilities	8,241,281.79	17,063,437.83

Total Long Term Liabilities	10,833,559.38	19,944,335.38

Total Liabilities	14,089,412.32	23,486,441.71

Equity
30601 · Member 2 245 Class A units	245.00	245.00
30401 · Member 1 245 Class A units	245.00	245.00
33000 · 1 Cl B Preferred Unit	10,700,000.00	10,700,000.00
32000 · Retained Earnings	-18,665,936.68	-13,655,500.68
Net Income	469,229.36	-5,010,436.00
Total Equity	-7,496,217.32	-7,965,446.68

TOTAL LIABILITIES & EQUITY	6,593,195.00	15,520,995.03

98

Unified Payments

Profit & Loss

January through December 2012

	Jan - Dec 12	Jan - Dec 11
Ordinary Income/Expense
Income
40030 · Annual Fee Income	397,562.49	0.00
40020 · IRS TIN Mismatch	537,977.49	185,308.22
40014 · Other Transactions
40004 · Gateway Transaction Income	16,564.36	18,360.77
40006 · ACH Transactions Income	75.00	1,879.04
40013 · Cash Advance Income	0.00	785.61
40014 · Other Transactions - Other	105,984.85	62,996.78
Total 40014 · Other Transactions	122,624.21	84,022.20

41001 · Equipment Sale	91,594.74	86,902.18
40015 · Other Fees
40016 · VISA RIS Fees	141,428.76	0.00
40011 · Cancellation Fee Income	34,265.00	38,205.00
40015 · Other Fees - Other	8,754.08	140,233.72
Total 40015 · Other Fees	184,447.84	178,438.72

40008 · PCI Annual Fees	970,987.00	887,304.10
40007 · PCI Non-Compliance Fees	720,812.98	720,336.00
40001 · Processing
40005 · Check Service Income	5,033.08	0.00
40003 · Discover Income	57,680.10	192,049.17
40002 · Amex Income	44,744.31	37,316.73
40001 · Processing - Other	53,644,792.10	57,102,401.57
Total 40001 · Processing	53,752,249.59	57,331,767.47

Total Income	56,778,256.34	59,474,078.89

Cost of Goods Sold
54050 · Tier 1 Mandatory Prem Payment	277,780.00	0.00
54025 · Visa/Mastercard Charges	1,971,795.23	2,232,825.89
55001 · Commissions -Direct	462,530.94	273,082.21
54020 · Interchange Expense	34,248,681.76	38,414,402.15
54015 · PCI Annual Fee Cost	225,210.00	217,530.00
54000 · Processing Costs (CD)
54021 · Mastercard MALF	1,556.20	0.00
54014 · PCI Non-Compliance Fee Cost	-28,243.80	104,618.75
53015 · PCI Insurance Cost (Non-CD)	45,682.55	83,639.32
53014 · EVS Report	44.43	169.18
53001 · Processing Account Expenses	51,275.62	80,072.69
53002 · Processing Pass-Through Expense	212,124.07	66,150.34
53003 · Processing Other Expenses	-24,345.19	35,494.87
54001 · Tier 1 - Per Item Fee	516,783.70	427,821.31

99

Unified Payments

Profit & Loss

January through December 2012

	Jan - Dec 12	Jan - Dec 11
54002 · Tier 2 - Per Item Fee (Cap 2mm)	253,893.59	118,109.29
54003 · Underwrtiting Fee	0.00	-22,433.54
54005 · Customer/Tech Support - Per MID	0.00	1,770.00
54008 · Client Services - Per TKT	42,940.08	6,759.17
54019 · Missing Originals	3,730.06	13,013.00
54000 · Processing Costs (CD) - Other	1,007.70	9.00
Total 54000 · Processing Costs (CD)	1,076,449.01	915,193.38

53000 · Cost of Services
53012 · Merlink Access Fee	0.00	405.00
53011 · Reports Fees (Underwriting)	0.00	5,797.49
53004 · Gateway Transactions	417,123.20	283,149.68
53005 · Merchant Refunds	156,465.41	166,323.33
53006 · Wireless Services	61,854.19	70,327.23
53007 · Gift Card Services	2,006.21	1,255.25
53009 · Non-Bankcard Transactions	3,205.40	18,303.75
53000 · Cost of Services - Other	25.97	0.00
Total 53000 · Cost of Services	640,680.38	545,561.73

52000 · Equipment and Supplies
52001 · Equipment	141,297.84	171,682.97
52002 · Equipment Repair	-722.90	7,895.60
52003 · Depreciation - Merch Equipment	180.85	1,165.50
52004 · Software	729.00	5,383.22
52005 · Supplies	3,588.79	4,237.31
52000 · Equipment and Supplies - Other	84,962.57	3,136.30
Total 52000 · Equipment and Supplies	230,036.15	193,500.90

51000 · Commissions Indirect
51008 · Charity Residual Committment
64507 · Charitable Commitments	233,336.32	158,701.81
Total 51008 · Charity Residual Committment	233,336.32	158,701.81

51001 · Commissions Indirect	9,674,133.97	8,477,837.91
51003 · Application Bonuses	0.00	-213.97
51004 · Referral Fees	0.00	1,483.96
51000 · Commissions Indirect - Other	0.00	13,217.51
Total 51000 · Commissions Indirect	9,907,470.29	8,651,027.22

Total COGS	49,040,633.76	51,443,123.48

Gross Profit	7,737,622.58	8,030,955.41

100

Unified Payments

Profit & Loss

January through December 2012

	Jan - Dec 12	Jan - Dec 11
Expense
66900 · Reconciliation Discrepancies	-0.08	0.00
65000 · Performance Bonuses	530,004.00	380,004.00
79000 · Other Operating Costs
65100 · Insurance Expense
65101 · General Liability Insurance	55,567.33	2,805.53
65103 · Life and Disability Insurance	805.52	448.24
65104 · Professional Liability	15,993.14	13,098.80
65105 · Worker's Compensation	50.27	269.10
65100 · Insurance Expense - Other	10,098.35	71,381.31
Total 65100 · Insurance Expense	82,514.61	88,002.98

63500 · Utilities	8,473.13	13,071.65
75000 · Taxes	0.00	13,688.18
68050 · SHARED SERVICES	0.00	0.03
69000 · Business Licenses and Permits	10,186.14	3,687.35
Total 79000 · Other Operating Costs	101,173.88	118,450.19

63000 · Rent Expense	267,093.97	237,962.96
62000 · Outside Services
62001 · Professional Fees
62019 · Customer Service	386,474.73	0.00
62018 · Underwriting	143,371.55	0.00
62017 · Collection Agency Fees	45,739.00	0.00
62016 · Deployment	5,039.24	21,397.07
62014 · Technology Development	0.24	0.00
62002 · Accounting Fees	27,600.00	600.00
62003 · Accounting Fees - Audit	122,886.09	0.00
62004 · Accounting Fees - Tax	18,285.00	100.00
62007 · Legal Fees	298,090.66	249,720.51
62008 · Corporate Filings	1,108.00	0.00
62011 · Cynergy Back-Office/Support	175,723.71	5.76
62012 · Web Services	40,433.72	33,853.40
62013 · Other Professional Fees	444,558.68	1,236,850.81
62001 · Professional Fees - Other	450.00	14,836.00
Total 62001 · Professional Fees	1,709,760.62	1,557,363.55

62000 · Outside Services - Other	0.00	43,500.33
Total 62000 · Outside Services	1,709,760.62	1,600,863.88

61000 · Personnel
61001 · Wages
61002 · Payroll Expenses	1,764,250.24	1,669,776.15
61001 · Wages - Other	0.00	0.00
Total 61001 · Wages	1,764,250.24	1,669,776.15

101

Unified Payments

Profit & Loss

January through December 2012

	Jan - Dec 12	Jan - Dec 11
61010 · Payroll Taxes
61011 · FICA Tax Expenses	0.00	1,067.16
61013 · State Unemployment Tax	379.55	134.16
61010 · Payroll Taxes - Other	202,761.07	152,362.24
Total 61010 · Payroll Taxes	203,140.62	153,563.56

61020 · Employee Benefits
61026 · 401K Expense	11,776.91	0.00
65102 · Health Insurance	126,052.45	96,565.17
61022 · Dental Insurance	10,009.32	30,554.55
61023 · Vision Insurance	1,548.09	546.84
61024 · Disability Insurance	5,585.92	4,069.73
61025 · Life Insurance	2,855.84	2,555.95
61020 · Employee Benefits - Other	6,857.42	401.56
Total 61020 · Employee Benefits	164,685.95	134,693.80

61000 · Personnel - Other	27,876.92	0.00
Total 61000 · Personnel	2,159,953.73	1,958,033.51

64500 · Marketing
64508 · Conference Fees	20,991.25	0.00
64506 · Other Marketing	0.00	9,817.06
64505 · Dues and Subscriptions	4,011.99	17,384.41
64502 · Advertising	161,884.75	29,818.15
64501 · Telemarketing	7,948.80	0.00
64500 · Marketing - Other	6,110.94	985.00
Total 64500 · Marketing	200,947.73	58,004.62

66000 · Communications
66003 · Web Hosting	582.29	5,121.02
66002 · Internet	2,621.07	2,481.25
66001 · Telephone and Fax	61,709.56	93,189.83
Total 66000 · Communications	64,912.92	100,792.10

68000 · T & E
68004 · Lodging	61,342.37	16,752.80
68003 · Meals and Entertainment	51,174.94	17,004.95
68002 · Automobile Expense	56,178.75	37,581.90
68001 · Entertainment	4,105.24	0.00
68000 · T & E - Other	96,923.15	276,065.04
Total 68000 · T & E	269,724.45	347,404.69

102

Unified Payments

Profit & Loss

January through December 2012

	Jan - Dec 12	Jan - Dec 11
77000 · Bad Debt
77200 · ACH Returns Collected	-1,944,112.74	-2,019,778.17
77100 · ACH Returns	2,319,048.05	2,522,033.88
77000 · Bad Debt - Other	1,201.17	44,107.04
Total 77000 · Bad Debt	376,136.48	546,362.75

60000 · Office
70400 · Bank Service Charges	15,267.82	22,589.26
67000 · Postage and Delivery	16,073.82	27,397.55
64000 · Office Expenses
64007 · Equipment	7,874.69	16,947.40
64006 · Software	47,986.81	52,147.16
64001 · Office Supplies	42,029.53	47,619.95
64002 · Printing and Reproduction	3,122.51	2,015.66
64003 · Equipment Repairs	16,308.20	3,937.16
64004 · Office Repairs	687.66	509.30
64005 · Other Office Expenses	439.97	14,025.37
64000 · Office Expenses - Other	38,635.52	22,919.75
Total 64000 · Office Expenses	157,084.89	160,121.75

60000 · Office - Other	24,043.04	0.00
Total 60000 · Office	212,469.57	210,108.56

69500 · Charitable Contributions	85.00	750.00
Total Expense	5,892,262.27	5,558,737.26

Net Ordinary Income	1,845,360.31	2,472,218.15

Other Income/Expense
Other Income
85000 · Gain/Loss on Sale of Portfolio	6,182,448.76	0.00
70200 · Interest Income	0.00	148.07
Total Other Income	6,182,448.76	148.07

Other Expense
63400 · Interest Expense
63480 · MBF -005	313,918.56	0.00
63470 · MBF 003	0.00	17,888.91
63410 · MBF-004	1,237,095.51	1,271,839.51
63440 · RBL-002-BPS	375,649.12	442,351.06
63420 · MBF-002	0.00	18,569.44
63450 · RBL-03-Pink	277,543.05	334,876.08
63430 · RBL-001	233,197.02	327,131.84
63460 · Capital Sources NY	345,000.00	316,250.00
63400 · Interest Expense - Other	63,374.14	217,552.79

103

Unified Payments

Profit & Loss

January through December 2012

	Jan - Dec 12	Jan - Dec 11
Total 63400 · Interest Expense	2,845,777.40	2,946,459.63

84000 · Taxes	28,089.13	0.00
83100 · Valuation Expense Non Recurring	12,040.00	0.00
83000 · Depreciation and Amortization
83010 · Depreciation Expense	4,014.01	973.75
83020 · Amortization Merchant Portfolio	4,107,402.41	4,300,649.00
83030 · Amortization MID Payments	386,904.76	143,643.19
Total 83000 · Depreciation and Amortization	4,498,321.18	4,445,265.94

82000 · Legal Fees - Non-Recurring	0.00	91,076.65
54001.1 · Billing Shortfall - Cynergy	174,352.00	0.00
90500 · Ask My Accountant	0.00	0.00
Total Other Expense	7,558,579.71	7,482,802.22

Net Other Income	-1,376,130.95	-7,482,654.15

Net Income	469,229.36	-5,010,436.00

104

Unified Payments

Profit & Loss by Class

January through December 2012

	Total New Edge Payments	Total Process Pink Payments	Total STAR (Unified)	Total Unified Direct
	(Unified Payments)	(Unified Payments)	(Unified Payments)	(Unified Payments)	Total Unified Payments
Ordinary Income/Expense
Income
40030 · Annual Fee Income	380,980.44	5,430.70	10,896.35	255.00	397,562.49
40020 · IRS TIN Mismatch	396,994.91	124,142.99	13,730.04	3,109.55	537,977.49
40014 · Other Transactions
40004 · Gateway Transaction Income	0.00	16,564.36	0.00	0.00	16,564.36
40006 · ACH Transactions Income	0.00	75.00	0.00	0.00	75.00
40014 · Other Transactions - Other	0.00	105,984.85	0.00	0.00	105,984.85
Total 40014 · Other Transactions	0.00	122,624.21	0.00	0.00	122,624.21

41001 · Equipment Sale	9,240.39	82,354.35	0.00	0.00	91,594.74
40015 · Other Fees
40016 · VISA RIS Fees	116,420.91	23,388.75	964.02	655.08	141,428.76
40011 · Cancellation Fee Income	34,265.00	0.00	0.00	0.00	34,265.00
40015 · Other Fees - Other	0.00	249.66	8,504.42	0.00	8,754.08
Total 40015 · Other Fees	150,685.91	23,638.41	9,468.44	655.08	184,447.84

40008 · PCI Annual Fees	725,362.00	223,350.00	18,117.00	4,158.00	970,987.00
40007 · PCI Non-Compliance Fees	587,447.71	122,951.35	8,618.42	1,795.50	720,812.98
40001 · Processing
40005 · Check Service Income	72.27	4,960.81	0.00	0.00	5,033.08
40003 · Discover Income	32,676.50	24,011.95	613.09	378.56	57,680.10
40002 · Amex Income	34,885.13	7,718.09	1,614.09	527.00	44,744.31
40001 · Processing - Other	18,318,369.91	34,257,134.81	928,237.71	141,049.67	53,644,792.10
Total 40001 · Processing	18,386,003.81	34,293,825.66	930,464.89	141,955.23	53,752,249.59

Total Income	20,636,715.17	34,998,317.67	991,295.14	151,928.36	56,778,256.34

Cost of Goods Sold
54050 · Tier 1 Mandatory Prem Payment	0.00	0.00	277,780.00	0.00	277,780.00
54025 · Visa/Mastercard Charges	766,886.00	1,160,632.40	35,747.43	8,529.40	1,971,795.23
55001 · Commissions -Direct	0.00	460,894.53	1,636.41	0.00	462,530.94
54020 · Interchange Expense	10,428,895.78	23,301,632.39	432,949.27	85,204.32	34,248,681.76
54015 · PCI Annual Fee Cost	168,960.00	49,500.00	5,490.00	1,260.00	225,210.00
54000 · Processing Costs (CD)
54021 · Mastercard MALF	71.09	1,436.24	48.87	0.00	1,556.20
54014 · PCI Non-Compliance Fee Cost	-21,243.80	-7,000.00	0.00	0.00	-28,243.80
53015 · PCI Insurance Cost (Non-CD)	0.00	45,682.55	0.00	0.00	45,682.55
53014 · EVS Report	0.00	0.00	44.43	0.00	44.43
53001 · Processing Account Expenses	12,804.37	37,820.86	530.77	119.62	51,275.62
53002 · Processing Pass-Through Expense	123,148.64	72,081.61	15,531.76	1,362.06	212,124.07
53003 · Processing Other Expenses	-13,709.52	-395.97	-10,239.70	0.00	-24,345.19
54001 · Tier 1 - Per Item Fee	339,184.82	152,150.76	21,892.78	3,555.34	516,783.70
54002 · Tier 2 - Per Item Fee (Cap 2mm)	169,592.38	75,270.50	7,253.04	1,777.67	253,893.59
54008 · Client Services - Per TKT	27,370.57	6,663.06	9,053.45	-147.00	42,940.08
54019 · Missing Originals	1,059.06	977.00	1,675.00	19.00	3,730.06
54000 · Processing Costs (CD) - Other	141.00	668.68	198.02	0.00	1,007.70
Total 54000 · Processing Costs (CD)	638,418.61	385,355.29	45,988.42	6,686.69	1,076,449.01

53000 · Cost of Services
53004 · Gateway Transactions	12,342.30	404,655.90	125.00	0.00	417,123.20
53005 · Merchant Refunds	61,432.00	82,722.92	11,795.54	514.95	156,465.41
53006 · Wireless Services	1,457.17	60,360.02	37.00	0.00	61,854.19
53007 · Gift Card Services	0.00	2,006.21	0.00	0.00	2,006.21
53009 · Non-Bankcard Transactions	0.00	3,205.40	0.00	0.00	3,205.40
53000 · Cost of Services - Other	0.00	25.97	0.00	0.00	25.97
Total 53000 · Cost of Services	75,231.47	552,976.42	11,957.54	514.95	640,680.38

52000 · Equipment and Supplies
52001 · Equipment	94,111.32	47,094.19	92.33	0.00	141,297.84

105

Unified Payments

Profit & Loss by Class

January through December 2012

	Total New Edge Payments	Total Process Pink Payments	Total STAR (Unified)	Total Unified Direct
	(Unified Payments)	(Unified Payments)	(Unified Payments)	(Unified Payments)	Total Unified Payments
52002 · Equipment Repair	-722.90	0.00	0.00	0.00	-722.90
52003 · Depreciation - Merch Equipment	0.00	0.00	0.00	180.85	180.85
52004 · Software	0.00	0.00	34.00	695.00	729.00
52005 · Supplies	-20.13	3,536.77	72.15	0.00	3,588.79
52000 · Equipment and Supplies - Other	2,158.49	82,464.50	339.58	0.00	84,962.57
Total 52000 · Equipment and Supplies	95,526.78	133,095.46	538.06	875.85	230,036.15

51000 · Commissions Indirect
51008 · Charity Residual Committment
64507 · Charitable Commitments	0.00	233,336.32	0.00	0.00	233,336.32
Total 51008 · Charity Residual Committment	0.00	233,336.32	0.00	0.00	233,336.32

51001 · Commissions Indirect	5,192,200.85	4,129,385.86	324,880.25	27,667.01	9,674,133.97
Total 51000 · Commissions Indirect	5,192,200.85	4,362,722.18	324,880.25	27,667.01	9,907,470.29

Total COGS	17,366,119.49	30,406,808.67	1,136,967.38	130,738.22	49,040,633.76

Gross Profit	3,270,595.68	4,591,509.00	-145,672.24	21,190.14	7,737,622.58

Expense
66900 · Reconciliation Discrepancies	0.00	0.00	-0.08	0.00	-0.08
65000 · Performance Bonuses	23,751.00	33,750.00	472,503.00	0.00	530,004.00
79000 · Other Operating Costs
65100 · Insurance Expense
65101 · General Liability Insurance	0.00	0.00	55,567.33	0.00	55,567.33
65103 · Life and Disability Insurance	0.00	0.00	805.52	0.00	805.52
65104 · Professional Liability	0.00	0.00	15,993.14	0.00	15,993.14
65105 · Worker's Compensation	0.00	0.00	50.27	0.00	50.27
65100 · Insurance Expense - Other	0.00	1,620.00	8,478.35	0.00	10,098.35
Total 65100 · Insurance Expense	0.00	1,620.00	80,894.61	0.00	82,514.61

63500 · Utilities	-284.44	7,449.08	1,308.49	0.00	8,473.13
69000 · Business Licenses and Permits	85.00	1,398.64	8,702.50	0.00	10,186.14
Total 79000 · Other Operating Costs	-199.44	10,467.72	90,905.60	0.00	101,173.88

63000 · Rent Expense	0.00	95,464.73	171,629.24	0.00	267,093.97
62000 · Outside Services
62001 · Professional Fees
62019 · Customer Service	252,470.99	123,458.25	8,705.49	1,840.00	386,474.73
62018 · Underwriting	84,957.86	48,877.79	9,127.35	408.55	143,371.55
62017 · Collection Agency Fees	43,703.29	0.00	2,035.71	0.00	45,739.00
62016 · Deployment	4,065.00	960.00	14.24	0.00	5,039.24
62014 · Technology Development	79.45	155,373.79	-155,453.00	0.00	0.24
62002 · Accounting Fees	0.00	0.00	27,600.00	0.00	27,600.00
62003 · Accounting Fees - Audit	0.00	0.00	122,886.09	0.00	122,886.09
62004 · Accounting Fees - Tax	0.00	0.00	18,285.00	0.00	18,285.00
62007 · Legal Fees	855.00	0.00	297,235.66	0.00	298,090.66
62008 · Corporate Filings	0.00	0.00	1,108.00	0.00	1,108.00
62011 · Cynergy Back-Office/Support	141,137.41	243.30	34,343.00	0.00	175,723.71
62012 · Web Services	219.50	3,360.00	36,854.22	0.00	40,433.72
62013 · Other Professional Fees	198,197.84	4,599.00	241,761.84	0.00	444,558.68
62001 · Professional Fees - Other	0.00	0.00	450.00	0.00	450.00
Total 62001 · Professional Fees	725,686.34	336,872.13	644,953.60	2,248.55	1,709,760.62

Total 62000 · Outside Services	725,686.34	336,872.13	644,953.60	2,248.55	1,709,760.62

61000 · Personnel
61001 · Wages
61002 · Payroll Expenses	69,529.15	918,701.36	675,992.25	100,027.48	1,764,250.24
61001 · Wages - Other	0.00	0.00	0.00	0.00	0.00

106

Unified Payments

Profit & Loss by Class

January through December 2012

	Total New Edge Payments	Total Process Pink Payments	Total STAR (Unified)	Total Unified Direct
	(Unified Payments)	(Unified Payments)	(Unified Payments)	(Unified Payments)	Total Unified Payments
Total 61001 · Wages	69,529.15	918,701.36	675,992.25	100,027.48	1,764,250.24

61010 · Payroll Taxes
61013 · State Unemployment Tax	0.00	0.00	379.55	0.00	379.55
61010 · Payroll Taxes - Other	4,922.87	96,930.36	93,786.00	7,121.84	202,761.07
Total 61010 · Payroll Taxes	4,922.87	96,930.36	94,165.55	7,121.84	203,140.62

61020 · Employee Benefits
61026 · 401K Expense	0.00	0.00	11,776.91	0.00	11,776.91
65102 · Health Insurance	-199.42	-4,484.40	130,820.89	-84.62	126,052.45
61022 · Dental Insurance	0.00	0.00	10,009.32	0.00	10,009.32
61023 · Vision Insurance	0.00	0.00	1,548.09	0.00	1,548.09
61024 · Disability Insurance	0.00	0.00	5,585.92	0.00	5,585.92
61025 · Life Insurance	0.00	0.00	2,855.84	0.00	2,855.84
61020 · Employee Benefits - Other	0.00	0.00	6,857.42	0.00	6,857.42
Total 61020 · Employee Benefits	-199.42	-4,484.40	169,454.39	-84.62	164,685.95

61000 · Personnel - Other	0.00	0.00	27,876.92	0.00	27,876.92
Total 61000 · Personnel	74,252.60	1,011,147.32	967,489.11	107,064.70	2,159,953.73

64500 · Marketing
64508 · Conference Fees	0.00	19,497.25	1,494.00	0.00	20,991.25
64505 · Dues and Subscriptions	159.00	3,116.99	736.00	0.00	4,011.99
64502 · Advertising	1,750.00	142,075.50	17,905.25	154.00	161,884.75
64501 · Telemarketing	0.00	7,948.80	0.00	0.00	7,948.80
64500 · Marketing - Other	0.00	6,094.94	16.00	0.00	6,110.94
Total 64500 · Marketing	1,909.00	178,733.48	20,151.25	154.00	200,947.73

66000 · Communications
66003 · Web Hosting	0.00	582.29	0.00	0.00	582.29
66002 · Internet	0.00	151.63	2,469.44	0.00	2,621.07
66001 · Telephone and Fax	0.00	47,889.75	13,549.52	270.29	61,709.56
Total 66000 · Communications	0.00	48,623.67	16,018.96	270.29	64,912.92

68000 · T & E
68004 · Lodging	0.00	15,997.81	45,240.84	103.72	61,342.37
68003 · Meals and Entertainment	2,972.91	15,054.01	32,853.57	294.45	51,174.94
68002 · Automobile Expense	1,938.36	12,488.95	41,132.45	618.99	56,178.75
68001 · Entertainment	0.00	3,819.24	286.00	0.00	4,105.24
68000 · T & E - Other	9,802.36	29,906.02	52,390.23	4,824.54	96,923.15
Total 68000 · T & E	14,713.63	77,266.03	171,903.09	5,841.70	269,724.45

77000 · Bad Debt
77200 · ACH Returns Collected	-1,578,461.52	-203,292.72	-124,095.41	-38,263.09	-1,944,112.74
77100 · ACH Returns	1,696,663.06	297,029.42	264,841.90	60,513.67	2,319,048.05
77000 · Bad Debt - Other	743.03	405.51	52.63	0.00	1,201.17
Total 77000 · Bad Debt	118,944.57	94,142.21	140,799.12	22,250.58	376,136.48

60000 · Office
70400 · Bank Service Charges	4.58	2,616.71	12,646.53	0.00	15,267.82
67000 · Postage and Delivery	1,923.20	10,713.32	3,154.07	283.23	16,073.82
64000 · Office Expenses
64007 · Equipment	147.65	2,541.64	5,185.40	0.00	7,874.69
64006 · Software	0.00	47,359.29	627.52	0.00	47,986.81
64001 · Office Supplies	0.00	11,929.88	30,025.18	74.47	42,029.53
64002 · Printing and Reproduction	0.00	3,122.51	0.00	0.00	3,122.51
64003 · Equipment Repairs	0.00	15,205.20	1,103.00	0.00	16,308.20
64004 · Office Repairs	0.00	0.00	687.66	0.00	687.66
64005 · Other Office Expenses	0.00	439.97	0.00	0.00	439.97
64000 · Office Expenses - Other	0.00	33,335.01	5,300.51	0.00	38,635.52

107

Unified Payments

Profit & Loss by Class

January through December 2012

	Total New Edge Payments	Total Process Pink Payments	Total STAR (Unified)	Total Unified Direct
	(Unified Payments)	(Unified Payments)	(Unified Payments)	(Unified Payments)	Total Unified Payments
Total 64000 · Office Expenses	147.65	113,933.50	42,929.27	74.47	157,084.89

60000 · Office - Other	0.00	19,594.82	3,177.09	1,271.13	24,043.04
Total 60000 · Office	2,075.43	146,858.35	61,906.96	1,628.83	212,469.57

69500 · Charitable Contributions	0.00	85.00	0.00	0.00	85.00
Total Expense	961,133.13	2,033,410.64	2,758,259.85	139,458.65	5,892,262.27
Net Ordinary Income	2,309,462.55	2,558,098.36	-2,903,932.09	-118,268.51	1,845,360.31

Other Income/Expense
Other Income
85000 · Gain/Loss on Sale of Portfolio	0.00	0.00	6,182,448.76	0.00	6,182,448.76
Total Other Income	0.00	0.00	6,182,448.76	0.00	6,182,448.76
Other Expense

63400 · Interest Expense
63480 · MBF -005	0.00	0.00	313,918.56	0.00	313,918.56
63410 · MBF-004	0.00	0.00	1,237,095.51	0.00	1,237,095.51
63440 · RBL-002-BPS	0.00	335,646.34	40,002.78	0.00	375,649.12
63450 · RBL-03-Pink	0.00	256,831.05	20,712.00	0.00	277,543.05
63430 · RBL-001	212,115.93	0.00	21,081.09	0.00	233,197.02
63460 · Capital Sources NY	316,250.00	0.00	28,750.00	0.00	345,000.00
63400 · Interest Expense - Other	0.00	59,682.09	3,692.05	0.00	63,374.14
Total 63400 · Interest Expense	528,365.93	652,159.48	1,665,251.99	0.00	2,845,777.40

84000 · Taxes	0.00	25,048.46	3,040.67	0.00	28,089.13
83100 · Valuation Expense Non Recurring	0.00	0.00	12,040.00	0.00	12,040.00
83000 · Depreciation and Amortization
83010 · Depreciation Expense	0.00	0.00	4,014.01	0.00	4,014.01
83020 · Amortization Merchant Portfolio	0.00	0.00	4,107,402.41	0.00	4,107,402.41
83030 · Amortization MID Payments	337,229.20	47,231.12	2,444.44	0.00	386,904.76
Total 83000 · Depreciation and Amortization	337,229.20	47,231.12	4,113,860.86	0.00	4,498,321.18

54001.1 · Billing Shortfall - Cynergy	0.00	0.00	174,352.00	0.00	174,352.00
Total Other Expense	865,595.13	724,439.06	5,968,545.52	0.00	7,558,579.71

Net Other Income	-865,595.13	-724,439.06	213,903.24	0.00	-1,376,130.95

Net Income	1,443,867.42	1,833,659.30	-2,690,028.85	-118,268.51	469,229.36

108

Unified Payments

Profit & Loss by Class

January through December 2011

	Total New Edge Payments	Total Process Pink Payments	Total STAR (Unified)	Total Unified Direct
	(Unified Payments)	(Unified Payments)	(Unified Payments)	(Unified Payments)	Total Unified Payments
Ordinary Income/Expense
Income
40020 · IRS TIN Mismatch	157,794.30	25,412.01	1,349.98	751.93	185,308.22
40014 · Other Transactions
40004 · Gateway Transaction Income	0.00	18,360.77	0.00	0.00	18,360.77
40006 · ACH Transactions Income	0.00	1,879.04	0.00	0.00	1,879.04
40013 · Cash Advance Income	0.00	785.61	0.00	0.00	785.61
40014 · Other Transactions - Other	0.00	62,996.78	0.00	0.00	62,996.78
Total 40014 · Other Transactions	0.00	84,022.20	0.00	0.00	84,022.20

41001 · Equipment Sale	0.00	82,276.74	4,625.44	0.00	86,902.18
40015 · Other Fees
40011 · Cancellation Fee Income	38,205.00	0.00	0.00	0.00	38,205.00
40015 · Other Fees - Other	27,763.01	106,657.71	5,808.50	4.50	140,233.72
Total 40015 · Other Fees	65,968.01	106,657.71	5,808.50	4.50	178,438.72

40008 · PCI Annual Fees	664,804.06	217,411.91	4,593.00	495.13	887,304.10
40007 · PCI Non-Compliance Fees	642,545.60	73,552.30	3,599.87	638.23	720,336.00
40001 · Processing
40003 · Discover Income	144,537.17	46,705.13	326.51	480.36	192,049.17
40002 · Amex Income	31,172.46	5,943.06	91.75	109.46	37,316.73
40001 · Processing - Other	20,052,237.14	36,764,490.96	228,756.60	56,916.87	57,102,401.57
Total 40001 · Processing	20,227,946.77	36,817,139.15	229,174.86	57,506.69	57,331,767.47

Total Income	21,759,058.74	37,406,472.02	249,151.65	59,396.48	59,474,078.89

Cost of Goods Sold
54025 · Visa/Mastercard Charges	861,146.49	1,364,430.33	4,528.44	2,720.63	2,232,825.89
55001 · Commissions -Direct	0.00	273,082.21	0.00	0.00	273,082.21
54020 · Interchange Expense	12,231,904.88	26,034,661.15	114,535.07	33,301.05	38,414,402.15
54015 · PCI Annual Fee Cost	175,710.00	40,350.00	1,320.00	150.00	217,530.00
54000 · Processing Costs (CD)
54014 · PCI Non-Compliance Fee Cost	88,632.39	15,432.18	528.41	25.77	104,618.75
53015 · PCI Insurance Cost (Non-CD)	9.97	83,629.35	0.00	0.00	83,639.32
53014 · EVS Report	169.18	0.00	0.00	0.00	169.18
53001 · Processing Account Expenses	33,088.87	60,860.75	-14,004.16	127.23	80,072.69
53002 · Processing Pass-Through Expense	27,665.47	36,797.91	1,015.71	671.25	66,150.34
53003 · Processing Other Expenses	1,083.37	22,529.92	11,853.03	28.55	35,494.87
54001 · Tier 1 - Per Item Fee	294,697.33	130,278.77	1,456.44	1,388.77	427,821.31
54002 · Tier 2 - Per Item Fee (Cap 2mm)	95,968.50	20,734.14	721.27	685.38	118,109.29
54003 · Underwrtiting Fee	4,387.93	-26,969.83	148.36	0.00	-22,433.54
54005 · Customer/Tech Support - Per MID	1,770.00	0.00	0.00	0.00	1,770.00
54008 · Client Services - Per TKT	3,645.13	2,991.76	92.78	29.50	6,759.17
54019 · Missing Originals	6,127.00	6,082.00	262.00	542.00	13,013.00
54000 · Processing Costs (CD) - Other	0.00	9.00	0.00	0.00	9.00
Total 54000 · Processing Costs (CD)	557,245.14	352,375.95	2,073.84	3,498.45	915,193.38

53000 · Cost of Services
53012 · Merlink Access Fee	210.00	145.00	50.00	0.00	405.00
53011 · Reports Fees (Underwriting)	4,842.17	898.32	50.50	6.50	5,797.49
53004 · Gateway Transactions	57,185.87	225,493.96	-3.10	472.95	283,149.68
53005 · Merchant Refunds	139,438.79	25,225.62	1,245.45	413.47	166,323.33
53006 · Wireless Services	1,432.15	63,189.48	79.96	5,625.64	70,327.23
53007 · Gift Card Services	139.30	1,115.95	0.00	0.00	1,255.25
53009 · Non-Bankcard Transactions	0.00	18,303.75	0.00	0.00	18,303.75
Total 53000 · Cost of Services	203,248.28	334,372.08	1,422.81	6,518.56	545,561.73

52000 · Equipment and Supplies
52001 · Equipment	112,584.52	57,712.05	293.17	1,093.23	171,682.97
52002 · Equipment Repair	7,462.24	58.86	0.00	374.50	7,895.60

109

Unified Payments

Profit & Loss by Class

January through December 2011

	Total New Edge Payments	Total Process Pink Payments	Total STAR (Unified)	Total Unified Direct
	(Unified Payments)	(Unified Payments)	(Unified Payments)	(Unified Payments)	Total Unified Payments
52003 · Depreciation - Merch Equipment	0.00	1,165.50	0.00	0.00	1,165.50
52004 · Software	2,870.00	1,759.58	753.64	0.00	5,383.22
52005 · Supplies	591.81	3,704.80	-59.30	0.00	4,237.31
52000 · Equipment and Supplies - Other	3,136.30	0.00	0.00	0.00	3,136.30
Total 52000 · Equipment and Supplies	126,644.87	64,400.79	987.51	1,467.73	193,500.90

51000 · Commissions Indirect
51008 · Charity Residual Committment
64507 · Charitable Commitments	0.00	158,701.81	0.00	0.00	158,701.81
Total 51008 · Charity Residual Committment	0.00	158,701.81	0.00	0.00	158,701.81

51001 · Commissions Indirect	4,587,675.86	3,821,630.54	55,311.49	13,220.02	8,477,837.91
51003 · Application Bonuses	-213.97	0.00	0.00	0.00	-213.97
51004 · Referral Fees	1,340.00	143.96	0.00	0.00	1,483.96
51000 · Commissions Indirect - Other	0.00	0.00	13,217.51	0.00	13,217.51
Total 51000 · Commissions Indirect	4,588,801.89	3,980,476.31	68,529.00	13,220.02	8,651,027.22

Total COGS	18,744,701.55	32,444,148.82	193,396.67	60,876.44	51,443,123.48

Gross Profit	3,014,357.19	4,962,323.20	55,754.98	-1,479.96	8,030,955.41

Expense
65000 · Performance Bonuses	0.00	0.00	380,004.00	0.00	380,004.00
79000 · Other Operating Costs
65100 · Insurance Expense
65101 · General Liability Insurance	0.00	0.00	2,805.53	0.00	2,805.53
65103 · Life and Disability Insurance	0.00	0.00	448.24	0.00	448.24
65104 · Professional Liability	0.00	0.00	13,098.80	0.00	13,098.80
65105 · Worker's Compensation	0.00	269.10	0.00	0.00	269.10
65100 · Insurance Expense - Other	489.79	7,710.57	63,180.95	0.00	71,381.31
Total 65100 · Insurance Expense	489.79	7,979.67	79,533.52	0.00	88,002.98
63500 · Utilities	2,607.79	10,283.60	99.91	80.35	13,071.65
75000 · Taxes	12,877.94	705.24	105.00	0.00	13,688.18
68050 · SHARED SERVICES	638,353.00	1,075,632.00	-1,715,808.97	1,824.00	0.03
69000 · Business Licenses and Permits	543.50	2,023.60	1,120.25	0.00	3,687.35
Total 79000 · Other Operating Costs	654,872.02	1,096,624.11	-1,634,950.29	1,904.35	118,450.19

63000 · Rent Expense	46,258.06	102,612.44	89,092.46	0.00	237,962.96
62000 · Outside Services
62001 · Professional Fees
62016 · Deployment	11,712.85	1,217.00	3,652.22	4,815.00	21,397.07
62002 · Accounting Fees	450.00	150.00	0.00	0.00	600.00
62004 · Accounting Fees - Tax	0.00	100.00	0.00	0.00	100.00
62007 · Legal Fees	4,825.00	0.00	244,895.51	0.00	249,720.51
62011 · Cynergy Back-Office/Support	0.00	5.76	0.00	0.00	5.76
62012 · Web Services	2,727.00	8,546.00	20,460.40	2,120.00	33,853.40
62013 · Other Professional Fees	964,972.74	245,407.83	-2,679.23	29,149.47	1,236,850.81
62001 · Professional Fees - Other	0.00	2,400.00	3,270.00	9,166.00	14,836.00
Total 62001 · Professional Fees	984,687.59	257,826.59	269,598.90	45,250.47	1,557,363.55

62000 · Outside Services - Other	58.00	43,065.50	376.83	0.00	43,500.33
Total 62000 · Outside Services	984,745.59	300,892.09	269,975.73	45,250.47	1,600,863.88

61000 · Personnel
61001 · Wages
61002 · Payroll Expenses	70,601.57	1,020,295.58	524,060.52	54,818.48	1,669,776.15
Total 61001 · Wages	70,601.57	1,020,295.58	524,060.52	54,818.48	1,669,776.15

61010 · Payroll Taxes

110

Unified Payments

Profit & Loss by Class

January through December 2011

	Total New Edge Payments	Total Process Pink Payments	Total STAR (Unified)	Total Unified Direct
	(Unified Payments)	(Unified Payments)	(Unified Payments)	(Unified Payments)	Total Unified Payments
61011 · FICA Tax Expenses	536.14	531.02	0.00	0.00	1,067.16
61013 · State Unemployment Tax	134.16	0.00	0.00	0.00	134.16
61010 · Payroll Taxes - Other	3,395.93	94,930.84	49,957.49	4,077.98	152,362.24
Total 61010 · Payroll Taxes	4,066.23	95,461.86	49,957.49	4,077.98	153,563.56

61020 · Employee Benefits
65102 · Health Insurance	0.00	16,445.56	80,119.61	0.00	96,565.17
61022 · Dental Insurance	0.00	25,388.34	5,166.21	0.00	30,554.55
61023 · Vision Insurance	0.00	0.00	546.84	0.00	546.84
61024 · Disability Insurance	66.30	0.00	4,003.43	0.00	4,069.73
61025 · Life Insurance	0.00	0.00	2,555.95	0.00	2,555.95
61020 · Employee Benefits - Other	0.00	0.00	401.56	0.00	401.56
Total 61020 · Employee Benefits	66.30	41,833.90	92,793.60	0.00	134,693.80

61000 · Personnel - Other	0.00	0.00	0.00	0.00	0.00
Total 61000 · Personnel	74,734.10	1,157,591.34	666,811.61	58,896.46	1,958,033.51

64500 · Marketing
64506 · Other Marketing	0.00	9,817.06	0.00	0.00	9,817.06
64505 · Dues and Subscriptions	0.00	8,834.56	7,914.85	635.00	17,384.41
64502 · Advertising	2,220.00	27,070.65	148.10	379.40	29,818.15
64500 · Marketing - Other	0.00	985.00	0.00	0.00	985.00
Total 64500 · Marketing	2,220.00	46,707.27	8,062.95	1,014.40	58,004.62

66000 · Communications
66003 · Web Hosting	0.00	4,373.05	747.97	0.00	5,121.02
66002 · Internet	1,098.05	1,206.35	176.85	0.00	2,481.25
66001 · Telephone and Fax	37,684.26	49,971.24	5,534.33	0.00	93,189.83
Total 66000 · Communications	38,782.31	55,550.64	6,459.15	0.00	100,792.10

68000 · T & E
68004 · Lodging	1,293.00	8,535.85	6,640.13	283.82	16,752.80
68003 · Meals and Entertainment	0.00	11,573.93	5,431.02	0.00	17,004.95
68002 · Automobile Expense	0.00	3,351.61	34,086.31	143.98	37,581.90
68000 · T & E - Other	11,875.62	130,814.86	128,100.31	5,274.25	276,065.04
Total 68000 · T & E	13,168.62	154,276.25	174,257.77	5,702.05	347,404.69

77000 · Bad Debt
77200 · ACH Returns Collected	-1,939,752.16	-49,277.35	-30,162.55	-586.11	-2,019,778.17
77100 · ACH Returns	2,305,835.47	144,501.33	70,269.90	1,427.18	2,522,033.88
77000 · Bad Debt - Other	0.00	0.00	44,107.04	0.00	44,107.04
Total 77000 · Bad Debt	366,083.31	95,223.98	84,214.39	841.07	546,362.75

60000 · Office
70400 · Bank Service Charges	100.00	4,154.92	18,334.34	0.00	22,589.26
67000 · Postage and Delivery	13,423.81	10,726.01	3,139.74	107.99	27,397.55
64000 · Office Expenses
64007 · Equipment	135.73	9,045.80	7,633.80	132.07	16,947.40
64006 · Software	0.00	38,679.50	13,467.66	0.00	52,147.16
64001 · Office Supplies	3,173.44	32,307.65	12,138.86	0.00	47,619.95
64002 · Printing and Reproduction	0.00	1,221.77	793.89	0.00	2,015.66
64003 · Equipment Repairs	0.00	3,737.16	200.00	0.00	3,937.16
64004 · Office Repairs	0.00	0.00	509.30	0.00	509.30
64005 · Other Office Expenses	3,650.18	3,117.74	7,257.45	0.00	14,025.37
64000 · Office Expenses - Other	0.00	20,188.69	2,731.06	0.00	22,919.75
Total 64000 · Office Expenses	6,959.35	108,298.31	44,732.02	132.07	160,121.75

Total 60000 · Office	20,483.16	123,179.24	66,206.10	240.06	210,108.56

69500 · Charitable Contributions	0.00	500.00	250.00	0.00	750.00

111

Unified Payments

Profit & Loss by Class

January through December 2011

	Total New Edge Payments	Total Process Pink Payments	Total STAR (Unified)	Total Unified Direct
	(Unified Payments)	(Unified Payments)	(Unified Payments)	(Unified Payments)	Total Unified Payments
Total Expense	2,201,347.17	3,133,157.36	110,383.87	113,848.86	5,558,737.26

Net Ordinary Income	813,010.02	1,829,165.84	-54,628.89	-115,328.82	2,472,218.15

Other Income/Expense
Other Income
70200 · Interest Income	0.00	0.00	148.07	0.00	148.07
Total Other Income	0.00	0.00	148.07	0.00	148.07

Other Expense
63400 · Interest Expense
63470 · MBF 003	14,583.35	0.00	3,305.56	0.00	17,888.91
63410 · MBF-004	0.00	50,000.00	1,221,839.51	0.00	1,271,839.51
63440 · RBL-002-BPS	0.00	442,351.06	0.00	0.00	442,351.06
63420 · MBF-002	14,583.35	0.00	3,986.09	0.00	18,569.44
63450 · RBL-03-Pink	0.00	334,876.08	0.00	0.00	334,876.08
63430 · RBL-001	327,131.84	0.00	0.00	0.00	327,131.84
63460 · Capital Sources NY	316,250.00	0.00	0.00	0.00	316,250.00
63400 · Interest Expense - Other	298.55	56,845.17	160,409.07	0.00	217,552.79
Total 63400 · Interest Expense	672,847.09	884,072.31	1,389,540.23	0.00	2,946,459.63

83000 · Depreciation and Amortization
83010 · Depreciation Expense	0.00	0.00	973.75	0.00	973.75
83020 · Amortization Merchant Portfolio	0.00	0.00	4,300,649.00	0.00	4,300,649.00
83030 · Amortization MID Payments	134,736.85	8,906.34	0.00	0.00	143,643.19
Total 83000 · Depreciation and Amortization	134,736.85	8,906.34	4,301,622.75	0.00	4,445,265.94

82000 · Legal Fees - Non-Recurring	78,916.01	91,275.84	-79,121.69	6.49	91,076.65
54001.1 · Billing Shortfall - Cynergy	0.00	0.00	0.00	0.00	0.00
90500 · Ask My Accountant	0.00	0.00	0.00	0.00	0.00

Total Other Expense	886,499.95	984,254.49	5,612,041.29	6.49	7,482,802.22

Net Other Income	-886,499.95	-984,254.49	-5,611,893.22	-6.49	-7,482,654.15

Net Income	-73,489.93	844,911.35	-5,666,522.11	-115,335.31	-5,010,436.00

112

UNIFIED PAYMENTS, LLC

CONSOLIDATED BALANCE SHEET (UNAUDITED)
AS OF FEBRUARY 28, 2013

ASSETS
Current Assets
Total Checking/Savings	$28,123.86

Accounts Receivable
12000 · Accounts Receivable	1,860,383
Total Accounts Receivable	1,860,383

Other Current Assets
14000 · Prepaid Expense	-0
12035 · Due From Acies	198
12005 · Commission Advances	-15,063
12100 · Inventory Asset	181,727
Total Other Current Assets	166,862

Total Current Assets	2,055,369

Fixed Assets
16000 · Portfolios and Client lists	3,803,063
15000 · Property and Equipment	188,241
Total Fixed Assets	3,991,304

Other Assets
18001 · EP Reserve - Cynergy	253,077
27000 · MID ADVANCED PAYMENTS	130,932
Total Other Assets	384,009

TOTAL ASSETS	$6,430,682

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
20030 · Accounts Payable Affilated	$3,974.99
20010 · Accts. Pyble-Costs	1,429,071
20000 · Accounts Payable	523,037
Total Accounts Payable	1,956,083

Other Current Liabilities
21600 · Net Element Bridge Loan	190,846
22750 · Due to American express	10,928
21125 · Deferred Annual Fees	139,566
21105 · Accrued Interest Payable	266,028
21300 · Accrued Performance Bonuses	998,342
26000 · Residual Advances Cynergy	100,000
21101 · Accrued Liabilities	91,042
240001 · Payroll Liabilities-ER	81,757
71000 · Executive Bonuses	-2,827
24000 · Payroll Liabilities	164
Total Other Current Liabilities	1,875,846
Total Current Liabilities	3,831,930

Long Term Liabilities
28000 · ISO Reserve Liability	107,669
21000 · Assumed Liabilities	2,442,943
20100 · Liabilities	8,205,830
Total Long Term Liabilities	10,756,442

Total Liabilities	14,588,372
Equity
30601 · Member 2 245 Class A units	245
30401 · Member 1 245 Class A units	245
33000 · 1 Cl B Preferred Unit	10,700,000
32000 · Retained Earnings	-18,161,256
Net Income	-696,924
Total Equity	-8,157,689

TOTAL LIABILITIES & EQUITY	$6,430,682

113

UNIFIED PAYMENTS, LLC

CONSOLIDATED STATEMENT OF OPERATIONS (Unauditied)

FOR THE TWO MONTHS ENDED FEBRUARY 28, 2013

	Jan 13	Feb 13	TOTAL
Ordinary Income/Expense
Income
40030 · Annual Fee Income	8,333	13,957	22,290
40020 · IRS TIN Mismatch	1,307	2,462	3,769
40014 · Other Transactions	1,324	0	1,324
41001 · Equipment Sale	977	22,448	23,424
40015 · Other Fees	0	59,155	59,155
40010 · PCI- Other	0	1,227	1,227
40007 · PCI Non-Compliance Fees	0	0	0
40001 · Processing	1,710,903	1,716,191	3,427,094
Total Income	1,722,843	1,815,439	3,538,282

Cost of Goods Sold
54025 · Visa/Mastercard Charges	67,545	67,736	135,281
55001 · Commissions -Direct	17,624	18,367	35,991
54020 · Interchange Expense	1,155,632	1,155,961	2,311,593
54000 · Processing Costs (CD)	2,964	8,267	11,232
53000 · Cost of Services	35,721	19,181	54,902
52000 · Equipment and Supplies	4,938	29,965	34,903
51000 · Commissions Indirect	201,224	214,006	415,230
Total COGS	1,485,647	1,513,484	2,999,131

Gross Profit	237,196	301,955	539,151

Expense
65000 · Performance Bonuses	44,167	44,167	88,334
79000 · Other Operating Costs	6,380	5,784	12,164
63000 · Rent Expense	26,398	26,398	52,796
62000 · Outside Services	74,321	57,533	131,855
61000 · Personnel	135,066	136,624	271,690
64500 · Marketing	0	998	998
66000 · Communications	3,573	7,233	10,806
68000 · T & E	11,882	9,502	21,384
77000 · Bad Debt	9,341	10,902	20,243
60000 · Office	11,512	20,591	32,103
Total Expense	322,640	319,733	642,372

Net Ordinary Income	-85,444	-17,778	-103,221

Other Income/Expense
Other Expense
63400 · Interest Expense	125,793	125,793	251,585
84000 · Taxes	-95	4,565	4,470
83000 · Depreciation and Amortization	168,235	169,412	337,647
Total Other Expense	293,933	299,770	593,703

Net Other Income	-293,933	-299,770	-593,703

Net Income	-379,376	-317,548	-696,924

114

Exhibit 3.5.3

Defaults with Respect to Contributor's Liabilities or Obligations

None.

115

Exhibit 3.6

Liabilities, Tax Liens and Tax Returns and Taxes

Outstanding Tax Returns:

•	2011 Federal 1065
•	California Franchise Tax in an estimated aggregate amount of $36,080.00.

Real Property Taxes

None.

Tangible Property Taxes

None.

116

Exhibit 3.7.1

Assets and Equipment Leases

List of All Assets owned by Contributor and all of its subsidiaries

First Business Solution Technology Processes:

•	Payment Browser (proprietary technology and source code)
•	Gateway Configuration Manager
o	ISO/MSP Gateway connector for boarding merchants
o	Handles all Payment Browser branding and configuration
o	Stores Application Integrations. Integrate ones, use many times

Unified Payments Registered Domains:

4CAUSEPAY.COM	TOT-CAPITAL.COM
FALCONPAY.COM	TOT.CC
FALCONPAYMENT.COM	TOTACCEPT.COM
FALCONPAYMENTS.COM	TOTADVANCE.COM
SALESCENTRAL.COM	TOTBROWSER.COM
GREENEARTHPAY.COM	TOTCHARITY.COM
GREENPAY.US	TOTCOIN.COM
GREENPAYMENTS.COM	TOTCOINS.COM
GREENPAYMENTS.NET	TOTCOMMERCE.COM
GREENPAYMENTS.US	TOTCOMPANY.COM
GREENPAYUSA.COM	TOTGEN.COM
HOSPITALITYPAY.COM	TOTINNOVATIONS.COM
HOSPITALITYPAYMENTS.COM	TOTMERCHANT.COM
JOINGREENEARTH.COM	TOTPAY.COM
JOINTOT.COM	TOTPAYMENTS.COM
JOINUNIFIED.COM	TOTPLATFORM.COM
JOINUPC.COM	TOTPOS.COM
MERCHANTADVANCE.CC	TOTPREMIUM.COM
MERCHANTCAPITALADVANCE.COM	TOTREWARDS.COM
MERCHANTCAPITALADVANCE.NET	TOTRUSSIA.COM
NEWEDGEPAYMENTS.COM	TOTSTART.COM
PAWNSHOPPROCESSING.COM	TOTSTUDIOS.COM
PAY4CAUSE.US	TOTWALLET.COM
PAY4CHARITY.US	UNIFIEDAPPS.COM
PAYITPINK.COM	UNIFIED4CAUSE.COM
PAYRUSSIA.COM	UNIFIEDACH.COM
PETROPAYGROUP.COM	UNIFIEDADULT.COM
PETROPAYUS.COM	UNIFIEDPAY.COM
PETROPAYUSA.COM	UNIFIEDADVANCE.COM
PROCESS4CANCER.COM	UNIFIEDADVISORY.COM

117

PROCESSBLUE.NET	UNIFIEDADVOCATE.COM
PROCESSBLUE.US	UNIFIEDAFFINITY.COM
PROCESSFORBLUE.COM	UNIFIEDATHORITY.COM
PROCESSPAWNSHOP.COM	UNIFIEDCANADA.COM
RIGHT2ROOMS.COM	UNIFIEDCAPITALADVANCE.COM
SALESCENTRALOFFICE.COM	UNIFIEDCAPITALFUND.COM
SIMPLICITYPAY.COM	UNIFIEDCARES.COM
SIMLIFYPAY.COM	UNIFIEDCASHADVANCE.COM
SPEEDIAPAY.COM	UNIFIEDCAUSE.COM
UNIFIEDMUNICIPALITY.COM	UNIFIEDCHABAD.COM
UNIFIEDNEXTGEN.COM	UNIFIEDCHARITY.COM
UNIFIEDNFC.COM	UNIFIEDCLIENT.COM
UNIFIEDONLIFE.COM	UNIFIEDCORRECTIONS.COM
UNIFIEDPAD.COM	UNIFIEDEMERGING.COM
UNIFIEDPAY.NET	UNIFIEDEURO.COM
UNIFIEDCANADA.COM	UNIFIEDFLEET.COM
UNIFIEDPAYCORP.COM	UNIFIEDINTL.COM
UNIFIEDPAYEUROPE.COM	UNIFIEDLATIN.COM
UNIFIEDPAYINTL.COM	UNIFIEDMALL.COM
UNIFIEDPAYLATIN.COM	UNIFIEDMONETA.COM
UNIFIEDPAYMENTS.COM	UNIFIEDPAYMENTS.CA
UNIFIEDSWIPE.COM	UNIFIEDPAYMENTS.CO.UK
UNIFIEDTAXI.COM	UNIFIEDPAYMENTS.EU
UNIFIEDTRANS.COM	UNIFIEDPAYEMENTS.NET
UNIFIEDTRANSFER.COM	UNIFIEDPAYMENTSRU.COM
UNIFIEDTRANZ.COM	UNIFIEDPAYMENTSONLINE.COM
UNIFIEDUK.COM	UNIFIEDPAYONLINE.COM
UNIFIEDUS.COM	UNIFIEDPAYRU.COM
UNIFIEDVIP.COM	UNIFIEDPETRO.COM
UNIFIEDVISA.COM	UNIFIEDPLACE.COM
UNIFIEDWALLET.COM	UNIFIEDPOINT.COM
UNIFIEDZONE.CM	UNIFIEDPORTFOLIO.COM
UNIFYPAY.COM	UNIFIEDPREFERRED.COM
UNITEPAY.COM	UNIFIEDPREMIER.COM
WAVEBANKCARD.COM	UNIFIEDPRIME.COM
WAVEMERCHANTS.COM	UNIFIEDREWARDS.COM
WAVEPAYONLINE.COM	UNIFIEDRU.COM
WAVEPETRO.COM	UNIFIEDSBA.COM
WAVEPETROPAY.CM	UNIFIEDSCAN.COM
WIZPAYMENTS.COM	UNIFIEDSERVICESCORP.COM
UNIFIEDSPOT.COM
UNIFIEDSTATION.COM

118

Process Pink Registered Domains:	First Business Solutions Domains:
BESTPROCESSPINK.COM	4BIZSOLUTIONS.COM
MYPROCESSPINK.COM	GOMCPS.COM
MYPROCESSPINK.ORG	MCPSMERCHANTS.COM
MYPROCESSPINK.US	MCPSPROCESSING.COM
NEWPROCESSPINK.COM	MERCHANTCREDITPROCESSING.COM
OFFICIALPROCESSPINK.COM	ONEDENTALSYSTEM.COM
OPERATIONPINK.COM	ONEDENTALSYSTEMGROUP.COM
PINKPAY.BIZ	ONEHEALTHSYSTEM.COM
PINKPAY.US	ONEHEALTHSYSTEMGROUP.COM
PROCESSPINK.BIZ	PAYMENTBROWSER.COM
PROCESSPINK.COM
PROCESSPINK.INFO
PROCESSPINK.NET
PROCESSPINK.ORG
PROCESSPINK.TV
PROCESSPINK.US
PROCESSPINKONLINE.COM
PROCESSPINKSHOP.COM
THEPROCESSPINK.COM
WEPROCESSPINK.COM
WEPROCESSPINK.NET
WEPROCESSPINK.ORG
WEPROCESSPINK.US
WEPROCESSPINKONLINE.COM

List of Equipment Leases

•	Dell Financial Lease #1XQ9BF1, JFG40F1 – Dell/MPS (Oleg Firer PG) - $199.36 monthly (New Edge Payments, LLC);
•	Dell Financial Lease #JMN60F1 – Dell/MPS (Oleg Firer PG) - $77.62 monthly (New Edge Payments, LLC);
•	US Bank Lease Agreement – US Bank Lease for 1-Xerox 7328 copy machine – December 15, 2008 – December 15, 2013 - $318.00 monthly (Process Pink Payments, LLC);
•	Five Point Capital, Inc. Lease Agreement – Lease for 11-HP D7800 computers - $553.02 monthly (Process Pink Payments, LLC);
•	Five Point Capital, Inc. Lease Agreement –Furniture - $1,064.73 monthly (Process Pink Payments, LLC);
•	Pitney Bowes postage meter and scale located at 3363 NE 163rd Street, Suite 705, North Miami Beach, FL (Unified Payments, LLC);
•	Pitney Bowes Equipment Lease Agreement – Lease for Postage meter and Scale (Process Pink Payments, LLC) - $59.66 monthly;
•	Toshiba Financial Services Lease – Unified Payments, LLC - $240.80 monthly.

119

Exhibit 3.7.4

Real Estate Leases

•	BGC, LLC Office Lease – Unified Payments, LLC and BGC, LLC – 3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160 - $16,852.50 monthly. Lease is on a month to month basis. Unified Payments, LLC and BGC, LLC are in the process of negotiating a written lease agreement.
•	Bella Terra, LLC Office Lease – Process Pink Payments, LLC and Bella Terra Plaza – 1110 W Kettleman Lane, Suite 50, Lodi, CA 95240 - $4,079.74 monthly. Lease commenced on 3/18/2010 and terminates on 6/1/2013.
•	Regus Management Group, LLC Office Lease – Process Pink Payments, LLC and Regus – One Westbrook Corporate Center, Suite 120, Westchester, IL 60154 - $2,600.00 monthly. The lease is on a month to month basis.
•	Process Pink Payments, LLC is also a party to a lease with Premier Office Centers, LLC, a California limited liability company for office space at Huntington Beach Plaza. Process Pink Payments, LLC desires to terminate the lease early and, in furtherance thereof, has vacated the office space and is engaged in negotiations with the landlord to terminate the lease early. Process Pink Payments, LLC is currently accruing the rent pursuant to such lease for the remainder of the term of such lease.
•	Contributor reimburses an employee of Contributor who resides in New York $1,000 per month towards the employee’s rental obligations for the rental by such employees of the space in which such employee works.

120

Exhibit 3.7.5

Real Property and Improvement Permits

None.

121

Exhibit 3.8

Permits, Approvals, Consents

Consents and approvals are required from all of Contributor’s lenders set forth on Exhibit A to the Contribution Agreement (“Lenders”) who are party to any of the Debt Assumption Documents. All consents from such Lenders will be procured simultaneously with Closing.

To the extent any consents or approvals from any third parties is or are required, Contributor agrees to use its best efforts to obtain all such third party consents and approval promptly post-Closing. Without limiting the Contributor’s and the Members’ indemnification obligations pursuant to Section 8.1 of the Contribution Agreement, each of Contributor and each Member, jointly and severally, agrees to and shall indemnify and hold harmless NETE and Holdco from and against and in respect of any and all Losses suffered or incurred by NETE or Holdco arising from any failure to obtain any such consents or approvals, consistent and in accordance with the indemnity provisions set forth in Section 8 of the Contribution Agreement.

122

Exhibit 3.9

Absence of Changes

On February 27, 2013, Process Pink Payments, LLC (“Defendant”) was served with a lawsuit from Livgeiger (“Plaintiff”) claiming an amount of $43,695.22 as a result of an alleged breach of contract for the sale of goods. The Parties entered into a Settlement Agreement on March 22, 2013. The initial $20,000 required to be paid per the Settlement agreement was paid within the time periods allowed and funds have been allocated to pay the balance due as called for in the agreement. It is anticipated the lawsuit will be dismissed sometime in April after performance of the Defendant’s remaining obligations pursuant thereto.

123

Exhibit 3.10

Litigation

1. CAMOFI

In June 2011, CAMOFI  Master LDC, CAMHZN Master LDC, and Midsummer Investment, Ltd. (collectively "Plaintiffs") commenced an action against several entities with common ownership or other affiliation to ComVest, including, among others, ComVest, PCH, Cynergy, Unified Payments, and several other affiliated companies to ComVest, and against certain of the then current officers and directors of such entities (collectively "Defendants").

Plaintiffs, which are significant lenders to Pipeline Data, Inc ("Pipeline"), allege among other things, following the acquisition of Cynergy in October 2009 by ComVest or its affiliates, Plaintiffs proceeded to subjugate the most valuable assets, resources, and customers of Pipeline to Cynergy by effectively merging the two company's operations.  Plaintiffs claim this action limited Pipeline of its ability to operate independently, a violation of certain fiduciary obligations owed to Plaintiffs.  The Complaint asserts that ComVest and the other Defendants carried out this purported scheme through a series of self-interested transactions and other measures in violation of the credit agreements governing the notes held by Plaintiffs.  This "scheme," Plaintiffs allege, caused Pipeline to default on its obligations under Plaintiffs' notes on or about December 31, 2010.  Unified has no business dealings with Plaintiffs and believes it is an unrelated party to the suit.

In August 2011, Unified filed a motion to be dismissed from the Complaint based on the notion the Company is an unrelated party.  The Court heard oral arguments on January 17, 2012 and the decision for dismissal was pending.  Further, on February 7, 2012, a motion was filed on behalf of all Defendants to compel arbitration and stay the litigation, which was awarded on May 1, 2012. We have requested an updated status report on this matter from Comvest legal counsel and will update this schedule once same is received.

On November 19, 2012, Pipeline Data, Inc. filed for bankruptcy.

On December 21, 2012, PCH, Comvest and Cynergy Data indemnified Unified Payments from CAMOFI litigation.

Attorneys at Akerman Senterfitt LLP advised that as of March 19, 2013, the parties have reached a settlement and are in the process of documenting the settlement, which will resolve the entire litigation.

2. Yehuda Keller

On December 10, 2010, Yehuda Keller, among others, ("Plaintiffs") filed an action against, among other entities, Merchant Capital Portfolios, LLC, MPS (Oldco), Process Pink payments (Oldco), their parent company, and various other affiliates (collectively "Defendants").

124

The claim alleges, among other things, that the Defendants failed to make certain residual payments to Plaintiffs after allegedly assuming these obligations when Defendant purchased an asset comprising merchant accounts from a third party owner.

The Defendants disputed the allegations and retained attorneys Akerman Senterfitt LLP to represent them.  During late 2011- early 2012, the parties were actively engaged in negotiating a settlement to the case but to date no settlement has been reached.

In 2012 all negotiations ended, defending companies are inactive companies without any assets.

Attorneys Akerman Senterfitt LLP continue to defend Defendants interests in the lawsuit.

3. Wayne Orkin

In June 2012, Wayne Orkin, a former employee of Unified ("Plaintiff") filed an action against, First Business Solutions Corp, Unified Pay Corp and Oleg Firer (collectively "Defendants").

The claim alleges, among other things, that the Defendants breached the terms of an employment agreement entered into between the parties and claiming that Defendants allegedly usurped Plaintiff’s rights to royalties of the Payment Browser technology developed by Plaintiff.

Defendants have disputed the allegations and retained attorneys Mikhael Keifits to represent them.

Attorney Keifits filed a motion challenging the California court’s jurisdiction in this matter. That motion has yet to be adjudicated.

4. Sam Chanin

In September 2012, Sam (Shmuel) Chanin and his various entities Tribul Merchant Services, LLC, Tribul LLC, Tribul Cash LLC, Second Source Funding LLC, and Dalmao, Inc. (collectively Plaintiffs) filed an action against The Comvest Group Aka Comvest Group Holdings, LLC, Comvest Cynergy Holdings, Inc., Pipeline Cynergy Holdings, LLC, Cynergy Equity Holdings, LLC, Cynergy Equity Holdings, Inc., Cynergy Data, Inc., Pipeline Cynergy, Inc., Pipeline Data, Inc., Randy Mccoy, Kim Fitzsimmons, Sheila Corvino, Marcelo Paladini, Gustavo Ceballos, Andres Ordonez, Stephen Aschettino, Dean M. Leavitt, Jaffe Raitt Heltr & Weiss P.C, Holli Hart Targan, Nixon Peabody LLP., Frank Penski, Mark N. Berman, Unicorn Partners LLC, John Martillo, 6m Investment, LP, Merchant Processing Systems Corp., Oleg Firer, Leon Goldstein, Vladimir Sadovsky, Merchant Capital Portfolio LLC, New Edge Payments, LLC, Process Pink Payments LLC, and Unified Payments, LLC (collectively Defendants).

125

This is an 83 page Complaint where Plaintiff is alleging multiple claims against multiple parties. As it pertains to Unified, Plaintiffs refer to a deal they made with Comvest in settling of a lawsuit between Plaintiff Dalmao, LLC and Defendants Merchant Capital Portfolio, LLC, Oleg Firer, Leon Goldstein and Vladimir Sadovsky (and others) (hereinafter the “Unified Defendants”) in which Plaintiff Dalmao agreed to release financial obligations owed by the Unified Defendants to Dalmao of approximately $6 million, allegedly without any consideration and allegedly under duress from Defendants Cynergy, Corvino and others. Plaintiffs allege that Defendant Comvest participated in this fraudulent scheme since, unbeknownst to the Tribul Plaintiffs at the time, they claim that Unified Defendants had taken significant loans from Defendant Comvest which were secured by the assets in dispute between Plaintiff Dalmao and the Unified Defendants, the merchant portfolio that had previously been solely owned by Plaintiff Business Payment Systems . As part of this action, Plaintiff Dalmao seeks to nullify the settlement agreement with the Unified Defendants, to resurrect its claims against the Unified Defendants.

Defendants have disputed the allegations and retained Akerman Senterfitt LLP to represent them.

On February 11, 2013, Shmuel Chanin, Dalmao and Tribul Parties entered into a Settlement Agreement with Unified Defendants to terminate its action against Unified Defendants.

Unified Defendants made the required $50,000 payment pursuant to the Settlement Agreement within the time frame stipulated therein. Plaintiff and Plaintiff’s legal counsel have acknowledged receipt of payment. The action has not yet been stayed or discontinued but it is anticipated it will be in the near future.

5. Livgeiger, LLC

On February 27, 2013, Process Pink Payments, LLC (“Defendant”) was served with a lawsuit from Livgeiger (“Plaintiff”) claiming an amount of $43, 695.22 as a result of an alleged breach of contract for the sale of goods. The Parties entered into a Settlement Agreement on March 22, 2013. The initial $20,000 required to be paid per the Settlement agreement was paid within the time periods allowed and funds have been allocated to pay the balance due as called for in the agreement. It is anticipated the lawsuit will be dismissed sometime in April after performance of the Defendant’s remaining obligations pursuant thereto.

6. Smarter Business Concepts, LLC

On March 11, 2013, Unified Payments, LLC received a letter of demand from counsel for an agent of Unified Payments, Smarter Business Concepts, demanding payment of arrear agent commissions in the sum of $21,079.21. The agent’s claim is rightfully with Cynergy Data who is contractually responsible for agent commission payments and the agent was advised accordingly. No further communications have been had with the agent or its legal counsel and no other documents have been received in this matter.

126

Exhibit 3.11.1

Licenses and Permits

Foreign Entities Doing Business in Jurisdictions Other Than the Jurisdictions of Their Formation

-	Unified Payments, LLC
o	State of Florida Foreign Limited Liability Company
o	Registration Number: M12000004204
o	Filed Date: 07/06/2012
o	State or County: DE

-	New Edge Payments
o	State of Florida Fictitious Name
o	Fictitious Name Owner: Unified Payments, LLC
o	Registration Number: G12000085192
o	Filed Date: 08/29/2012
o	Expiration Date: 12/31/2017
o	County: Miami-Dade

-	Process Pink Payments
o	State of Florida Fictitious Name
o	Fictitious Name Owner: Unified Payments, LLC
o	Registration Number: G12000075894
o	Filed Date: 07/31/2012
o	Expiration Date: 12/31/2017
o	County: Miami-Dade

-	First Business Solutions
o	State of Florida Fictitious Name
o	Fictitious Name Owner: Unified Payments, LLC
o	Registration Number: G12000085196
o	Filed Date: 08/29/2012
o	Expiration Date: 12/31/2017
o	County: Miami-Dade

-	Hospitality Payment Solutions
o	State of Florida Fictitious Name
o	Fictitious Name Owner: Unified Payments, LLC
o	Registration Number: G11000050045
o	Filed Date: 05/26/2011
o	Expiration Date: 12/31/2016
o	County: Multiple

127

Exhibit 3.11.2

Compliance with Law

None.

128

Exhibit 3.12

Contracts

Unified Payments, LLC Agreements:

•	BGC, LLC Office Lease – Unified Payments, LLC and BGC, LLC – 3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160 - $16,852.50 monthly. Lease is on a month to month basis. Unified Payments, LLC and BGC, LLC are in the process of negotiating a written lease agreement.
•	Executive Partner Card Processing Agreement between Cynergy Data, LLC And Unified Payments, LLC and its subsidiaries (December 21, 2012);
•	Toshiba Financial Service Lease – Toshiba copier located at 3363 NE 163rd Street, Suite 705, North Miami Beach, FL;
•	Pitney Bowes postage meter and scale located at 3363 NE 163rd Street, Suite 705, North Miami Beach, FL;
•	Nissan Altima lease expires August 2013;
•	Business Payment Systems, LLC and National Processing Company (NPC) Settlement Agreement (August 27, 2009);
•	Business Payment Systems, LLC and Merchant Capital Portfolios, LLC Novation Agreement (October 26, 2009);
•	RBL Group, LLC, Business Payment Systems and Merchant Capital Portfolios, LLC Settlement and Consent to Assignment Agreement (October 26, 2009);
•	Financial Transaction Services, LLC (“FTS”) Independent Contractor Agreement – FTS and First Business Solutions (June 8, 2009);
•	Global eTelecom, Inc. (“GETI”) Check Processing Services Marketing Agreement – GETI and First Business Solutions (September 9, 2009);
•	MerchantWarehouse.com Affiliate Merchant Services & Credit Card Processing Agreement – MerchantWarehouse.com and First Business Solutions (August 8, 2003);
•	Network 1 Financial Corporation (aka “Sage”) and First Business Solutions Affiliate Office Agreement (August 10, 2005);
•	Network 1 Financial Corporation (aka “Sage”) and First Business Solutions Virtual Check Sales and Marketing Agreement (September 22, 2006);

129

•	Teledraft, Inc. and First Business Solutions Marketing and Software Licensing Agreement (January 25, 2009);

•	First Business Solutions Credit Cards/Check Processing License & Services Agreement – First Business Solutions and Retriever Enterprises, LLC (May 13, 2010).

•	License Agreement - First Business Solutions, Unified Payments and Retriever Enterprises, LLC dated Feb 13, 2013.

•	Unified Payments, LLC and i-POS Systems d/b/a Dejavoo Systems Re-Seller Agreement (May 1, 2012);

130

Process Pink Payments, LLC Agreements:

•	Bella Tierra Plaza, LLC Office Lease – Bella Tierra Plaza, LLC and Process Pink Payments (March 18, 2010);
•	Regus Management Group, LLC Renewal Agreement – Regus and Process Pink Payments (December 30, 2010);
•	Regus Management, LLC Virtual Office Agreement – Regus and Process Pink Payments (March 19, 2010);
•	Regus Management Group, LLC Office Service Agreement – Regus and Process Pink Payments (March 18, 2010);
•	US Bank Lease Agreement – US Bank Lease for: 1 - Xerox 7328 copy machine (December 15, 2008) – 60 months term;
•	Five Point Capital, Inc. Lease Agreement – Five Point Capital Lease for Furniture (January 14, 2009) – 48 months term;
•	Five Point Capital, Inc. Lease Agreement – Lease for computers;
•	Pitney Bowes Equipment Lease Agreement – Lease for Postage meter and Scale;
•	ACH Originator Agreement Money Movers of America and Unified Payments, LLC (October 20, 2011);
•	RGS Limited, LLC Insurance Program Outsourcing Agreement with Royal Group Services, Ltd (effective July 1, 2009);
•	Visionweb PCI Application Agreement with Data Delivery Services, Inc., dated September 29, 2009;

131

•	U.S. Swim School Association Agreement dated May 11, 2006;
•	Affinity Agreement with Hoopla dated April 20, 2006;
•	Trademark Licensing Agreement between National Breast Cancer Foundation, Inc. and Money Movers of America, Inc. dated April 1, 2009;
•	Amendment and Assignment of Trademark Licensing Agreement between National Breast Cancer Foundation, Inc. and Process Pink Payments, LLC (April 2012);
•	Jackrabbit Technologies Strategic Partner Agreement dated September 11, 2006;
•	Leisure Management Services America, Inc. Strategic Partner Agreement dated February 22, 2008;
•	Naperville Area Chamber of Commerce Affinity Agreement dated September 8, 2008;
•	Sylvan Learning Center Franchise Owners Association Agreement dated October 7, 2005;
•	Young Rembrandts Franchise, Inc. Franchise Partner Agreement dated December 8, 2006;
•	Young Chef’s Academy Affinity Agreement dated April 20, 2006;
•	Tru-Fast Wireless, LLC Master Services Agreement dated February 15, 2010.

New Edge Payments, LLC Agreements:

•	Dell Financial Lease #1XQ9BF1, JFG40F1 – Dell/MPS (Oleg Firer PG) - $199.36 monthly;
•	Dell Financial Lease #JMN60F1 – Dell/MPS (Oleg Firer PG) - $77.62 monthly;

132

Exhibit 3.13

Labor Matters

W2 Employees

Employee Name	City	State	Zip Code	Job title	Hire Date	Annual Salary
Blanton, Michelle	Lakewood	CA	90715	Account Executive	1/4/10	$39,416.26
Chang, Rosa M	Miami	FL	33138	Accountant	4/23/12	$39,999.96
Costanzo, James	Chicago	IL	60638	VP Sales & Operations	2/1/10	$119,999.88
Di Febo, Giovanni	Pembroke Pines	FL	33026	Relationship Manager	7/8/04	$57,850.26
Firer, Oleg (base salary)*	North Miami Beach	FL	33160	Executive Chairman	1/11/10	$300,000.00
Gall, Robert L	New City	NY	10956	Risk Investigator	11/12/12	$40,019.20
Gallagher, Leslie	Huntington Beach	CA	92647	Account Executive	5/8/03	$52,000.00
Gonsalves, Dena	Lodi	CA	95242	Operations Admin	5/16/11	$36,004.80
Harrell, Denise E	Powder Springs	GA	30127	Direct Sales	10/8/12	$39,600.08
Holder, Anthony	Lodi	CA	95242	President	10/25/10	$150,000.00
Holder, David	Tinley Park	IL	60477	Account Executive	2/5/10	$39,600.08
Jarrett, Stefany	Lodi	CA	95242	Relationship Manager	9/12/11	$39,600.08
Khazak, Yuliya	Bal Harbour	FL	33154	Executive Assistant	5/25/08	$46,999.94
Kraslen, Gia	Chicago	IL	60616	Customer Service Supervisor	2/1/10	$39,600.08
Kraslen, Joseph	Aurora	IL	60504	Relationship Manager	2/1/10	$45,999.98
La Joie, Paul	Plainfield	IL	60586	Relationship Manager	2/1/10	$52,000.00
Loh, Sharon	Flushing	NY	11355	Market Business Analyst	1/1/12	$48,000.16
Morris, Lorene	Lodi	CA	95242	Relationship Manager	10/25/10	$41,999.88
Morris, Nicole	Lodi	CA	95242	Relationship Manager	9/12/11	$36,000.12
Papale, Henry W	Tampa	FL	33602	Direct Sales	5/1/12	$50,000.08
Psaromatis, Michael	Flower Mound	TX	75028	Director of Biz Development	2/1/10	$39,600.08
Saldana, Jessica-Clare	Davie	FL	33314	Accountant	2/28/11	$39,999.96
Spiegel, Nathan	Monsey	NY	10952	Risk Director	2/13/12	$71,999.98
Stadler-Malone, Jennifer	Johns Creek	GA	30022	Sales Manager	7/9/12	$62,500.10
Tudor, John W	Woodbridge	CA	95258	Direct Sales	6/4/12	$39,600.08
Belyayeva, Elena	New York	NY	10128	Credit Underwriting	8/22/11	$35,000.16
Eng, Serena	Bayside	NY	11364	Relationship Manager	2/6/12	$39,999.96
Mayo, Valerie	Brooklyn	NY	11233	Technical Svc Rep	8/22/11	$27,040.00
Raimondo, Eugene	Plattekill	NY	12568	Technical Svc Rep	8/22/11	$31,636.80
Tserendash, Altantuya	New York	NY	10001	MDS Specialist	8/22/11	$24,960.00

133

1099 Independent Contractors

Name	City	State	Zip Code	Job title	Hire Date	Annual Salary
Kats, Ben	North Miami Beach	FL	33160	Customer Support	1/15/12	$27,000.00
Sadovskiy, Vlad	Sunny Isles Beach	FL	33160	President, Wholesale	1/11/10	$190,000.00
Wolberg, Steven	Newton	MA	02459	Legal Counsel	1/11/11	$200,000.00
Ginsberg, Jeff	North Miami Beach	FL	33160	Controller	12/15/12	$75,000.00
Firer, Oleg	North Miami Beach	FL	33160	Executive Chairman	1/11/10	$300,000.00

134

Exhibit 3.14

Benefit Plans

Aetna Open Access Health Plan

-	Aetna Group ID/Plan Sponsor Unique ID (Account #/PSUID) is 88917369, effective March 1, 2013.
-	Aetna Group Number(s) is:
o	TR577912 – FL 2-100 MC OA 12-10K-100S
o	TR577912 – FL 2-100 MC OA 12-1500-80 HSA
o	TR577912 – FL 2-100 MC OA 12-2000-80
o	TR577912 – FL 2-100 MC OA 12-2500-80 HAS
o	TR577912 – FL Option 10A PPO 2000
o	No Ortho TR577912 0 FL Vol Option 5A PPO Max Low; No Ortho; Waiting Period – Major Waved

Bonuses

As stated in a balance sheet for 2011 and 2012, Contributor has accrued a total of $910,008 in performance bonus payment liabilities ($380,004 for 2011 and $530,004 for 2012).

The current Executive Bonus Plan calls for the following compensation based on milestones for 2013 (to be revised in connection with and following the Closing):

- Oleg Firer:	$300,000
- Steven Wolberg:	$100,000
- Anthony Holder:	$75,000
- Vlad Sadovskiy:	$75,000
- James Constanzo:	$60,000

135

Exhibit 3.16

Insurance

Name	Type of Policy	Policy/Account number	Coverage Dates
The Hartford	Workers Compensation	10WECAE3853	03/23/2011-03/23/2014
Aetna	Dental	Pipeline Cynergy Holdings, LLC 83391540/1006	03/1/2013-03/01/2014
Aetna	Medical		03/1/2013-03/01/2014
MetLife	Group benefit - Life, Accident, Disability	Acct #TM05998472 0001	03/1/2013-12/31/2013
United Health Insurance	Health Insurance	Pipeline Cynergy Holdings, LLC Customer no: 620218	01/01/2013-02/28/2012
Delta Dental of New York	Dental	Acct #463044	01/01/2012-12/31/2012
Cigna Group Insurance - Lina	Group benefit -Disability	Acct #0264023734-0002	01/01/2012-12/31/2012
Cigna Life Insurance Co of New York	Group benefit - Life	Acct #0264023734-9002	01/01/2012-12/31/2012
Eyemed	Vision	no records found, not listed in Quickbooks	01/01/2012-12/31/2012
Cigna	Health Insurance	Pipeline Cynergy Holdings, LLC	06/01/2011-12/31/2012
Aetna	Dental	Pipeline Cynergy Holdings, LLC 83391540	6/1/2011-12/31/2012
Fidelity	Vision	Pipeline Cynergy Holdings, LLC 3985643	6/1/2011-12/31/2012
Humana	Dental / Medical	691791-001	1/1/2010-05/30/2011

Coverage	Carrier	Policy Number	Expiration Date
Directors and Officers Liability, Employment Practices Liability and Fiduciary Liability	Chartis Specialty Insurance Company	01-309-83-98	10/3/2013

136

Coverage Section	Designated Shared Limit of Liability	Designated Separate Limit of Liability
D&O Coverage Section:	$5,000,000	N/A
EPLI Coverage Section:	$5,000,000	N/A
FLI Coverage Section:	N/A	N/A

Cynergy Pipeline Data Schedule of Policies (canceled 03/01/2013

Vendor	Type of Policy	Policy / Account Number	Coverage Dates
Aetna	Dental	83391540/1006
United Health Insurance	Health Insurance	Customer No. 6201218	01/2013-03/2013
United HealthCare – Oxford	Health Insurance	Policy No. KE3997	01/2013-03/2013
Cigna	Health Insurance		06/2011-12/2012

137

Exhibit 3.17

Related Party Transactions

None.

138

Exhibit 3.18

Intellectual Property

Trademarks

•	Assigned to Process Pink Payments, LLC on January 11, 2011

Trademark	Serial No.	Reg. No.	Filing Date	Registration Date
Unified Payments Experience, confidence, growth	85630860	-	05/21/12	-
Unified Payment	85630514	-	05/21/12	-
Registered agent/ISO of Process Pink Payments, LLC	85473244	-	11/15/11	-
Payments powered by Process Pink Payments, LLC	85473075	-	11/15/11	-
Process Pink Payments Strategic Partner	85473200	-	11/15/11	-
Process Pink	85453565	-	10/21/11	-
Process Pink for a cure	85453468	-	10/21/11	-
Process Pink bankcard processing	77419771	3548119		12/16/08
Process Pink	77418559	3548117		12/16/08
Process Pink Bankcard Processing	77418550	3548116		12/16/08

Technology

•	All of the below technology was assigned to First Business Solutions, LLC on January 11, 2011 by a predecessor entity of First Business Solutions, LLC.
•	Further, on February 13, 2013, First Business Solutions, LLC granted an exclusive license and ownership and use rights in the following technology to Retriever Enterprises per the agreement between First Business Solutions, LLC, Unified Payments, LLC and Retriever Enterprises, LLC dated Feb 13, 2013, provided that Retriever Enterprises’s license and ownership and use rights are limited to the dental industry and dental services.

o	Payment Browser (proprietary technology and source code)
o	Gateway Configuration Manager
▪	ISO/MSP Gateway connector for boarding merchants
▪	Handles all Payment Browser branding and configuration
▪	Stores Application Integrations. Integrate ones, use many times

139

Exhibit 3.19

Indebtedness

Unified Debt and Preferred Equity as of February 2013

Note holder	Position	Note Amount	Current Balance	Origination Date	Term (Mo’s)	Termination Date	Interest Rate	Monthly Payments
RBL Capital Corp	Senior	7,550,000	3,323,375	1/11/2011	46	10/10/2014	15.63%	114,772
MBF Merchant Capital	Senior	8,294,176	2,880,649	12/15/2011	60	1/15/2016	15.63%	85,512
MBF Merchant Capital	Senior	2,000,000	2,000,000	12/15/2011	60	1/15/2016	17.50%	62,500
NPC/Vanitv	Senior	1,100,000	156,667	10/9/2009	48	10/9/2013	5.00%	25,000
Capital Sources of NY	Sub-Debt	2,300,000	2,300,000	1/11/2011	48	1/10/2015	15.00%	124,583
Georgia Notes 18, LLC	Preferred	10,700,000	12,483,333	1/11/2011	0	-	8%	-
TOTAL:		31,944,176	23,144,024					412,367

140

Exhibit 3.20

Accounts Receivable and Notes Receivable

None.

141

Exhibit 3.21

Suppliers

Name of Vendor	Address	Telephone No.
Buffalo Computing Solutions	6325 SHERIDAN DRIVE WILLIAMSVILLE, NY 14221	716-852-0523
TASQ Technology, Inc.	POBox 912116 Denver, CO 80291	800-827-8297
Apriva	8501 N SCOTTSDALE RD, Ste110 SCOTTSDALE, AZ 85253-275	480-421-7106
Datacap Systems, Inc.	100 NEW BRITAIN BLVD CHALFONT, PA 18914	215-997-8989
USA e-Pay – CorCorp	4929 Wilshire Blvd. Ste 800 Los Angeles, CA 90010	866-872-3729
CenPOS	7750 Southwest 117th Ave. Suite 306 Miami, FL 33183	877-630-7960
Cindy Enos	P.O. BOX 1402 LOCKEFORD, CA 95237	209-327-4739
CPU Rx	1101 W Adams Street, Suite H Chicago, IL 60607	855-552-7879
Dejavoo Systems, Inc.	1129 NORTHERN BLVD, Ste 303 MANHASSET, NY 11030	516-921-6130
NMI – Network Merchants Inc.	201 Main St. Roselle, Illinois 60172	847-352-4850 x 111
Issue Track, Inc.	249 Central park Ave, Suite 200 Virginia Beach, VA 23462	757-213-1359
Phoenix Group	6705 Keaton Corporate Parkway O'Fallon, MO 63368	866-559-7627
Tru-Fast Wireless	946 Linden Street Bethlehem, PA 18018	610-882-1200

142

Exhibit 7.2.1 (b)

Forms of General Assignment, Bill of Sale and Assumption Agreement

General Assignment, BILL OF SALE AND ASSUMPTION
(UNIFIED PAYMENTS)

1.          This General Assignment, Bill of Sale and Assumption (this "Bill of Sale") is made by UNIFIED PAYMENTS, LLC, a Delaware limited liability company (the "Contributor"), effective as of April 16, 2013, pursuant to that certain Contribution Agreement, dated as of even date herewith (the "Acquisition Agreement"), made and entered into by and among Net Element International, Inc., a Delaware corporation, the Contributor, TOT Group, Inc., a Delaware corporation ("Holdco"), Oleg Firer and Georgia Notes 18 LLC, a Florida limited liability company (Georgia Notes 18 LLC and Oleg Firer, collectively, the “Members”). Unless otherwise defined, all capitalized terms in this Bill of Sale have the meanings ascribed to them in the Acquisition Agreement.

2.          Contributor, for good and valuable consideration, as designated in the Acquisition Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, hereby grants, contributes, assigns, transfers, conveys and delivers to TOT PAYMENTS, LLC, a Florida limited liability company and a wholly-owned subsidiary of Holdco (the “Assignee”), and Assignee’s successors and assigns, free and clear of all Liabilities (other than those Contributor Assumed Liabilities expressly assumed pursuant to this Bill of Sale) and Liens (other than Permitted Liens), all of Contributor’s right, title and interest, as well as its powers, remedies, benefits, options and privileges in, to and under, at law or in equity, to the Assets of the Contributor. For the avoidance of doubt, the Assets of Contributor shall not include any of the membership interests owned by Contributor in any of its subsidiaries (the “Subsidiary Membership Interests”).

3.          The Contributor shall execute and deliver such further instruments of sale, conveyance, transfer and assignment and take such other actions reasonably requested by Assignee or Holdco in order to more effectively bargain, sell, assign, transfer, convey to and vest in Assignee all rights and title to the Assets of the Contributor as specified herein.

4.          Assignee hereby assumes the Contributor Assumed Liabilities to the extent they are Contributor’s Liabilities (and not the Liabilities of any of Contributor’s direct or indirect parents, subsidiaries or affiliates), other than (i) the preferred membership interest in the Contributor (the “Preferred Membership Interest”) or any Liabilities relating to the Preferred Membership Interest (which Preferred Membership Interest will be converted into a loan on January 1, 2014 and assumed by Assignee upon such conversion), (ii) any Contributor Assumed Indebtedness (which is being separately assumed by Holdco pursuant to the Debt Assumption Documents as contemplated pursuant to the Acquisition Agreement), and (iii) any Liabilities relating to the Subsidiary Membership Interests. Assignee does not assume any other Liabilities.

5.          Assignee does not hereby assume any liability for any breach or any non-performance by Contributor occurring prior to the date hereof, or under or in connection with or arising out of Contributor's or any other party's actions, or failures to act prior to the date hereof, including, without limitation, those liabilities arising from the assignments and transfers effected hereunder.

6.          Notwithstanding any other language contained in this Bill of Sale, the covenants, representations and warranties of the Contributor and the Members contained in the Acquisition Agreement relating to the Contributor and its Assets are incorporated herein by reference.

143

7.          If there is any conflict as to the terms of this Bill of Sale and the Acquisition Agreement, the terms of the Acquisition Agreement shall prevail.

8.          This Bill of Sale may be executed in two counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature page follows.]

144

IN WITNESS WHEREOF, the parties hereto have duly caused this Bill of Sale to be executed as of the date first above written.

ASSIGNEE:

TOT PAYMENTS, LLC, a Florida limited liability company

By:
Name:
Title:

CONTRIBUTOR:

UNIFIED PAYMENTS, LLC, a Delaware limited liability company

By:
Name:	Oleg Firer
Title:	Sole Manager and Executive Chairman

[Signature page to General Assignment, Bill of Sale and Assumption.]

145

General Assignment, BILL OF SALE AND ASSUMPTION
(HOSPITALITY PAYMENT SOLUTIONS)

1.          This General Assignment, Bill of Sale and Assumption (this "Bill of Sale") is made by HOSPITALITY PAYMENT SOLUTIONS, LLC, a Delaware limited liability company formerly known as Hospitality Payment Systems Acquisition, LLC (the "Contributor"), effective as of April 16, 2013, pursuant to that certain Contribution Agreement, dated as of even date herewith (the "Acquisition Agreement"), made and entered into by and among Net Element International, Inc., a Delaware corporation, Unified Payments, LLC, a Delaware limited liability company and the sole member of Contributor, TOT Group, Inc., a Delaware corporation ("Holdco"), Oleg Firer and Georgia Notes 18 LLC, a Florida limited liability company (Georgia Notes 18 LLC and Oleg Firer, collectively, the “Members”). Unless otherwise defined, all capitalized terms in this Bill of Sale have the meanings ascribed to them in the Acquisition Agreement.

2.          Contributor, for good and valuable consideration, as designated in the Acquisition Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, hereby grants, contributes, assigns, transfers, conveys and delivers to TOT HPS, LLC, a Florida limited liability company and an indirect wholly-owned subsidiary of Holdco (the “Assignee”), and Assignee’s successors and assigns, free and clear of all Liabilities (other than those Contributor Assumed Liabilities expressly assumed pursuant to this Bill of Sale) and Liens (other than Permitted Liens), all of Contributor’s right, title and interest, as well as its powers, remedies, benefits, options and privileges in, to and under, at law or in equity, to the Assets of the Contributor.

3.          The Contributor shall execute and deliver such further instruments of sale, conveyance, transfer and assignment and take such other actions reasonably requested by Assignee or Holdco in order to more effectively bargain, sell, assign, transfer, convey to and vest in Assignee all rights and title to the Assets of the Contributor as specified herein.

4.          Assignee hereby assumes the Contributor Assumed Liabilities to the extent they are Contributor’s Liabilities (and not the Liabilities of any of Contributor’s direct or indirect parents, subsidiaries or affiliates), other than any Contributor Assumed Indebtedness (which is being separately assumed by Holdco pursuant to the Debt Assumption Documents as contemplated pursuant to the Acquisition Agreement). Assignee does not assume any other Liabilities.

5.          Assignee does not hereby assume any liability for any breach or any non-performance by Contributor occurring prior to the date hereof, or under or in connection with or arising out of Contributor's or any other party's actions, or failures to act prior to the date hereof, including, without limitation, those liabilities arising from the assignments and transfers effected hereunder.

6.          Notwithstanding any other language contained in this Bill of Sale, the covenants, representations and warranties of the Contributor and the Members contained in the Acquisition Agreement relating to the Contributor and its Assets are incorporated herein by reference.

7.          If there is any conflict as to the terms of this Bill of Sale and the Acquisition Agreement, the terms of the Acquisition Agreement shall prevail.

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8.          This Bill of Sale may be executed in two counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature page follows.]

147

IN WITNESS WHEREOF, the parties hereto have duly caused this Bill of Sale to be executed as of the date first above written.

ASSIGNEE:

TOT HPS, LLC, a Florida limited liability company

By:
Name:	Jonathan New
Title:	Manager

CONTRIBUTOR:

HOSPITALITY PAYMENT SOLUTIONS, LLC (formerly known as Hospitality Payment Solutions Acquisition, LLC), a Delaware limited liability company

By: UNIFIED PAYMENTS, LLC, a Delaware limited liability company, its Managing Member

By:
Name:	Oleg Firer
Title:	Sole Manager and Executive Chairman

[Signature page to General Assignment, Bill of Sale and Assumption.]

148

General Assignment, BILL OF SALE AND ASSUMPTION
(BPS ACQUISITION)

1.         This General Assignment, Bill of Sale and Assumption (this "Bill of Sale") is made by BPS ACQUISITION, LLC, a Delaware limited liability company (the "Contributor"), effective as of April 16, 2013, pursuant to that certain Contribution Agreement, dated as of even date herewith (the "Acquisition Agreement"), made and entered into by and among Net Element International, Inc., a Delaware corporation, Unified Payments, LLC, a Delaware limited liability company and the sole member of Contributor, TOT Group, Inc., a Delaware corporation ("Holdco"), Oleg Firer and Georgia Notes 18 LLC, a Florida limited liability company (Georgia Notes 18 LLC and Oleg Firer, collectively, the “Members”). Unless otherwise defined, all capitalized terms in this Bill of Sale have the meanings ascribed to them in the Acquisition Agreement.

2.         Contributor, for good and valuable consideration, as designated in the Acquisition Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, hereby grants, contributes, assigns, transfers, conveys and delivers to TOT BPS, LLC, a Florida limited liability company and an indirect wholly-owned subsidiary of Holdco (the “Assignee”), and Assignee’s successors and assigns, free and clear of all Liabilities (other than those Contributor Assumed Liabilities expressly assumed pursuant to this Bill of Sale) and Liens (other than Permitted Liens), all of Contributor’s right, title and interest, as well as its powers, remedies, benefits, options and privileges in, to and under, at law or in equity, to the Assets of the Contributor.

3.         The Contributor shall execute and deliver such further instruments of sale, conveyance, transfer and assignment and take such other actions reasonably requested by Assignee or Holdco in order to more effectively bargain, sell, assign, transfer, convey to and vest in Assignee all rights and title to the Assets of the Contributor as specified herein.

4.         Assignee hereby assumes the Contributor Assumed Liabilities to the extent they are Contributor’s Liabilities (and not the Liabilities of any of Contributor’s direct or indirect parents, subsidiaries or affiliates), other than any Contributor Assumed Indebtedness (which is being separately assumed by Holdco pursuant to the Debt Assumption Documents as contemplated pursuant to the Acquisition Agreement). Assignee does not assume any other Liabilities.

5.         Assignee does not hereby assume any liability for any breach or any non-performance by Contributor occurring prior to the date hereof, or under or in connection with or arising out of Contributor's or any other party's actions, or failures to act prior to the date hereof, including, without limitation, those liabilities arising from the assignments and transfers effected hereunder.

6.         Notwithstanding any other language contained in this Bill of Sale, the covenants, representations and warranties of the Contributor and the Members contained in the Acquisition Agreement relating to the Contributor and its Assets are incorporated herein by reference.

7.         If there is any conflict as to the terms of this Bill of Sale and the Acquisition Agreement, the terms of the Acquisition Agreement shall prevail.

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8.         This Bill of Sale may be executed in two counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature page follows.]

150

IN WITNESS WHEREOF, the parties hereto have duly caused this Bill of Sale to be executed as of the date first above written.

ASSIGNEE:

TOT BPS, LLC, a Florida limited liability company

By:
Name: Jonathan New
Title: Manager

CONTRIBUTOR:

BPS ACQUISITION, LLC, a Delaware limited liability company

By: UNIFIED PAYMENTS, LLC, a Delaware limited liability company, its Managing Member

By:
Name:	Oleg Firer
Title:	Sole Manager and Executive Chairman

[Signature page to General Assignment, Bill of Sale and Assumption.]

151

General Assignment, BILL OF SALE AND ASSUMPTION
(PROCESS PINK PAYMENTS)

1.          This General Assignment, Bill of Sale and Assumption (this "Bill of Sale") is made by PROCESS PINK PAYMENTS, LLC, a Delaware limited liability company formerly known as Process Pink Payments Acquisition, LLC (the "Contributor"), effective as of April 16, 2013, pursuant to that certain Contribution Agreement, dated as of even date herewith (the "Acquisition Agreement"), made and entered into by and among Net Element International, Inc., a Delaware corporation, Unified Payments, LLC, a Delaware limited liability company and the sole member of Contributor, TOT Group, Inc., a Delaware corporation ("Holdco"), Oleg Firer and Georgia Notes 18 LLC, a Florida limited liability company (Georgia Notes 18 LLC and Oleg Firer, collectively, the “Members”). Unless otherwise defined, all capitalized terms in this Bill of Sale have the meanings ascribed to them in the Acquisition Agreement.

2.          Contributor, for good and valuable consideration, as designated in the Acquisition Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, hereby grants, contributes, assigns, transfers, conveys and delivers to PROCESS PINK, LLC, a Florida limited liability company and an indirect wholly-owned subsidiary of Holdco (the “Assignee”), and Assignee’s successors and assigns, free and clear of all Liabilities (other than those Contributor Assumed Liabilities expressly assumed pursuant to this Bill of Sale) and Liens (other than Permitted Liens), all of Contributor’s right, title and interest, as well as its powers, remedies, benefits, options and privileges in, to and under, at law or in equity, to the Assets of the Contributor.

3.          The Contributor shall execute and deliver such further instruments of sale, conveyance, transfer and assignment and take such other actions reasonably requested by Assignee or Holdco in order to more effectively bargain, sell, assign, transfer, convey to and vest in Assignee all rights and title to the Assets of the Contributor as specified herein.

4.          Assignee hereby assumes the Contributor Assumed Liabilities to the extent they are Contributor’s Liabilities (and not the Liabilities of any of Contributor’s direct or indirect parents, subsidiaries or affiliates), other than any Contributor Assumed Indebtedness (which is being separately assumed by Holdco pursuant to the Debt Assumption Documents as contemplated pursuant to the Acquisition Agreement). Assignee does not assume any other Liabilities.

5.          Assignee does not hereby assume any liability for any breach or any non-performance by Contributor occurring prior to the date hereof, or under or in connection with or arising out of Contributor's or any other party's actions, or failures to act prior to the date hereof, including, without limitation, those liabilities arising from the assignments and transfers effected hereunder.

6.          Notwithstanding any other language contained in this Bill of Sale, the covenants, representations and warranties of the Contributor and the Members contained in the Acquisition Agreement relating to the Contributor and its Assets are incorporated herein by reference.

7.          If there is any conflict as to the terms of this Bill of Sale and the Acquisition Agreement, the terms of the Acquisition Agreement shall prevail.

152

8.          This Bill of Sale may be executed in two counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature page follows.]

153

IN WITNESS WHEREOF, the parties hereto have duly caused this Bill of Sale to be executed as of the date first above written.

ASSIGNEE:

PROCESS PINK, LLC, a Florida limited liability company

By:
Name:	Jonathan New
Title:	Manager

CONTRIBUTOR:

PROCESS PINK PAYMENTS, LLC (formerly known as Process Pink Payments Acquisition, LLC), a Delaware limited liability company

By: UNIFIED PAYMENTS, LLC, a Delaware limited liability company, its Managing Member

By:
Name:	Oleg Firer
Title:	Sole Manager and Executive Chairman

[Signature page to General Assignment, Bill of Sale and Assumption.]

154

General Assignment, BILL OF SALE AND ASSUMPTION
(NEW EDGE PAYMENTS)

1.          This General Assignment, Bill of Sale and Assumption (this "Bill of Sale") is made by NEW EDGE PAYMENTS, LLC, a Delaware limited liability company formerly known as MPS Acquisition, LLC (the "Contributor"), effective as of April 16, 2013, pursuant to that certain Contribution Agreement, dated as of even date herewith (the "Acquisition Agreement"), made and entered into by and among Net Element International, Inc., a Delaware corporation, Unified Payments, LLC, a Delaware limited liability company and the sole member of Contributor, TOT Group, Inc., a Delaware corporation ("Holdco"), Oleg Firer and Georgia Notes 18 LLC, a Florida limited liability company (Georgia Notes 18 LLC and Oleg Firer, collectively, the “Members”). Unless otherwise defined, all capitalized terms in this Bill of Sale have the meanings ascribed to them in the Acquisition Agreement.

2.          Contributor, for good and valuable consideration, as designated in the Acquisition Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, hereby grants, contributes, assigns, transfers, conveys and delivers to TOT NEW EDGE, LLC, a Florida limited liability company and an indirect wholly-owned subsidiary of Holdco (the “Assignee”), and Assignee’s successors and assigns, free and clear of all Liabilities (other than those Contributor Assumed Liabilities expressly assumed pursuant to this Bill of Sale) and Liens (other than Permitted Liens), all of Contributor’s right, title and interest, as well as its powers, remedies, benefits, options and privileges in, to and under, at law or in equity, to the Assets of the Contributor.

3.          The Contributor shall execute and deliver such further instruments of sale, conveyance, transfer and assignment and take such other actions reasonably requested by Assignee or Holdco in order to more effectively bargain, sell, assign, transfer, convey to and vest in Assignee all rights and title to the Assets of the Contributor as specified herein.

4.          Assignee hereby assumes the Contributor Assumed Liabilities to the extent they are Contributor’s Liabilities (and not the Liabilities of any of Contributor’s direct or indirect parents, subsidiaries or affiliates), other than any Contributor Assumed Indebtedness (which is being separately assumed by Holdco pursuant to the Debt Assumption Documents as contemplated pursuant to the Acquisition Agreement). Assignee does not assume any other Liabilities.

5.          Assignee does not hereby assume any liability for any breach or any non-performance by Contributor occurring prior to the date hereof, or under or in connection with or arising out of Contributor's or any other party's actions, or failures to act prior to the date hereof, including, without limitation, those liabilities arising from the assignments and transfers effected hereunder.

6.          Notwithstanding any other language contained in this Bill of Sale, the covenants, representations and warranties of the Contributor and the Members contained in the Acquisition Agreement relating to the Contributor and its Assets are incorporated herein by reference.

7.          If there is any conflict as to the terms of this Bill of Sale and the Acquisition Agreement, the terms of the Acquisition Agreement shall prevail.

155

8.          This Bill of Sale may be executed in two counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature page follows.]

156

IN WITNESS WHEREOF, the parties hereto have duly caused this Bill of Sale to be executed as of the date first above written.

ASSIGNEE:

TOT NEW EDGE, LLC, a Florida limited liability company

By:
Name: Jonathan New
Title: Manager

CONTRIBUTOR:

NEW EDGE PAYMENTS, LLC (formerly known as MPS Acquisition, LLC), a Delaware limited liability company

By: UNIFIED PAYMENTS, LLC, a Delaware limited liability company, its Managing Member

By:
Name: Oleg Firer
Title:	Sole Manager and Executive Chairman

[Signature page to General Assignment, Bill of Sale and Assumption.]

157

General Assignment, BILL OF SALE AND ASSUMPTION
(FIRST BUSINESS SOLUTIONS)

1.          This General Assignment, Bill of Sale and Assumption (this "Bill of Sale") is made by First Business Solutions, LLC, a Delaware limited liability company formerly known as FBS Acquisition, LLC (the "Contributor"), effective as of April 16, 2013, pursuant to that certain Contribution Agreement, dated as of even date herewith (the "Acquisition Agreement"), made and entered into by and among Net Element International, Inc., a Delaware corporation, Unified Payments, LLC, a Delaware limited liability company and the sole member of Contributor, TOT Group, Inc., a Delaware corporation ("Holdco"), Oleg Firer and Georgia Notes 18 LLC, a Florida limited liability company (Georgia Notes 18 LLC and Oleg Firer, collectively, the “Members”). Unless otherwise defined, all capitalized terms in this Bill of Sale have the meanings ascribed to them in the Acquisition Agreement.

2.          Contributor, for good and valuable consideration, as designated in the Acquisition Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, hereby grants, contributes, assigns, transfers, conveys and delivers to TOT FBS, LLC, a Florida limited liability company and an indirect wholly-owned subsidiary of Holdco (the “Assignee”), and Assignee’s successors and assigns, free and clear of all Liabilities (other than those Contributor Assumed Liabilities expressly assumed pursuant to this Bill of Sale) and Liens (other than Permitted Liens), all of Contributor’s right, title and interest, as well as its powers, remedies, benefits, options and privileges in, to and under, at law or in equity, to the Assets of the Contributor.

3.          The Contributor shall execute and deliver such further instruments of sale, conveyance, transfer and assignment and take such other actions reasonably requested by Assignee or Holdco in order to more effectively bargain, sell, assign, transfer, convey to and vest in Assignee all rights and title to the Assets of the Contributor as specified herein.

4.          Assignee hereby assumes the Contributor Assumed Liabilities to the extent they are Contributor’s Liabilities (and not the Liabilities of any of Contributor’s direct or indirect parents, subsidiaries or affiliates), other than any Contributor Assumed Indebtedness (which is being separately assumed by Holdco pursuant to the Debt Assumption Documents as contemplated pursuant to the Acquisition Agreement). Assignee does not assume any other Liabilities.

5.          Assignee does not hereby assume any liability for any breach or any non-performance by Contributor occurring prior to the date hereof, or under or in connection with or arising out of Contributor's or any other party's actions, or failures to act prior to the date hereof, including, without limitation, those liabilities arising from the assignments and transfers effected hereunder.

6.          Notwithstanding any other language contained in this Bill of Sale, the covenants, representations and warranties of the Contributor and the Members contained in the Acquisition Agreement relating to the Contributor and its Assets are incorporated herein by reference.

7.          If there is any conflict as to the terms of this Bill of Sale and the Acquisition Agreement, the terms of the Acquisition Agreement shall prevail.

158

8.          This Bill of Sale may be executed in two counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature page follows.]

159

IN WITNESS WHEREOF, the parties hereto have duly caused this Bill of Sale to be executed as of the date first above written.

ASSIGNEE:

TOT FBS, LLC, a Florida limited liability company

By:
Name:	Jonathan New
Title:	Manager

CONTRIBUTOR:

First Business Solutions, LLC (formerly known as FBS Acquisition, LLC), a Delaware limited liability company

By: UNIFIED PAYMENTS, LLC, a Delaware limited liability company, its Managing Member

By:
Name:	Oleg Firer
Title:	Sole Manager and Executive Chairman

[Signature page to General Assignment, Bill of Sale and Assumption.]

160

Exhibit 7.2.1(e)

Certificates of Good Standing

Attached hereto for Contributor in the jurisdiction of its formation and in the following jurisdiction in which Contributor does business: Florida.

161

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "UNIFIED PAYMENTS, LLC" IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE FOURTH DAY OF FEBRUARY, A.D. 2013.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL TAXES HAVE BEEN PAID TO DATE.

4916296 8300	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
130124433	AUTHENTICATION: 0189704
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 02-04-13

162

State of Florida

Department of State

I certify from the records of this office that UNIFIED PAYMENTS, LLC is a Delaware limited liability company authorized to transact business in the State of Florida, qualified on July 6, 2012.

The document number of this limited liability company is Ml 2000004204.

I further certify that said limited liability company has paid all fees due this office through December 31, 2013, that its most recent annual report was filed on April 2, 2013, and its status is active.

I further certify that said limited liability company has not filed a Certificate of Withdrawal.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this is
the Second day of April, 2013

Secretary of State

Authentication ID: CC4791655921

To authenticate this certificate, visit the following site, enter this ID, and then follow the instructions displayed.

https://efile.sunbiz.org/certauthver.html

163